As filed with the Securities and Exchange Commission on July 18, 1997
                                              REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                ------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------
                        KEYCORP STUDENT LOAN TRUST 1997-A
                   (Issuer of the Notes and the Certificates)
                ------------------------------------------------
                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

      UNITED STATES                                           34-1804148
 (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                       Identification Number)

                                    KEYCENTER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-3000

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                ------------------------------------------------
                           FORREST F. STANLEY GENERAL
                             COUNSEL AND SECRETARY
                       KEY BANK USA, NATIONAL ASSOCIATION
                                   KEYCENTER
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114
                                 (216) 689-3000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                ------------------------------------------------
                                   COPIES TO:

     Robert J. Gilker, Esq.                       Reed D. Auerbach, Esq.
   JONES, DAY, REAVIS & POGUE                STROOCK & STROOCK & LAVAN LLP
     1900 Huntington Center                         180 Maiden Lane
     Columbus, Ohio 43215                       New York, New York 10038

                          -----------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
           From time to time after this Registration Statement becomes effective.
                          -----------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./ x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                ------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF             AMOUNT TO                 PROPOSED               PROPOSED            AMOUNT OF
     SECURITIES TO BE                    BE                 MAXIMUM OFFERING       MAXIMUM AGGREGATE      REGISTRATION
        REGISTERED                   REGISTERED(1)          PRICE PER UNIT(2)       OFFERING PRICE            FEE

Asset Backed Notes.........           $ 500,000                   100%                   $ 500,000          $151.02
Asset Backed Certificates             $ 500,000                   100%                   $ 500,000          $151.02
Total......................          $1,000,000                   100%                  $1,000,000          $302.04


(1) This Registration Statement also relates to market-making transactions that will be made by Key Capital Markets, Inc., an affiliate of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee.

     THIS REGISTRATION STATEMENT IS ALSO BEING USED TO REGISTER SECURITIES THAT MAY BE SOLD IN MARKET-MAKING TRANSACTIONS BY AN AFFILIATE OF THE REGISTRANT.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO A PUBLIC OFFERING BY KEYCORP STUDENT LOAN TRUST 1997-A (THE "TRUST") OF $_____________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS A-1 ASSET BACKED NOTES, $___________________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS A-2 ASSET BACKED NOTES AND $______________________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE ASSET BACKED CERTIFICATES (COLLECTIVELY, THE "SECURITIES"); AND (II) CERTAIN PAGES OF A SECOND PROSPECTUS TO BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE SECURITIES BY AN AFFILIATE OF THE REGISTRANT. THE PROSPECTUS RELATING TO THE SECURITIES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE ALTERNATE PAGES OF THE MARKET-MAKING PROSPECTUS RELATING TO THE SECURITIES. ALL OTHER PAGES OF THE PUBLIC OFFERING PROSPECTUS FOR THE SECURITIES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 18, 1997
                                  $------------
                        KEYCORP STUDENT LOAN TRUST 1997-A

             $___________ Floating Rate Class A-1 Asset Backed Notes
            $____________ Floating Rate Class A-2 Asset Backed Notes
              $____________ Floating Rate Asset Backed Certificates

                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

         The KeyCorp Student Loan Trust 1997-A (the "Trust") will issue $____________ aggregate principal amount of Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $____________ aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, with the Class A-1 Notes, the "Notes"), and $____________ aggregate principal amount of Floating Rate Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). The assets of the Trust will include a pool of law school, medical school, dental school, graduate business school, and other graduate and undergraduate school student loans purchased by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from Key Bank USA, National Association (the "Seller") (such loans, together with any Additional Student Loans purchased from the Seller from time to time by the Eligible Lender Trustee on behalf of the Trust, the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Negative Carry Account and the Pre-Funding Account). The Notes will be collateralized by the assets of the Trust. The interests of the Certificateholders in the assets of the Trust will be subordinated to payments of interest and principal due on the Notes to the extent described herein. Funds on deposit in the Pre-Funding Account will be used from time to time during the Funding Period to purchase Additional Student Loans and to make certain other additional fundings with respect to the Financed Student Loans.

         The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Interest on and principal of the Securities will be payable quarterly on or about the twenty-seventh day of each ________, ________, ________ and ________, commencing
________, 1997 (each, a "Distribution Date"); provided, that no distributions in respect of principal of the Class A-2 Notes will be payable until the Class A-1 Notes are paid in full, and no distributions in respect of principal of the Certificates will be payable until the Class A-2 Notes are paid in full. Interest will accrue, subject to certain limitations described herein, for each quarterly interest period on each class of Securities at a per annum rate equal to the T-Bill Rate (determined as described herein) plus the Margin. The Margin will be ____% for the Class A-1 Notes, ____% for the Class A-2 Notes and _____% for the Certificates. The final maturity date for the Class A-1 Notes will be the ________ Distribution Date, the final maturity date for the Class A-2 Notes will be the ________Distribution Date and the final maturity date for the Certificates will be the ________Distribution Date.
                                              (continued on following page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK
                         FACTORS" BEGINNING ON PAGE 24.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE MASTER SERVICER, THE SERVICERS OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                            PRICE TO THE                UNDERWRITING                 PROCEEDS TO
                                                               PUBLIC                     DISCOUNTS                      THE
                                                                                       AND COMMISSIONS                SELLER(1)

Per Class A-1 Note..................................            ___%                        ___%                       _____%
Per Class A-2 Note..................................            ___%                        ___%                       _____%
Per Certificate.....................................            ___%                        ___%                       _____%
Total...............................................         $_________                   $________                   $________


 (1)     Before deducting expenses, estimated to be $________.


     The Notes and the Certificates are offered by _______ , _______ and Key Capital Markets, Inc. (the "Underwriters") when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also Cedel Bank, societe anonyme and the Euroclear System on or about ________, 1997.

                            KEY CAPITAL MARKETS, INC.
                 The date of this Prospectus is ________, 1997.

(continued from preceding page)

        However, payment in full of the Notes and the Certificates could occur earlier than such final maturity dates as described herein. In addition, the Notes and the Certificates will be repaid (i) on any Distribution Date on which the Seller exercises its option to purchase the Financed Student Loans, exercisable when the aggregate principal balance of the Financed Student Loans is reduced to 5% or less of the Initial Pool Balance and (ii) upon the sale of any Financed Student Loans remaining in the Trust as of the end of the month preceding the ________ Distribution Date pursuant to the auction procedures described herein.

        On the date of issuance of the Securities, the aggregate principal balance of the Initial Financed Student Loans as of ________, 1997 will be approximately $________ and the aggregate amount on deposit in the Pre-Funding Account will be $________. Approximately $________ (the "Subsequent Pool Pre-Funded Amount") of the amount on deposit in the Pre-Funding Account will be set aside to purchase on or prior to ________, 1997 (the "Special Determination Date") Student Loans from a pool of Student Loans currently owned by the Seller (the "Subsequent Pool") having as of ________, 1997 the characteristics described herein. If as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date to Noteholders and Certificateholders as a prepayment of principal on a pro rata basis as described herein; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. The Seller intends to sell all or substantially all of the Student Loans in the Subsequent Pool to the Trust on or prior to the Special Determination Date thereby avoiding any such prepayment of the Securities.

     The Financed Student Loans will be master serviced by Key Bank USA, National Association (in such capacity, the "Master Servicer"). The Master Servicer will initially designate the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA") and UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC") as servicers of the Financed Student Loans. The Financed Student Loans will include loans guaranteed by PHEAA, American Student Assistance Guarantor, a non-profit corporation ("ASA"), the Nebraska Student Loan Program, an agency of the State of Nebraska ("NSLP"), the Florida Department of Education, an agency of the State of Florida ("OSFA"), USA Group, Inc., a non-profit corporation ("USAF"), the Colorado Student Loan Program, an agency of the State of Colorado ("CSLP") or the Texas Guaranteed Student Loan Corporation, an agency of the State of Texas ("TGSLC"), and reinsured by the United States Department of Education (the "Department") and loans privately guaranteed by The Education Resources Institute, Inc., a non-profit corporation ("TERI"), and not reinsured by the Department.

     Neither the Notes nor the Certificates will be listed on any national securities exchange. _________ and ________ intend to, and Key Capital Markets, Inc. may, make a secondary market in the Notes and the Certificates but none has any obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES AND CERTIFICATES TO COVER SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              AVAILABLE INFORMATION

         The Seller, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                          REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by Key Bank USA, National Association in its capacity as administrator (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates but will not be sent to any beneficial holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Securities--Book-Entry Registration" and "-- Reports to Securityholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Trust Administrator, KeyCorp Student Loan Trust 1997-A. Telephone requests for such copies should be directed to the Education Resources Administrator at (800) 523-7248.

                                SUMMARY OF TERMS

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS ARE DEFINED ELSEWHERE HEREIN ON THE PAGES INDICATED IN THE "INDEX OF PRINCIPAL TERMS".

Issuer...........................     KeyCorp Student Loan Trust
                                        1997-A (the "Trust").

Securities Offered...............     Floating Rate Class A-1 Asset
                                        Backed Notes (the "Class A-1 Notes") in
                                        an aggregate principal amount of
                                        $________, Floating Rate Class A-2 Asset
                                        Backed Notes (the "Class A-2 Notes" and, with the Class A-1 Notes, the "Notes") in an aggregate principal amount of $________ and Floating Rate Asset Backed Certificates (the "Certificates" and, together with the Notes, the
                                        "Securities") in an aggregate principal
                                        amount of $________. The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through The Depository Trust Company ("DTC") in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe and persons acquiring beneficial ownership interests in the Certificates will hold their interests in the Certificates through DTC. See
                                        "Description of the
                                        Securities--Book-Entry Registration."
                                        Securityholders will not be entitled to
                                        receive a Definitive Security, except in the event that Definitive Securities are issued in the limited circumstances described herein. See "Description of the Securities--Definitive Securities."

Seller.............................   Key Bank USA, National
                                        Association, a national banking
                                        association (the "Seller").

Master Servicer and Servicers......   Key Bank USA, National
                                        Association will act as master servicer
                                        with respect to the Financed Student
                                        Loans (as defined under "Assets of the
                                        Trust--Financed Student Loans") (in such capacity, the "Master Servicer"). The Financed Federal Loans (as defined under "Assets of the Trust--Financed Student Loans") will initially be serviced by the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA") and/or UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), and the Financed Private Loans (as defined under "Assets of the Trust--Financed Student Loans") will initially be serviced by PHEAA. PHEAA and UNIPAC are each referred to herein as a "Servicer" and collectively as the "Servicers."

 Eligible Lender Trustee............  The First National Bank of
                                        Chicago, as trustee (the "Eligible
                                        Lender Trustee") under the Trust
                                        Agreement dated as of __________, 1997
                                        (as amended and supplemented from time
                                        to time, the "Trust Agreement") between
                                        the Seller and the Eligible Lender
                                        Trustee pursuant to which the Eligible
                                        Lender Trustee acts as holder of legal
                                        title to the Financed Student Loans on
                                        behalf of the Trust. See "Formation of
                                        the Trust--Eligible Lender Trustee."

Indenture Trustee...................  Bankers Trust Company (the
                                        "Indenture Trustee"), as trustee under
                                        the Indenture to be dated as of
                                        ____________, 1997 (as amended and
                                        supplemented from time to time, the
                                        "Indenture") between the Trust and the
                                        Indenture Trustee.

Administrator.......................  Key Bank USA, National
                                        Association, as administrator (the
                                        "Administrator") on behalf of the Trust
                                        pursuant to an Administration Agreement
                                        to be entered into (as amended and
                                        supplemented from time to time, the
                                        "Administration Agreement") among the
                                        Administrator, the Trust and the
                                        Indenture Trustee.

Transaction Overview................  The Trust will issue the Notes pursuant to the Indenture. The Notes
                                        will be secured by the assets of the
                                        Trust which will include (i) a pool of
                                        student loans purchased by the Eligible
                                        Lender Trustee on behalf of the Trust
                                        from the Seller on or prior to the date
                                        of issuance of the Securities (the
                                        "Closing Date") together with additional student loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller from funds deposited in a Pre-Funding Account (collectively, the "Financed Student Loans"), (ii) collections and other payments with respect to the Financed Student Loans and (iii) monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Negative Carry Account and the Pre-Funding Account). See "--Assets of Trust" below. Pursuant to the Trust Agreement, the Trust will issue the Certificates. The interests of the Certificateholders in the assets of the Trust will be subordinated to payments of interest and principal due on the Notes to the extent described under "Description of the Transfer and Servicing Agreements--Credit
                                        Enhancement--Subordination of the
                                        Certificates." Set forth below is a
                                        summary of the material payment terms of the Securities.

A.  Distribution Dates..............  Interest on and principal of each class of Securities will be payable quarterly on or about the twenty-seventh day of each ________, ________,
                                        ________and ________, commencing
                                        ________, 1997 (each, a "Distribution
                                        Date"); provided, however, that except
                                        as described below under "--Mandatory
                                        Redemption of Notes and Certificates,"
                                        no distributions in respect of principal of the Class A-2 Notes will be made until the Class A-1 Notes have been paid in full, and no distributions in respect of principal of the Certificates will be made until the Class A-2 Notes have been paid in full.

B.  Record Date.....................  Payments in respect of the
                                        Securities will be payable to holders of record as of the business day preceding each Distribution Date.

C.  Interest........................  Interest will accrue with respect to each Interest Period on each
                                        class of Securities at a per annum rate
                                        equal to the lesser of (i) the daily
                                        weighted average of the T-Bill Rates
                                        within such Interest Period (determined
                                        as described under "Description of the
                                        Securities-- Determination of the T-Bill
                                        Rates") plus the Margin and (ii) the
                                        Student Loan Rate (determined as
                                        described under "Description of the
                                        Securities--The Notes"). The "Margin"
                                        will be ___% for the Class A-1 Notes,
                                        ___% for the Class A-2 Notes and ___%
                                        for the Certificates. Interest will be
                                        calculated on the basis of the actual
                                        number of days elapsed in each Interest
                                        Period divided by 365 (or 366 in the
                                        case of a leap year).

                                       "Interest Period" means the
                                        period from the Closing Date, or from
                                        the most recent Distribution Date on
                                        which interest has been paid, to but
                                        excluding the following Distribution
                                        Date.

                                        The T-Bill Rate will generally
                                        be adjusted weekly on the calendar day
                                        following each auction of direct
                                        obligations of the United States with a
                                        maturity of 13 weeks ("91-day Treasury
                                        Bills") to equal the weighted average
                                        per annum discount rate (expressed on a
                                        bond equivalent basis and applied on a
                                        daily basis) of the 91-day Treasury
                                        Bills sold at such auction.
                                        Notwithstanding the foregoing, (i) the
                                        T-Bill Rate in effect from the first day of the Interest Period, including the initial Interest Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Interest Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the T-Bill Rate will be subject to a lock-in period of six business days preceding each Distribution Date, during which the T-Bill Rate will remain in effect from the first day of such period until the end of the Interest Period related to such Distribution Date. See "Description of the
                                        Securities--Determination of the T-Bill
                                        Rates."

                                        To the extent that the Student
                                        Loan Rate for any such Interest Period
                                        exceeds the rate for such class of
                                        Securities calculated on the basis of
                                        the daily weighted average of the T-Bill
                                        Rates within such Interest Period as
                                        described above plus the applicable
                                        Margin, the amount of such excess
                                        (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the daily weighted average of the T-Bill Rates within such Interest Period as described above plus the applicable Margin for such class of Securities) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements-- Distributions."
                                        The payment of such amounts due to
                                        Certificateholders on any Distribution
                                        Date (such amount, the
                                        "Certificateholders' Interest Index
                                        Carryover") is further subordinated to
                                        the payment of such amounts due to the
                                        Noteholders on any Distribution Date
                                        (such amount, the "Noteholders' Interest
                                        Index Carryover"). To the extent funds
                                        are available therefor, the
                                        Certificateholders' Interest Index
                                        Carryover may be paid prior to the time
                                        that the Notes are paid in full. The
                                        ratings on the Securities do not address the likelihood of payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index
                                        Carryover.

                                        The "Student Loan Rate" for
                                        any Interest Period is defined under
                                        "Description of the Securities--The
                                        Notes--Distributions of Interest." The
                                        Student Loan Rate for any Interest
                                        Period is a rate calculated generally on the basis of collections on the Financed Student Loans available or expected to be available to pay interest on the Securities after payment of certain expenses of the Trust for such Interest Period.

D.  Principal.......................  Principal of the Notes will be payable on each Distribution Date, first to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero. Principal of the Certificates will be payable on each Distribution Date on and after the Class A-2 Notes have been paid in full. The amount of principal payable on any Distribution Date generally will be equal to the amount of principal paid, or in certain cases due to be paid, with respect to the Financed Student Loans (including any realized losses thereon to the extent covered by excess interest collections and amounts on deposit in the Reserve Account). See "Description of the Transfer and Servicing
                                        Agreements--Distributions." In addition, under certain limited circumstances, accelerated principal payments may be made in respect of the Notes from certain amounts available therefor in the Reserve and Pre-Funding Accounts as described under "Description of the Transfer and Servicing Agreements-- Additional Fundings" and "--Credit Enhancement--Reserve Account."

E.  Maturity Dates..................  The outstanding principal amount of the Class A-1 Notes and Class
                                        A-2 Notes and the Certificates is
                                        payable in full on the Class A-1 Final
                                        Maturity Date, the Class A-2 Final
                                        Maturity Date and the Certificate Final
                                        Maturity Date, respectively. The "Class
                                        A-1 Final Maturity Date" is the ________
                                        Distribution Date, the "Class A-2 Final
                                        Maturity Date" is the ________
                                        Distribution Date, and the "Certificate
                                        Final Maturity Date" is the ________
                                        Distribution Date. Although the maturity of many of the Financed Student Loans will extend well beyond such maturity dates, the actual maturity of one or both classes of Notes and/or the Certificates could occur sooner than such dates as a result of a variety of factors, including as a result of prepayments on the Financed Student Loans, accelerated payments of principal in respect of the Securities from amounts on deposit in the Reserve Account as described under "--Assets of the Trust--Reserve Account," the exercise by the Seller of its option to repurchase the Financed Student Loans when the aggregate principal balance is reduced to 5% or less of the Initial Pool Balance (as defined under "--Assets of the Trust--Collection
                                        Account--Distributions from the
                                        Collection Account"), or the sale of the Financed Student Loans pursuant to an auction of the Financed Student Loans following the ________ Distribution Date as described below under "-- Auction of Trust Assets." See "The Financed Student Loan Pool-- Maturity and Prepayment Assumptions."

F.  Mandatory Redemption
    of Notes and Certificates.......  On the Closing Date
                                        approximately $________ (the "Subsequent
                                        Pool Pre-Funded Amount") will be
                                        allocated to the Subsequent Pool
                                        Pre-Funding Subaccount of the
                                        Pre-Funding Account and will be
                                        available solely to purchase education
                                        loans to law school, medical school,
                                        dental school, graduate business school
                                        and other graduate and undergraduate
                                        school students ("Student Loans") from a pool of Student Loans currently owned by the Seller (the "Subsequent Pool") having as of ________, 1997 (the
                                        "Statistical Cutoff Date") the
                                        characteristics described under "The
                                        Financed Student Loan Pool."

                                        If as of ________, 1997 (the
                                        "Special Determination Date"), the
                                        Subsequent Pool Pre-Funded Amount has
                                        not been reduced to zero, then the
                                        remaining Subsequent Pool Pre-Funded
                                        Amount, if greater than $10,000,000,
                                        will be distributed on the first
                                        Distribution Date to redeem each class
                                        of Notes and prepay the Certificates on
                                        a pro rata basis, based on the initial
                                        principal amount of each class of Notes
                                        and the initial principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. See "Description of the Transfer and Servicing Agreements--Additional
                                        Fundings."

G.  Mandatory Redemption
      of Notes......................  On the Distribution Date on or
                                        immediately following the last day of
                                        the Funding Period, the amount remaining on deposit in the Pre-Funding Account on such Distribution Date will be distributed to the holders of the Class A-1 Notes until they have been paid in full, and then to the holders of the Class A-2 Notes in each case as a payment of principal.

                                        The "Funding Period" means the
                                        period from the Closing Date until the
                                        first to occur of (i) an Event of
                                        Default occurring under the Indenture, a Master Servicer Default occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement, (ii) certain events of insolvency with respect to the Seller or (iii) the last day of the Collection Period preceding the ________ Distribution Date.

Risk Factors........................  Prospective investors should consider the risks associated with any
                                        investment in the Securities. See "Risk
                                        Factors."

The Trust...........................    The Trust was established
                                        under the laws of New York by the Trust
                                        Agreement. The activities of the Trust
                                        and the Eligible Lender Trustee will be
                                        limited by the terms of the Trust
                                        Agreement to acquiring, owning and
                                        managing the Financed Student Loans and
                                        the other assets of the Trust as
                                        described herein, issuing the
                                        Securities, making payments thereon and
                                        other activities related thereto.

Assets of the Trust.................    The assets of the Trust will
                                        include the following:

A.  Financed Student Loans..........    The Financed Student Loans
                                        will consist of Student Loans and will
                                        include rights to receive payments made
                                        with respect to such Financed Student
                                        Loans and the proceeds thereof. On or
                                        prior to the Closing Date, the Seller
                                        will sell Student Loans (such Student
                                        Loans, the "Initial Financed Student
                                        Loans") having an aggregate principal
                                        balance (calculated as described herein) of approximately $________ as of the Statistical Cutoff Date to the Eligible
                                        Lender Trustee on behalf of the Trust
                                        pursuant to a Sale and Servicing
                                        Agreement to be dated as ________, 1997
                                        (as amended and supplemented from time
                                        to time, the "Sale and Servicing
                                        Agreement"), among the Seller, the
                                        Master Servicer, the Administrator, the
                                        Trust and the Eligible Lender Trustee.
                                        On or prior to the Special Determination
                                        Date, the Seller intends to sell all of
                                        the additional Student Loans
                                        constituting the Subsequent Pool, and
                                        the Trust, subject to certain
                                        limitations described herein, will be
                                        obligated to purchase solely from the
                                        Subsequent Pool Pre-Funded Amount such
                                        Student Loans, having an aggregate
                                        principal balance (calculated as
                                        described herein) of $________ as of the Statistical Cutoff Date. Student Loans sold to the Trust from the Subsequent
                                        Pool are referred to herein as the
                                        "Subsequent Financed Student Loans."

                                        Although the Seller intends to
                                        sell all of the Student Loans
                                        constituting the Subsequent Pool to the
                                        Trust on or prior to the Special
                                        Determination Date, any Student Loan in
                                        respect of which a claim is made on a
                                        Guarantor following the Statistical
                                        Cutoff Date and prior to the date such
                                        Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust. Nevertheless, the Seller expects to reduce the amount on deposit in the Pre-Funding Account to $________ or less by the Special Determination Date primarily through the sale to the Trust of the Student Loans from the Subsequent Pool. In addition, during the Funding Period, the Seller may sell certain other additional Student Loans not constituting part of the Subsequent Pool (the "Other Student Loans") consisting of Student Loans to borrowers with Student Loans then owned by the Trust. The Trust will purchase, subject to certain limitations described herein, such Other Student Loans from funds on deposit in the Pre-Funding Account and allocated to the Other Additional Funding Subaccount. On the Closing Date, the amount on deposit in the Other Additional Funding Subaccount will be approximately $________ (the "Other Additional Pre-Funded Amount"). The Subsequent Financed Student Loans and the Other Student Loans are collectively referred to herein as the "Additional Student Loans."

                                        The Financed Student Loans
                                        include (i) Student Loans ("Financed
                                        Federal Loans") that were or will be
                                        originated by the Seller or an affiliate of the Seller in connection with The Access GroupSM Loan Programs, or that were or will be originated in connection with the UNIPAC Programs, and that are guaranteed as to the payment of principal and interest by PHEAA, the Massachusetts Higher Education
                                        Assistance Corporation now doing
                                        business as American Student Assistance
                                        Guarantor, a Massachusetts non-profit
                                        corporation ("ASA"), the Nebraska
                                        Student Loan Program, an agency of the
                                        State of Nebraska ("NSLP"), the Florida
                                        Department of Education, an agency of
                                        the State of Florida ("OSFA"), USA
                                        Group, Inc., a non-profit corporation
                                        ("USAF"), Colorado Student Loan Program, an agency of the State of Colorado ("CSLP") or the Texas Guaranteed Student Loan Corporation, an agency of the State of Texas ('TGSLC") (collectively, including PHEAA in its capacity as a guarantor, the "Federal Guarantors"), and are reinsured by the United States Department of Education (the
                                        "Department") and (ii) Student Loans
                                        ("Financed Private Loans") that were or
                                        will be originated by the Seller or an
                                        affiliate of the Seller in connection
                                        with The Access GroupSM Loan Programs
                                        and that are guaranteed as to the
                                        payment of principal and interest by The
                                        Education Resources Institute, Inc., a
                                        Massachusetts non-profit corporation
                                        ("TERI" and, together with the Federal
                                        Guarantors, the "Guarantors"), and are
                                        not reinsured by the Department or any
                                        other governmental entity. The Initial
                                        Financed Student Loans and the Student
                                        Loans in the Subsequent Pool have been,
                                        and the other Additional Student Loans
                                        will be, selected from the Student Loans owned by the Seller based on the criteria specified in the Sale and Servicing Agreement and described herein. The Financed Federal Loans include certain Additional Student Loans to be made under the Federal
                                        Consolidation Loan Programs. The
                                        Financed Private Loans may also include
                                        certain Additional Student Loans to be
                                        made under the Private Consolidation
                                        Loan Programs. Financed Federal Loans
                                        made on or after October 1, 1993 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of Guarantee Payments. All references herein to the guarantee and reinsurance coverage with respect to the Financed Student Loans should be understood to mean such 98% guarantee and 98% maximum reinsurance coverage, respectively, with respect to Financed Federal Loans made on or after October 1, 1993.

                                        Certain incentive programs
                                        currently or hereafter made available by the Seller to borrowers may also be made available to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act") will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business--The Access GROUPSM Loan Programs--Incentive Programs" and "--The UNIPAC Programs--Incentive
                                        Programs."

                                        As of the Statistical Cutoff
                                        Date, the weighted average interest rate per annum with respect to the Initial Financed Student Loans (the "Initial Financed Student Loans") was approximately ___% (based on the applicable interest rates as of the Statistical Cutoff Date), the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Initial Financed Student Loans was approximately ____ months and the weighted average original term to maturity (exclusive of any future deferral or forbearance periods) of the Initial Financed Student Loans was approximately ____ months. As of the Statistical Cutoff Date, approximately ____% of the outstanding principal balance of the Initial Financed Student Loans consisted of Financed Federal Loans (of which approximately ___%, ___%, ___%, ___%, ___%, ___%, and ___%
                                        are guaranteed by PHEAA, ASA, NSLP,
                                        OSFA, USAF, CSLP and TGSLC,
                                        respectively) and approximately ____%
                                        consisted of Financed Private Loans (all of which are guaranteed by TERI). As of the Statistical Cutoff Date, approximately __% of the Initial Financed Student Loans (by aggregate principal balance) were originated under the UNIPAC Programs.

                                        As of the Statistical Cutoff
                                        Date, the weighted average Interest rate per annum with respect to the Student Loans in the Subsequent Pool was approximately ___% (based on the applicable interest rates as of the Statistical Cutoff Date), the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of such Student Loans was approximately _____ months and their weighted average original term to maturity (exclusive of any future deferral or forbearance periods) was approximately _____ months. As of the Statistical Cutoff Date, approximately _____% of the outstanding principal balance of the Student Loans in the Subsequent Pool consisted of Financed Federal Loans (of which approximately ----%, ---%, ---%, ---%, ---%, ---%, and
                                        ___% are guaranteed by PHEAA, ASA, NSLP,
                                        OSFA, USAF, CSLP and TGSLC,
                                        respectively) and approximately ____%
                                        consisted of Financed Private Loans (all of which are guaranteed by TERI). As of the Statistical Cutoff Date, approximately __% of the Student Loans in the Subsequent Pool (by aggregate principal balance) were originated under the UNIPAC Programs.

                                        The statistical information
                                        presented in this Prospectus with
                                        respect to the Subsequent Pool is based
                                        on the Student Loans in the Subsequent
                                        Pool as of the Statistical Cutoff Date.
                                        While the statistical distribution of
                                        the final characteristics of the Student
                                        Loans in the Subsequent Pool when
                                        transferred to the Trust will vary
                                        somewhat from the statistical
                                        information presented in this
                                        Prospectus, the Seller does not
                                        anticipate that the characteristics of
                                        such Student Loans will vary materially
                                        from such statistical information as of
                                        the Statistical Cutoff Date.

                                        "Collection Period" means each
                                        period of three calendar months from and including the date next following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the Statistical Cutoff Date and ending on _________, 1997).

                                        "Pool Balance" is defined
                                        under "Description of the Transfer and
                                        Servicing Agreements-- Distributions."
                                        The Pool Balance at any time generally
                                        represents the aggregate principal
                                        balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment and for which a corresponding Additional Funding will be made on the related Transfer Date), after giving effect to all payments received by the Trust during such Collection Period allocable to principal and all losses realized on Financed Student Loans liquidated during such Collection Period.

B.  Pre-Funding Account.............  During the Funding Period, an
                                        account will be maintained in the name
                                        of the Indenture Trustee (the
                                        "Pre-Funding Account"). On the Closing
                                        Date, approximately $_________ (the
                                        "Pre-Funded Amount") of the net proceeds from the sale of the Securities will be deposited in the Pre-Funding Account. During the Funding Period the Pre-Funded Amount will be reduced from time to time by the amount thereof used to make Additional Fundings in accordance with the Sale and Servicing Agreement. Additional Fundings will generally consist of (i) payments to purchase from the Seller, under certain circumstances, Student Loans from the Subsequent Pool on or prior to the Special Determination Date, (ii) payments to cover collections of interest on certain of the Financed Student Loans to the extent such interest is not paid currently but will be capitalized and added to the principal balance of such Financed Student Loans and (iii) payments to purchase from the Seller under certain circumstances Other Student Loans.

                                        On the Closing Date, for
                                        administrative convenience, a portion of the Pre-Funded Amount in an amount equal to the Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount") and a portion of the Pre-Funded Amount equal to the Other Additional Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Student Loans constituting all or part of the Subsequent Pool. The Subsequent Pool Pre-Funded Amount will be reduced on each date Student Loans from the Subsequent Pool are transferred to the Trust by the aggregate Purchase Price of such Student Loans transferred on such date. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Student Loans from the Subsequent Pool, then the amount of such deficiency may be withdrawn from the Other Additional Pre-Funding Subaccount. The "Purchase Price" of any Financed Student Loan will be (i) in the case of any Initial Financed Student Loan, an amount equal to ________% of the aggregate principal balance of such Initial Financed Student Loan as of the Cutoff Date, (ii) in the case of any Student Loan in the Subsequent Pool, an amount equal to _____% of the aggregate principal balance of such Student Loan as of the related Subsequent Cutoff Date, and (iii) in the case of any Other Student Loan, 100% of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculation, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to, with respect to each Initial Financed Student Loan, the Cutoff Date, and to, with respect to each Additional Student Loan, the related Subsequent Cutoff Date, in each case expected to be capitalized upon repayment. The Other Additional Pre-Funded Amount may be used to make Additional Fundings.

                                        To the extent amounts are on
                                        deposit in the Subsequent Pool
                                        Pre-Funding Subaccount and the Other
                                        Additional Funding Subaccount during the
                                        Funding Period, they will be invested in Eligible Investments. "Eligible
                                        Investments" are generally limited to
                                        short term U.S. government backed
                                        securities, certain highly rated
                                        commercial paper and money market funds
                                        (including funds for which the Indenture
                                        Trustee or the Eligible Lender Trustee
                                        or any of their respective affiliates or any of the Seller's affiliates is an investment manager or advisor) and other investments acceptable to Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies ("Standard and Poor's"), and Fitch Investors Service, L.P. ("Fitch", and collectively with Moody's and Standard and Poor's, the "Rating Agencies") as being consistent with the rating of the Notes.

                                        Although the Seller intends to
                                        sell all of the Student Loans
                                        constituting the Subsequent Pool no
                                        later than the Special Determination
                                        Date, if on or prior to such date the
                                        Subsequent Pool Pre-Funded Amount has
                                        not been reduced to zero, then the
                                        remaining Subsequent Pool Pre-Funded
                                        Amount will be distributed on the first
                                        Distribution Date to redeem each class
                                        of Notes and prepay the Certificates on
                                        a pro rata basis, based on the initial
                                        principal amount of each class of Notes
                                        and the initial principal balance of the Certificates. In addition, the Seller expects that the amount of Additional Fundings will approximate 100% of the Pre-Funded Amount by the last day of the Collection Period preceding the ________ Distribution Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a payment of principal to holders of Class A-1 Notes, until they are paid in full, and then any remaining amounts will be paid to holders of Class A-2 Notes. The Pre-Funded Amount at any time will equal the sum of the then current Subsequent Pool Pre-Funded. Amount and Other Additional Pre-Funded Amount. See "Description of the Transfer and Servicing Agreements--Additional
                                        Fundings."

C.  Collection Account..............  The Administrator will establish in the name of the Indenture
                                        Trustee one or more accounts into which
                                        all collections in respect of the
                                        Financed Student Loans will be required
                                        to be deposited.

                                        1. DEPOSITS INTO COLLECTION
                                        ACCOUNT. Pursuant to the Sale and
                                        Servicing Agreement, an account in the
                                        name of the Indenture Trustee (the
                                        "Collection Account") will be
                                        established and maintained by the
                                        Administrator and will be an asset of
                                        the Trust. Except under certain
                                        conditions described herein, the Master
                                        Servicer shall cause each Servicer to
                                        remit all collections received with
                                        respect to the Financed Student Loans
                                        for which such Servicer is acting as
                                        servicer within two business days of
                                        receipt thereof to the Collection
                                        Account. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments (each as defined under "The Student Loan Financing Business--Federal Loans Under the Programs") it receives with respect to the Financed Federal Loans within two business days of receipt thereof to the Collection Account. If, however, such conditions are satisfied as described herein, such collections received by the Servicers and the Eligible Lender Trustee will be remitted to the Administrator, who will not be required to deposit such amounts into the Collection Account generally until on or before the business day preceding each Distribution Date. See "Description of the Transfer and Servicing
                                        Agreements--Payments on Financed Student
                                        Loans."

                                        2. DISTRIBUTIONS FROM THE
                                        COLLECTION ACCOUNT. Pursuant to the Sale and Servicing Agreement, the
                                        Administrator will instruct the
                                        Indenture Trustee to withdraw funds on
                                        deposit in the Collection Account and to apply such funds on or about the twenty-seventh day of each month (the "Monthly Servicing Payment Date") to the payment of the Servicing Fee (as defined under "--Transfer and Servicing Agreements" below) to the Master Servicer, and on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee and all overdue Servicing Fees to the Master Servicer; (ii) the quarterly fee payable to the Administrator and all overdue administration fees to the
                                        Administrator; (iii) interest due to the Noteholders and all overdue interest (other than the Noteholders' Interest Index Carryover) as described above under "--Transaction
                                        Overview--Interest"; (iv) principal
                                        payable to the Noteholders as described
                                        above under "--Transaction Overview--
                                        Principal"; (v) interest due to the
                                        Certificateholders and all overdue
                                        interest (other than the
                                        Certificateholders' Interest Index
                                        Carryover) as described above under
                                        "--Transaction Overview-- Interest";
                                        (vi) on each Distribution Date on and
                                        after which the Notes are paid in full,
                                        principal distributable to the
                                        Certificateholders as described above
                                        under "--Transaction
                                        Overview--Principal", to the
                                        Certificateholders; (vii) the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance; (viii) if the
                                        Overcollateralization Amount is greater
                                        than the Specified Overcollateralization
                                        Amount, the aggregate unpaid amount of
                                        the Excess Servicing Fee (as defined
                                        under "--Transfer and Servicing
                                        Agreements" below), if any, to the
                                        Master Servicer; (ix) if the
                                        Overcollateralization Amount is greater
                                        than the Specified Overcollateralization
                                        Amount, the aggregate unpaid amount of
                                        Noteholders' Interest Index Carryover,
                                        if any, to the Noteholders; (x) if the
                                        Overcollateralization Amount is greater
                                        than the Specified Overcollateralization
                                        Amount, the aggregate unpaid amount of
                                        Certificateholders' Interest Index
                                        Carryover, if any, to the
                                        Certificateholders; and (xi) any
                                        remaining amounts after application of
                                        clauses (i) through (x) above to the
                                        Reserve Account. See "Description of
                                        Transfer and Servicing
                                        Agreements--Distributions--Distributions
                                        from Collection Account." On the Closing
                                        Date, the aggregate initial principal
                                        amount of the Notes and the initial
                                        principal balance of the Certificates is _____% of the sum of the aggregate principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date and the Pre-Funded Amount as of the Closing Date. Noteholders and Certificateholders will have to rely on accelerated payments of principal, if any, from amounts on deposit in the Reserve Account and available therefor as described below to create an
                                        Overcollateralization Amount and to
                                        cause it to exceed the Specified
                                        Overcollateralization Amount before any
                                        amounts will be available for the
                                        payment of any Noteholders' Interest
                                        Index Carryover or Certificateholders'
                                        Interest Index Carryover.

                                        The "Specified Reserve Account
                                        Balance" with respect to any
                                        Distribution Date generally will be
                                        equal to the greater of (i) ____% of the sum of the Pool Balance plus the Other Pre-Funded Amount in each case as of the close of business on the last day of the related Collection Period and (ii) ___% of the Initial Pool Balance; provided, however, that such balance will be subject to adjustment in certain circumstances described herein and in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates. The "Initial Pool Balance" will equal (i) $_________ plus (ii) the aggregate increase in the Pool Balance during the Funding Period occurring as a result of the purchase of Additional Student Loans by the Trust. The "Specified
                                        Overcollateralization Amount" with
                                        respect to any Distribution Date will be equal to the excess of the Specified Credit Enhancement Amount over the Specified Reserve Account Balance. The "Specified Credit Enhancement Amount" with respect to any Distribution Date generally will be equal to the greater of (i) ___% of the sum of the Pool Balance plus the Other Pre-Funded Amount in each case as of the close of business on the last day of the related Collection Period and (ii) ___% of the Initial Pool Balance.
                                        "Overcollateralization Amount" for any
                                        Distribution Date means the excess of
                                        (i) the sum of the Pool Balance and the
                                        Pre-Funded Amount over (ii) the
                                        outstanding principal amount of the
                                        Notes and the outstanding principal
                                        balance of the Certificates as of the
                                        preceding Distribution Date (after
                                        giving effect to any distribution of
                                        principal on such date). See
                                        "Description of the Transfer and
                                        Servicing Agreements-- Credit
                                        Enhancement--Reserve Account."

D.  Negative Carry Account..........  Pursuant to the Sale and
                                        Servicing Agreement, an account in the
                                        name of the Indenture Trustee (the
                                        "Negative Carry Account") will be
                                        established and maintained by the
                                        Administrator as an asset of the Trust.
                                        The Seller will make an initial deposit
                                        into the Negative Carry Account on the
                                        Closing Date of cash or certain Eligible
                                        Investments equal to $______ (the
                                        "Negative Carry Account Initial
                                        Deposit"). On the date on which all of
                                        the Student Loans in the Subsequent Pool that can be transferred to the Trust have been transferred, but in no event later than the Special Determination Date (the "Final Subsequent Transfer Date"), the Administrator will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the difference (if positive) between (i) the product of (a) a fraction the numerator of which is the actual number of days from the Cutoff Date to the Subsequent Cutoff Date relating to the Student Loans transferred on the Final Subsequent Transfer Date, and the denominator of which is 366, (b) the current weighted average of the Note Interest Rates (as defined under "Description of the Securities--The Notes") and the Certificate Interest Rate (as defined under "Description of the
                                        Securities--the Certificates") as
                                        measured for the period of time
                                        commencing on the Closing Date and
                                        ending on the Final Subsequent Pool
                                        Transfer Date, and (c) the Subsequent
                                        Pool Pre-Funded Amount, minus (ii) the
                                        investment earnings on the Subsequent
                                        Pool Pre-Funded Amount. After making
                                        such deposit to the Collection Account,
                                        any amounts remaining in the Negative
                                        Carry Account may be released to the
                                        Seller.

E.  Reserve Account.................   Pursuant to the Sale and
                                        Servicing Agreement, an account in the
                                        name of the Indenture Trustee (the
                                        "Reserve Account") will be established
                                        and maintained by the Administrator and
                                        will be an asset of the Trust. The
                                        Seller will make an initial deposit into the Reserve Account on the Closing Date of cash or certain eligible investments equal to $________ (the "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance. The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit into the Reserve Account of certain amounts available therefor remaining after making all prior distributions on such date. See "Description of the Transfer and Servicing
                                        Agreements--Distributions." The Reserve
                                        Account Initial Deposit will also be
                                        augmented on each date that a Student
                                        Loan in the Subsequent Pool is
                                        transferred by the Seller to the Trust
                                        by a transfer from the Pre-Funding
                                        Account of a portion of the Purchase
                                        Price payable to the Seller in respect
                                        of such Student Loan in an amount equal
                                        to ___% of the aggregate principal
                                        balance of such Student Loan.

                                        Amounts on deposit in the
                                        Reserve Account will be available on
                                        each Monthly Servicing Payment Date to
                                        cover any shortfalls in payments of the
                                        Servicing Fee, and on each Distribution
                                        Date to cover any shortfalls in payments of the Servicing Fee, the Administration Fee, amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such payments and distributions. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance provided the Overcollateralization
                                        Amount is greater than the Specified
                                        Overcollateralization Amount) will not
                                        be available to cover any unpaid Excess
                                        Servicing Fee, Noteholders' Interest
                                        Index Carryover or Certificateholders'
                                        Interest Index Carryover.

                                        Amounts in the Reserve Account
                                        on any Distribution Date (after giving
                                        effect to all distributions to be made
                                        on such Distribution Date) in excess of
                                        the Specified Reserve Account Balance
                                        for such Distribution Date will
                                        generally be released to the Seller
                                        after the payment of any unpaid Excess
                                        Servicing Fee, Noteholders' Interest
                                        Index Carryover and Certificateholders'
                                        Interest Index Carryover.
                                        Notwithstanding the foregoing, (i) on
                                        each Distribution Date on which the
                                        Overcollateralization Amount is less
                                        than the Specified Overcollateralization
                                        Amount and (ii) in the event the
                                        Financed Student Loans are not sold
                                        pursuant to the auction process
                                        described under "Description of the
                                        Transfer and Servicing
                                        Agreements--Termination," with respect
                                        to any Distribution Date occurring on or after the ________ Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, in each case if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be distributed as accelerated payments of principal. See "Description of Transfer and Servicing Agreements--Credit Enhancement--Reserve
                                        Account."

                                        On the Closing Date, the
                                        Specified Overcollateralization Amount
                                        will exceed the Overcollateralization
                                        Amount by $________. Because the Reserve
                                        Account Initial Deposit on the Closing
                                        Date will equal the Specified Reserve
                                        Account Balance on the initial
                                        Distribution Date, to the extent amounts on deposit in the Reserve Account are not necessary to cover the shortfalls described in the second preceding paragraph, it is expected that initially amounts will be available to make accelerated payments of principal of the Notes, thus reducing the amount by which the outstanding principal of the Notes and the principal balance of the Certificates exceeds the sum of the aggregate principal balance of the Financed Student Loans and the Pre-Funded Amount. The actual rate and timing of any accelerated payments of principal will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans. Consequently, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes and principal balance of the Certificates will equal or exceed the sum of the Pool Balance and the Pre-Funded Amount. See "Risk Factors--Principal Balance of Securities Exceeds Aggregate Principal Balance of Initial Financed Student Loans and Pre-Funded Amount."

                                        The funding and maintenance of
                                        the Reserve Account is intended to
                                        enhance the likelihood of timely payment of the amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover). In certain circumstances, however, the Reserve Account could be depleted and shortfalls in distributions to the Noteholders or the Certificateholders could result.

F.    Transfer and Servicing
      Agreements....................  Under the Sale and Servicing
                                        Agreement, the Seller will sell the
                                        Financed Student Loans to the Trust,
                                        with the Eligible Lender Trustee holding legal title thereto. The Master Servicer will agree with the Trust to be responsible for servicing, managing, and making collections on the Financed Student Loans. In addition, the Master Servicer will be responsible for causing the Servicers to maintain custody of the Financed Student Loans in accordance with the Sale and Servicing Agreement. The obligations of the Seller and the Master Servicer under the Sale and Servicing Agreement include the following:

                                        The Seller will be obligated
                                        to repurchase, and the Master Servicer
                                        will be obligated to purchase, any
                                        Financed Student Loan if the interests
                                        of the Noteholders or the
                                        Certificateholders therein are
                                        materially adversely affected by a
                                        breach of any representation, warranty
                                        or covenant (including the Master
                                        Servicer's covenant to cause all the
                                        Financed Student Loans to be serviced in accordance with, and to otherwise comply with, applicable laws, restrictions and guidelines) made by the Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan, if the breach has not been cured following the discovery by or notice to the Seller or the Master Servicer, as the case may be, of the breach (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Seller or the Master Servicer, as the case may be, will be obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to such Financed Federal Loan.

                                        The Master Servicer will
                                        receive, subject to the limitations set
                                        forth in the following paragraph, a
                                        monthly fee (the "Servicing Fee")
                                        payable on each Monthly Servicing
                                        Payment Date equal to the sum of (i)
                                        ____% per annum of the Pool Balance as
                                        of the last day of the preceding
                                        calendar month and (ii) certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The Servicing Fee will be payable out of funds available therefor and amounts on deposit in the Reserve Account on each Monthly Servicing Payment Date, commencing ________, 1997.

                                        Notwithstanding the foregoing,
                                        in the event that the fee payable to the Master Servicer as described above for any Monthly Servicing Payment Date would exceed ___% per annum of the Pool Balance as of the last day of the preceding calendar month (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the "Excess Servicing Fee"), will be payable to the Master Servicer on each succeeding Distribution Date out of funds available therefor after payment on such Distribution Date of the Servicing Fee, the Administration Fee, amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance, but only if the
                                        Overcollateralization Amount is greater
                                        than the Specified Overcollateralization
                                        Amount.

                                        Pursuant to the Sale and
                                        Servicing Agreement and the
                                        Administration Agreement, the
                                        Administrator will agree with the Trust
                                        to be responsible for, among other
                                        things, preparing and filing with the
                                        Department all appropriate claims forms
                                        and other documents and filings on
                                        behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department in respect of the Financed Federal Loans entitled thereto and preparing and providing monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders.

Auction of Trust Assets.............  Any Financed Student Loans
                                        remaining in the Trust as of the end of
                                        the Collection Period immediately
                                        preceding the _________ Distribution
                                        Date will be offered for sale by the
                                        Indenture Trustee. KeyCorp, its
                                        affiliates (other than the Seller and
                                        the Master Servicer), The Access
                                        GroupSM, PHEAA, [UNIPAC] and unrelated
                                        third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greater of (i) the Auction Purchase Amount, (ii) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates in each case plus accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover). If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date.

                                        If the sale is not consummated
                                        in accordance with the procedures
                                        described above, the Indenture Trustee
                                        may, but shall not be under any
                                        obligation to, solicit bids for sale of
                                        the Financed Student Loans on future
                                        Distribution Dates upon terms similar to those described above. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each subsequent Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, certain cash available to be released from the Reserve Account will be distributed as accelerated payments of principal. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the _________ Distribution Date or any subsequent Distribution Date.

                                        "Auction Purchase Amount" with
                                        respect to the Financed Student Loans
                                        means the aggregate unpaid principal
                                        balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as of such date. See "Description of the Transfer and Servicing
                                        Agreements--Termination" herein.

Optional Purchase...................  The Seller may repurchase all remaining Financed Student Loans, and
                                        thus effect the early retirement of the
                                        Certificates, on any Distribution Date
                                        on or after which the Pool Balance is
                                        equal to 5% or less of the Initial Pool
                                        Balance. See "Description of the
                                        Transfer and Servicing
                                        Agreements--Termination."

Tax Considerations..................  In the opinion of special tax counsel for the Trust, the Notes will be characterized as debt for federal and Pennsylvania state income tax purposes, although there is no specific authority with respect to the characterization for federal or Pennsylvania income tax purposes of securities having the same terms as the Notes.

                                        In the opinion of special tax
                                        counsel for the Trust, for federal
                                        income tax purposes the Trust will not
                                        be characterized as an association (or
                                        publicly traded partnership) taxable as
                                        a corporation. The Certificateholders
                                        will agree to treat the Trust as a
                                        partnership in which they are partners.
                                        In the opinion of special tax counsel
                                        for the Trust, the same
                                        characterizations would apply for
                                        Pennsylvania state income tax purposes
                                        as for federal income tax purposes.

                                        See "Material Tax
                                        Consequences" for additional information concerning the application of federal and Pennsylvania state tax laws with respect to the Notes and the Certificates.

ERISA Considerations................  Subject to the considerations discussed under "ERISA
                                        Considerations--The Notes," the Notes
                                        can be acquired by employee benefit
                                        plans and individual retirement
                                        accounts.

                                        The Certificates may not be
                                        acquired by an employee benefit plan
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), by an individual retirement
                                        account, or by any other entity that is
                                        deemed to hold assets of an employee
                                        benefit plan. See "ERISA
                                        Considerations--The Certificates."

Rating of the Securities............  It is a condition to the issuance and sale of the Notes and the
                                        Certificates that each class of Notes be rated in the highest investment rating category and that the Certificates be rated in one of the three highest investment rating categories by at least three nationally recognized rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  RISK FACTORS

         The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby.

         LIMITED LIQUIDITY OF SECURITIES. The Securities will not be listed on any national securities exchange. There is currently no secondary market for the Securities. ___________________ and _______________ currently intend to, and Key Capital Markets, Inc. may, make a market in the Securities, but none has any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

         LIMITED ASSETS OF TRUST. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Financed Private Loans to the extent assigned to the Trust by the Seller ("Assigned Rights")), the Collection Account, the Pre-Funding Account, the Escrow Account (as defined under "The Student Loan Financing Business-- Federal Loans Under the Programs"), the Negative Carry Account and the Reserve Account. The Notes represent obligations solely of the Trust, and the Certificates represent interests solely in the Trust and its assets, and neither the Notes nor the Certificates will be insured or guaranteed by the Seller, the Master Servicer, the Servicers, the Guarantors, the Eligible Lender Trustee or the Department. Consequently, holders of the Notes and the Certificates must rely for repayment upon payments with respect to the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Pre-Funding Account, the Escrow Account, the Negative Carry Account and the Reserve Account. The Pre-Funding Account and the Escrow Account will only be available during the Funding Period to cover obligations of the Trust relating to Additional Fundings and neither is intended to cover losses on the Financed Student Loans. Similarly, amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. In addition, funds in the Reserve Account will first be made available to cover shortfalls in distributions of interest and principal on the Notes. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes and distributions on the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement."

         PRINCIPAL BALANCE OF SECURITIES EXCEEDS AGGREGATE PRINCIPAL BALANCE OF INITIAL FINANCED STUDENT LOANS AND PRE-FUNDED AMOUNT. On the Closing Date, the aggregate initial principal amount of the Notes and the principal balance of the Certificates is _______% of the sum of the aggregate principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date and the Pre-Funded Amount as of the Closing Date. Each Initial Financed Student Loan will be purchased by the Trust for an amount equal to _______% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the Statistical Cutoff Date. In addition, each Student Loan in the Subsequent Pool will be purchased by the Trust for an amount equal to _______ % of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the related Subsequent Cutoff Date. Because the actual rate and timing of any accelerated payments of principal from the Reserve Account as described under "Description of the Transfer and Servicing Agreements -- Credit Enhancement" below will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes and principal balance of the Certificates will be equal to or less than the sum of the Pool Balance, the Pre-Funded Amount, the amount of the Reserve Fund and the amount of the Negative Carry Account. As a result, if an Event of Default should occur under the Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes and the Certificates exceeded the sum of the Pool Balance, the Pre-Funded Amount, the amount of the Reserve Fund and the Negative Carry Account, such Financed Student Loans would likely have to be liquidated at a premium for Certificateholders and, in some circumstances, Noteholders not to suffer a loss. Moreover, Noteholders and Certificateholders will have to rely on accelerated payments of principal, if any, from amounts on deposit in the Reserve Account and available therefor to create an Overcollateralization Amount and to cause it to exceed the Specified Overcollateralization for the payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

          SUBORDINATION OF CERTIFICATES TO NOTES. The interests of Certificateholders in the assets of the Trust will be subordinated to payments of principal and interest due on the Notes. Consequently, any portion of funds or amounts on deposit in the Reserve Account that would otherwise be distributable to the Certificateholders may be applied to cover any principal and interest remaining due on the Notes after application of amounts otherwise available to make such payments. If amounts otherwise allocable to the Certificates are used to fund payments of principal and interest on the Notes, distributions with respect to the Certificates may be delayed or reduced. Notwithstanding the foregoing, distributions to Certificateholders of the amount of interest (other than any Certificateholders' Index Carryover) and principal payable thereon on any Distribution Date will not be subordinated to the payment of any Noteholders' Interest Index Carryover that may exist from time to time. The Certificateholders bear directly the credit and other risks associated with an undivided interest in the Trust. See "Description of the Securities--The Certificates--Subordination of the Certificates", "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Subordination of the Certificates."

          LACK OF REPAYMENT HISTORY WITH RESPECT TO STUDENT LOANS. Because the Seller began making Student Loans under the Law Access Loan Program with respect to the 1990-1991 school year and only began making Students Loans under certain of the other Access GroupSM Loan Programs initially with respect to the 1993-1994 school year, the age of the portfolio of Student Loans made by the Seller is fairly recent, and, more importantly, only a small fraction of such Student Loans are in repayment status. For example, while six years have elapsed since the end of the 1990-1991 school year, many of the law school borrowers of Student Loans made by the Seller for that year, at least in the case of the Federal Loans, would not have begun repaying such loans until at least six months after graduation from law school. A significant number of law school borrowers for each of the 1990-1991 and 1991-1992 school years were first and second year law school students, who would not have graduated until one or two years after such loan was made and would likely only recently have begun repayment of such loans. As the Seller's Student Loans made under the other Access GroupSM Loan Programs have been made to students who have not yet graduated from their respective educational programs, and thus have not yet entered repayment status, such Student Loans have no repayment history. Initial Financed Student Loans made under such other Access GroupSM Loan Programs constitute ____% of the Initial Financed Student Loans (based on the outstanding principal balance of such Initial Financed Student Loans as of the Statistical Cutoff Date) and Student Loans made under such other Access GroupSM Loan Programs constitute ____% of the Student Loans in the Subsequent Pool (based on the outstanding principal balance of the Student Loans in the Subsequent Pool as of the Statistical Cutoff Date). Consequently, the repayment experience with respect to such Student Loans is insufficient to provide reliable predictive information based on the historical repayment performance of the Seller's student loan portfolio. The Seller has historically sold a significant portion of Student Loans made by it. Of those Student Loans retained by the Seller, as of _____, 1997, only approximately $_____ million aggregate principal amount (_____%) of the Student Loans owned by the Seller under The Access GroupSM Loan Program were in repayment status. Less than ______% of the Initial Financed Student Loans were in repayment status as of the statistical Cutoff Date and less than ______% of the Student Loans in the Subsequent Pool were in repayment status as of such date. See "The Financed Student Loan Pool--Distribution by Borrower Payment Status as of the Statistical Cutoff Date." Consequently, the Seller does not have sufficient or reliable information regarding the repayment experience of the Student Loans made by the Seller under The Access GroupSM Loan Program. Moreover, this Prospectus contains certain information with respect to the Guarantors (such as claims rates) which is based at least in part on this limited repayment history. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." There can be no assurance, however, particularly in light of the relatively recent nature of the portfolio of Student Loans made by the Seller under The Access GroupSM Loan Program, that the repayment performance actually experienced with respect to the Financed Student Loans will be in any manner comparable to such historical experience of the Guarantors.

          Prior to this transaction, Student Loans originated pursuant to the UNIPAC Programs were sold on a servicing released basis. Consequently, the Seller does not have any repayment history for Student Loans originated under the UNIPAC Programs.

          BORROWER DEFAULT RISK ON CERTAIN FEDERAL LOANS. Under the Omnibus Budget Reconciliation Act of 1993, Federal Loans first disbursed on or after October 1, 1993, are 98% insured by Federal Guarantors. As a result, to the extent a borrower of such a Federal Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Federal Loan. A defaulted loan will be fully assigned to the applicable Federal Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Federal Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower regardless of disbursement date.

          DEPENDENCE ON GUARANTORS AS SECURITY FOR FINANCED STUDENT LOANS. The Higher Education Act and The Access GroupSM Loan Program require all Financed Student Loans to be unsecured. As a result, the only security for payment of the Financed Student Loans are the guaranties provided under the Guarantee Agreements between the Eligible Lender Trustee, the Guarantors, and in the case of the Financed Private Loans, the Seller. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Moreover, to the extent that the Department pays reimbursement claims submitted by a Federal Guarantor in respect of defaulting Student Loans for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Federal Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993).

          Pursuant to the 1992 Amendments, under Section 432(o) of the Higher Education Act if the Department has determined that a Federal Guarantor is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by such Federal Guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Federal Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

          TERI, as a Guarantor of Private Loans, is not entitled to any federal reinsurance or assistance from the Department. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the Financed Private Loans. Based upon the Rating Agencies' assessment of TERI's financial position, reserves and potential claims against it, the Seller has structured the Trust and the Securities assuming that TERI will not have the financial resources to satisfy all its obligations under its Guarantee Agreement with respect to the Financed Private Loans throughout the term of such loans. There can be no assurance that TERI or any other Guarantor will have the financial resources to make all Guarantee Payments to the Eligible Lender Trustee that may arise from time to time. The inability of any Guarantor to meet its guarantee obligations could reduce the amount of principal and interest paid to the holders of the Securities. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."

          RISK OF LOSS OF FEDERAL GUARANTOR AND DEPARTMENT PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR FEDERAL LOANS. The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing Student Loans that are reinsured by the Department ("Federal Loans") and guarantors guaranteeing Federal Loans to follow specified procedures, including due diligence procedures, to ensure that the Federal Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "The Student Loan Financing Business" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Master Servicer has agreed pursuant to the Sale and Servicing Agreement to ensure that servicing and collection procedures are performed on behalf of the Trust in accordance with the Higher Education Act and the rules and regulations promulgated thereunder. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans may result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their agreements with the Eligible Lender Trustee to, inter alia, guarantee the payment of such Financed Federal Loans (each such agreement, a "Guarantee Agreement"). Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee Payments") to the Eligible Lender Trustee. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the Trust's ability to pay principal and interest on the Notes and the Certificates.

          Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the Master Servicer is obligated to purchase, any Financed Federal Loan, if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Financed Federal Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Federal Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller or the Master Servicer, as the case may be, is obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments and Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to such Financed Federal Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants". There can be no assurance, however, that the Seller or the Master Servicer will have the financial resources to do so. The failure of the Seller to so repurchase or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

          RISK OF LOSS OF PRIVATE GUARANTOR PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR PRIVATE LOANS. The Access GroupSM Loan Program prescribes rules and procedures applicable to originating and servicing Student Loans not reinsured by the Department or any other governmental agencies ("Private Loans"), which procedures are analogous to those of Federal Loans. Failure to make or service properly a Private Loan in accordance with those procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments from TERI. Loss of such Guarantee Payments could adversely affect the Trust's ability to pay principal and interest on the Notes and the Certificates. As described above for Financed Federal Loans, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the Master Servicer is obligated to purchase, a Financed Private Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants". There can be no assurance, however, that the Seller or the Master Servicer will have the financial resources to do so.

          CHANGES IN LEGISLATION MAY ADVERSELY AFFECT FINANCED STUDENT LOANS AND GUARANTORS. There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, including as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Student Loans. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance, however, that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors.

          Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Federal Guarantors, as such changes reduce certain financial benefits previously enjoyed by Federal Guarantors and give the Department broad powers over Federal Guarantors and their reserves. See "The Student Loan Financing Business--Federal Loans Under the Programs" for a more detailed description of the impact of such legislation on Federal Guarantors. The changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the loan volume under the direct lending program of the Department (the "Federal Direct Student Loan Program") to a minimum of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Stafford Loan Program, the Federal Supplemental Loans for Students Program and the Federal Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs"). Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders. As the Federal Direct Student Loan Program expands, the Servicers may experience increased costs due to reduced economies of scale or other adverse effects on its business to the extent the volume of loans serviced by the Servicers is reduced. Such reductions or effects could occur as a result of reductions in the volume of new loans made under the Federal Programs or the consolidation of existing loans under the Federal Direct Student Loan Program. Such cost increases could affect the ability of the Servicers to satisfy their obligations to service the Financed Student Loans. See "Description of the Transfer and Servicing Agreements--Master Servicer Covenants". Such volume reductions could further reduce revenues received by the Federal Guarantors available to pay claims on defaulted Financed Federal Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Programs could be reduced, resulting in fewer potential buyers of the Financed Federal Loans and lower prices available in the secondary market for those loans.

          Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act and could result in reductions in reserves of the Federal Guarantors. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine. During the 105th session of Congress, the reauthorization of the Higher Education Act is expected to be considered. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time.

          INABILITY OF INDENTURE TRUSTEE TO LIQUIDATE FINANCED STUDENT LOANS. If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, without the consent of the Certificateholders, to sell the Financed Student Loans. In that event, each of PHEAA[, UNIPAC] and The Access GroupSM will be given the opportunity, upon 30 days' prior notice, to bid to purchase the Financed Student Loans and, if any of them is the highest bidder, the Financed Student Loans must be sold to that entity. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that PHEAA[, UNIPAC] or The Access GroupSM will submit a bid therefor or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. In addition, in the event of (i) any sale of the Financed Student Loans on behalf of the Trust prior to the Certificate Final Maturity Date to any person (other than the Seller, the Administrator, PHEAA[, UNIPAC] or the Master Servicer), in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA [or UNIPAC as applicable] as a Servicer, (ii) any termination by the Trust of PHEAA as a Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Master Servicer Default which resulted in the termination of PHEAA as a Servicer, the Trust shall pay to PHEAA the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $_______ for each in-school Stafford Loan, in-school deferred SLS Loan, Law Access Loan ("LAL Loan"), Medical AccessSM Loan ("MAL Loan"), Dental AccessSM Loan ("DAL Loan"), Business AccessSM Loan ("BAL Loan"), Graduate AccessSM Loan ("GAL Loan"), Bar Examination Loan ("BEL Loan") and Residency Loan ("REL Loan"), (each as described under "The Student Loan Financing Business--Federal Loans Under the Programs" and "--Private Loans Under the Programs"); and (b) $____ for each loan of any other status or loan type [or (iii) any termination by the Trust of UNIPAC as a Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Master Servicer Default which resulted in the termination of UNIPAC as a Servicer, the Trust shall pay to UNIPAC the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $ ________ and (b) $________ for each loan of any other status or loan type.] If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders will suffer a loss. In such circumstances, the Certificateholders would not be entitled to receive any portion of such proceeds. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class A-1 Final Maturity Date, in the case of the Class A-1 Notes, or the Class A-2 Final Maturity Date, in the case of the Class A-2 Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement."

          FAILURE TO COMPLY WITH INTERIM FINAL THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING. On November 29, 1994, the Secretary of the Department of Education published final regulations amending the Student Assistance General Provisions and Federal Family Education Loan Program ("FFELP") regulations. These regulations, among other things, establish requirements governing contracts between holders of Federal Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP, and establish sanctions for third-party servicers.

          Under these regulations, a third-party servicer (such as [the Master Servicer or either of the Servicers]) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other FFELP requirements, the new regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that [the Master Servicer or either of the Servicers] will not be fined or held liable by the Department for liabilities arising out of their FFELP activities for the Trust or other client lenders, or that their eligibility will not be limited, suspended, or terminated in the future. If any of [the Master Servicer, PHEAA or UNIPAC] were so fined or held liable, or their eligibility were limited, suspended, or terminated, their ability to properly service the Financed Federal Loans could be adversely affected. [However, in the event of a termination of eligibility, the Sale and Servicing Agreement requires the Master Servicer to remove such Servicer and appoint a substitute Servicer which satisfies the requirements under the Sale and Servicing Agreement.]

          CHARACTERISTICS OF THE FINANCED STUDENT LOANS WILL VARY. Certain characteristics of the Financed Student Loans will vary from the characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the Financed Student Loans after each Additional Funding and the original term to maturity and remaining term to maturity may vary significantly from the actual term to maturity as a result of the granting of deferral and forbearance periods.

          INSOLVENCY RISK OF SELLER. The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Sale and Servicing Agreement constitutes a valid sale and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Noteholders and the Certificateholders. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. In the event that the Seller becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Financed Student Loans."

          In addition, in the event of the occurrence of certain insolvency related events with respect to the Seller, the Financed Student Loans may be required to be sold. There can be no assurance, however, that the net sale proceeds will be sufficient to repay the principal amount of the Notes and the Certificates in full plus accrued interest thereon. See "Description of Transfer and Servicing Agreements--Insolvency Event."

          CUSTODIAL RISK OF SERVICERS. Pursuant to the Sale and Servicing Agreement, the applicable Servicer as custodian on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired such Financed Student Loans without knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

          INSOLVENCY RISK OF MASTER SERVICER OR ADMINISTRATOR. In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer, the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Master Servicer or Administrator, as the case may be, and delays in collections in respect of the Financed Student Loans may occur. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default and Administrator Default".

          COMMINGLING RISK OF CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts, other than the Trust, established by the Seller to securitize Student Loans, to use the Department lender identification number applicable to the Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Student Loans in other trusts using the same lender identification number and payments on such billings would be made by the Department in lump sum form. Such lump sum payments would then be allocated among the various trusts using the lender identification number.

          In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

          The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or a guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

          In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

          The Trust Agreement for the Trust and the trust agreement for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") may require a Seller Trust (including the Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a guarantor arising from the Student Loans held by the Eligible Lender Trustee on such trust's behalf.

          PREPAYMENT RISK FROM PRE-FUNDED AMOUNT. On the Closing Date, the Eligible Lender Trustee on behalf of the Trust will own the $_______________ outstanding principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date and the $______________ Pre-Funded Amount on deposit in the Pre-Funding Account. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date to redeem each class of Notes and prepay the Certificates on a pro rata basis based on the initial principal amount of each class of Notes and the initial principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. Although the Seller intends to sell all of the Student Loans constituting the Subsequent Pool to the Trust on or prior to the Special Determination Date, because of the potential for a bankruptcy or death of a borrower subsequent to the Statistical Cutoff Date and other administrative reasons, the Seller may not be able to sell all such Student Loans to the Trust. Further, if the sum of (i) the principal amount of eligible Financed Student Loans originated by the Seller during the Funding Period, net of the principal amount of the Financed Student Loans sold to the Seller during the Funding Period in connection with the Seller's making of Consolidation Loans, and (ii) the amount of interest on the Financed Student Loans capitalized and not paid currently by or on behalf of the borrowers during the Funding Period is less than the difference between initial Pre-Funded Amount and the initial principal balance of the Subsequent Financed Student Loans as of the related Subsequent Cutoff Date, the Trust will have insufficient opportunities to make Additional Fundings, thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to Additional Fundings by the Trust by the end of the Funding Period, such amounts will be distributed first to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, and the remainder will be paid to the holders of the Class A-2 Notes, in each case as a prepayment of principal an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following any Additional Fundings on the last Distribution Date in the Funding Period. It is anticipated that the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders. Any reinvestment risk will be borne directly by the Noteholders. See also "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" regarding the risk to Noteholders and Certificateholders of prepayment in the event that Consolidation Loans are made with respect to the Financed Student Loans by the Seller after the Funding Period or by another lender at any time.

          PREPAYMENT, MATURITY AND YIELD RISKS. All the Financed Student Loans are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments).) The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general market for legal, medical, dental and other post-graduate professional services. In addition, under certain circumstances, the Seller will be obligated to repurchase or the Master Servicer will be obligated to purchase Financed Student Loans from the Trust pursuant to the Sale and Servicing Agreement as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants". Moreover, to the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller after the end of the Funding Period or from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of the Funding Period or by another lender at any time. See "The Student Loan Financing Business" and "The Financed Student Loan Pool-- Maturity and Prepayment Assumptions."

          The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

          On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods (each as defined under "The Student Loan Financing Business--Federal Loans Under the Programs") or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust during the Funding Period as described herein or of refinancings through Consolidation Loans having longer maturities, which may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. In addition, the stated maturity of many of the Financed Student Loans will occur well beyond the Final Maturity Date. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions." Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Additional Funding's" regarding the prepayment of principal to Noteholders and Certificateholders if as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the total amount remaining on deposit in the Pre-Funding Account as of such date exceeds 25% of the initial principal amount of the Notes and principal balance of the Certificates and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account prior to a Pre-Funded Amount remaining at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the _______________ Distribution Date.

          Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the ________________ Distribution Date will be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on such Distribution Date are received, as described herein, the proceeds of the sale will be applied on such Distribution Date to redeem any outstanding Notes and to retire any outstanding Certificates on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Distribution Date are not received, the sale of such Financed Student Loans may occur on a subsequent Distribution Date, as described herein, and applied on such date to redeem any outstanding Notes and retire any outstanding Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the ____________ Distribution Date or any subsequent Distribution Date. See "Description of the Transfer and Servicing Agreement--Termination."

          Holders of Notes or Certificates should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield.

          PREPAYMENT RISKS DIFFER BETWEEN THE NOTES AND THE CERTIFICATES. Because (except for certain limited circumstances) the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Notes have been paid in full, and the Certificateholders will receive no payments of principal until the Class A-2 Notes have been paid in full, the Class A-1 Notes and, to a lesser extent, the Class A-2 Notes bear relatively greater risk than do the Certificates of an increased rate of principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans or liquidations due to default or breach). In addition, the Class A-1 Notes generally bear the risk of principal prepayments as a result of any remaining Pre-Funded Amount at the end of the Funding Period and any remaining Subsequent Pool Pre-Funding Amount after the Final Subsequent Pool Transfer Date if it is equal to or less than $10,000,000. On the other hand, Certificateholders, and, to a lesser extent, the Class A-2 Notes bear a greater risk of loss of principal than do Class A-1 Noteholders in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account because the Certificates do not receive principal distributions from Available Funds until the Class A-2 Notes are paid in full and the Class A-2 Notes do not receive principal distributions until the Class A-1 Notes are paid in full.

          VARIABILITY OF ACTUAL CASH FLOWS. Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment and the borrower's selection of a repayment option (which may include interest only payments for certain periods), and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of funds available for distribution on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders on such Distribution Date. In addition, because the funds available for distribution on any Distribution Date include Interest Subsidy Payments and Special Allowance Payments on the Financed Federal Loans that are received during that Collection Period (and which accrued during the prior Collection Period) but the Student Loan Rate is based on the amount of Interest Subsidy Payments and Special Allowance Payments that have accrued during such Collection Period, a significant increase in the amount of such payments being made by the Department in respect of the Financed Federal Loans from one Collection Period to the next (as a result, for example, of a significant increase in prevailing interest rates) could result in a temporary shortfall in the funds available for distribution for the given Distribution Date. In addition, the failure of a Guarantor to timely meet its guarantee obligations with respect to the Financed Student Loans could also reduce the amount of funds available for distribution on a given Distribution Date. The effect of such factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans, or the Trust's ability to pay principal and interest with respect to the Securities is impossible to predict.

     Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business--The Access GroupSM Loan Programs--Incentive Programs" and "-- The UNIPAC Programs--Incentive Programs."

          NOTEHOLDERS' RIGHT TO CONTROL UPON CERTAIN DEFAULTS. In the event a Master Servicer Default or an Administrator Default occurs, the Indenture Trustee or the Noteholders, as described under "Description of the Transfer and Servicing Agreements--Rights upon Master Servicer Default and Administrator Default", may remove the Master Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Master Servicer and the Administrator, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."

          CONSUMER PROTECTION LAWS MAY AFFECT ENFORCEABILITY OF STUDENT LOANS. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Student Loans. In addition, the remedies available to the Indenture Trustee or the Noteholders upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws. See "Certain Legal Aspects of the Financed Student Loans".

          BASIS RISK. Although the interest rate on the Notes and the Certificates is generally based on the T-Bill Rate it is possible that a positive spread may not exist between (a) the Student Loan Rate calculated with respect to one or both classes of Notes or the Certificates and (b) the interest rate on each class of Notes and the Certificates based on the T-Bill Rate. In such a case, the interest rate on one or both classes of Notes and the Certificates, as applicable, for such Distribution Date will be the applicable Student Loan Rate. See "Description of the Securities--The Notes--Distributions of Interest" and "--The Certificates-- Distributions of Interest." Any Noteholders' Interest Index Carryover or Certificateholders'

          Interest Index Carryover arising as a result of the interest rate on one or both classes of Notes and the Certificates being determined on the basis of the applicable Student Loan Rate will be paid on that Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered, in the case of the Notes, by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) or by subordination of distributions in respect of the Certificates (although distributions of any Certificateholders' Interest Index Carryover will be subordinated to payment of any Noteholders' Interest Index Carryover) and, in the case of the Certificates, by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance, subject to certain limitations). See "Description of the Transfer and Servicing Agreements--Distributions."

          LIMITATIONS ON CREDIT RATINGS OF THE SECURITIES. It is a condition to the issuance and sale of each class of the Notes and of the Certificates that the Notes be rated in the highest investment rating category and that the Certificates be rated in one of the three highest investment rating categories by at least three nationally recognized Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the ultimate payment of principal of and interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood of payment of the Noteholders' Interest Index Carryover or the Certificateholders' Interest Index Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

          BOOK-ENTRY REGISTRATION--BENEFICIAL OWNERS NOT RECOGNIZED BY TRUST. The Class A-1 Notes, the Class A-2 Notes and the Certificates will each be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Securities or their nominees. Because of this, unless and until Definitive Securities are issued, holders of such Securities will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders", as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities."

                             FORMATION OF THE TRUST

THE TRUST

          KeyCorp Student Loan Trust 1997-A is a trust formed under the laws of the State of New York pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The Trust will be initially capitalized with equity of $____________ excluding amounts deposited in the Reserve Account by the Seller on the Closing Date, representing the initial principal balance of the Certificates. Certificates with an original principal balance of approximately $____________ will be sold to and retained by the Seller and the remaining Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Master Servicer, the Servicers, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount. The Seller will use a portion of the net proceeds it receives from the sale of the Financed Student Loans to make the Reserve Account Initial Deposit. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after _____________, 1997, (c) all Assigned Rights with respect to certain Private Loans contained in such pool and (d) all moneys and investments on deposit in the Collection Account, the Pre-Funding Account, the Escrow Account, the Negative Carry Account and the Reserve Account. The Notes will be collateralized by the property of the Trust. The Collection Account, the Reserve Account, the Pre-Funding Account, the Negative Carry Account and the Escrow Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the applicable Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

          The Trust will use funds on deposit in the Escrow Account and the Pre-Funding Account during the Funding Period (i) to purchase on or prior to the Special Determination Date from the Subsequent Pool Pre-Funded Amount the Subsequent Financed Student Loans, (ii) to cover collections of interest on certain of the Financed Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Financed Student Loans and (iii) under certain circumstances, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Serial Loans (including additional amounts necessary to purchase Consolidation Loans) and Guarantee Fee Advances (collectively, the "Other Student Loans", together with the Subsequent Financed Student Loans, "Additional Student Loans") made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Financed Student Loans immediately prior to such purchase (the expenditures referred to in clauses (i), (ii) and (iii) above being collectively referred to herein as "Additional Fundings"). See "Description of the Transfer and Servicing Agreements--Additional Fundings." The Pool Balance will be increased during the Funding Period by the principal amount of Additional Student Loans conveyed to the Eligible Lender Trustee on behalf of the Trust, less the principal amount of Financed Student Loans sold to the Seller in connection with the making by the Seller of Federal Consolidation Loans and Private Consolidation Loans. Any such conveyance of Additional Student Loans is conditioned on compliance with the procedures described in the Sale and Servicing Agreement. If on or prior to the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date to redeem each class of Notes and prepay the Certificates on a pro rata basis based on the initial principal amount of each class of Notes and the principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. Although the Seller intends to sell all of the Student Loans constituting the Subsequent Pool to the Trust on or prior to the Special Determination Date, any Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust. In addition, the Seller expects that the amount of Additional Fundings will approximate 100% of the Pre-Funded Amount by the last day of the Collection Period preceding the ______________ Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made by such date. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be distributed first to the holders of the Class A-1 Notes until they have been paid in full, and then to the holders of the Class A-2 Notes, in each case as a payment of principal. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

          The Trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as Eligible Lender Trustee, at the address listed below.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Statistical Cutoff Date, as if the issuance and sale of the Securities offered hereby had taken place on such date:

   Floating Rate Class A-1 Asset Backed Notes                     $----------
   Floating Rate Class A-2 Asset Backed Notes                      ----------
   Floating Rate Asset Backed Certificates..........               __________
     Total..........................................              $__________
                                                                  ===========

ELIGIBLE LENDER TRUSTEE

          GENERAL. The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60670 and whose New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

          FEES. In consideration for its performance of its obligations under the Sale and Servicing Agreement, the Eligible Lender Trustee will be entitled to receive an annual fee of $______, payable in quarterly installments on each Distribution Date.

                                 USE OF PROCEEDS

          After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, the balance of the net proceeds from the sale of the Certificates and the Notes will be paid to the Seller to purchase the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (i) to make the Reserve Account Initial Deposit and the Negative Carry Account Initial Deposit and (ii) for general corporate purposes.

              THE SELLER, THE ADMINISTRATOR AND THE MASTER SERVICER

GENERAL

          Key Bank USA, National Association (the "Bank"), will act as Seller and Master Servicer pursuant to the Sale and Servicing Agreement and Administrator pursuant to the Administration Agreement. The Bank, a wholly owned subsidiary of KeyCorp, is a national banking association providing consumer financial services nationwide, including credit cards, student loans, and indirect automobile, marine and recreational vehicle loans. In addition, the Seller provides certain specialized services tailored to specific markets (including origination of Student Loans under The Access GroupSM Loan Program). The Seller, an affiliate of the Seller and the predecessor of such affiliate have been the exclusive lender of student loans under the Law Access Loan Program since 1990 and the other Access GroupSM Loan Programs since 1993 and has been selected by The Access GroupSM to be the exclusive lender of student loans under its Program through the 1997-1998 school years. See "The Student Loan Financing Business-- The Access GroupSM Loan Programs" for a brief description of the Seller's role under The Access GroupSM Loan Programs. [The Seller has been a lender of student loans under the UNIPAC Programs since ________. See "The Student Loan Financing Business--The UNIPAC Programs" for a brief description of the Seller's role under the UNIPAC Programs."]

          As of _____, 1997, the Bank had total assets of approximately $____ billion, total liabilities of approximately $ billion and approximately $ billion in stockholder's equity. As of such date, the Seller had an aggregate principal amount of student loans outstanding of approximately $ billion, of which approximately $ billion aggregate principal amount consists of Student Loans originated under The Access GroupSM Loan Programs. The principal executive offices of the Bank are located at KeyCenter, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-3000.

SERVICES AND FEES OF ADMINISTRATOR

          Pursuant to the Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the Department and to provide notices and reports and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $ per quarter (the "Administration Fee") payable by the Trust on each Distribution Date. See "Description of the Transfer and Servicing Agreements--Administrator."

SERVICES AND FEES OF MASTER SERVICER

          Pursuant to the Sale and Servicing Agreement and except as otherwise expressly assumed by the Administrator, Key Bank USA, National Association has agreed as the Master Servicer to appoint the Servicers and to service and perform all other related tasks with respect to all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. The Master Servicer is required to perform all services and duties customary to the servicing of Student Loans and to do so with reasonable care and otherwise in compliance with all applicable standards and procedures. [In addition, the Master Servicer is required to [cause each of the Servicers to] maintain its eligibility as a third-party servicer under the Higher Education Act.] See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Master Servicer will receive, subject to certain limitations described herein, a monthly fee payable by the Trust on each Monthly Servicing Payment Date equal to the sum of (i) % per annum of the Pool Balance as of the last day of the preceding calendar month and (ii) certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements--Servicing Compensation."

                                  THE SERVICERS

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

         PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. PHEAA has approximately ____ employees. PHEAA's headquarters is located in Harrisburg, Pennsylvania with ___ regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia.

         Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. PHEAA's enabling legislation also authorizes PHEAA to undertake the origination of loans and the servicing of loans made by PHEAA and others.

         As of ______, 1997, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $__ billion. As of ______, 1997, PHEAA owned approximately $__ billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $___ million.

         PHEAA has been guaranteeing student loans since 1964. PHEAA has guaranteed a total of approximately $___ billion principal amount of Stafford Loans and approximately $__ billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which its receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $__ million as of ______, 1997.

         PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of ______, 1997, PHEAA was servicing under its full service program approximately ___ million student loan accounts representing approximately $___ billion outstanding principal amount for more than ___ customers and under its remote servicing operation, approximately student loans representing approximately $ billion outstanding principal amount for ______ customers.

         [Pursuant to a sub-servicing agreement, PHEAA has agreed to service and perform all other related tasks with respect to certain of the Financed Student Loans, including all of the Financed Private Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."]

          The above information relating to PHEAA has been obtained from PHEAA and the Seller has not conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

         [In May 1995, PHEAA began converting the loans it serviced to a new system. The purpose of the newly-designed system was to provide PHEAA and its clients with capabilities to offer features and functionality in a timely and more comprehensive manner. In July and August 1995, PHEAA converted the loans under The Access GroupSM Loan Program it had serviced for several years on existing systems to the new system. Approximately 30 days after the conversion, PHEAA identified several issues relative to borrowers' service and reporting requests of The Access GroupSM participants. PHEAA has advised the Seller that corrective action has been taken. However, prior to completing the corrective actions, PHEAA advised the Seller that there was material uncertainty as to the impact, if any, of noncompliance with federal regulations and/or servicing agreements as of December 31, 1995 and for the year then ended. Because of the timing and nature of the uncertainty, the corrective procedures that PHEAA has advised the Seller have been implemented, and after subsequent discussions with PHEAA, the Seller believes that the problems PHEAA encountered in the conversion process are not likely to have a material adverse affect on the Financed Student Loans or on PHEAA's ability to perform its obligations as Servicer.]

UNIPAC SERVICE CORPORATION

         UNIPAC began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska, with a minority ownership held by Packers Service Group, Inc., Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately ___ people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which currently employs approximately ____ people. As of _______, 1997, UNIPAC's servicing volume in its Colorado office was approximately $___ billion for its full-service and secondary market clients, and approximately $___ billion for its remote lender clients and, in its Nebraska office, was approximately $___ billion for its full-service and secondary market clients.

         UNIPAC'S due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, UNIPAC has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues. In order to provide these services, UNIPAC has developed and maintains a computer mainframe and software system.

          [Pursuant to a sub-servicing agreement, UNIPAC has agreed to service and perform all other related tasks with respect to certain of the Financed Student Loans. UNIPAC is required to perform all services duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements-- Servicing Procedures."]

          The above information relating to UNIPAC has been obtained from UNIPAC and the Seller has not conducted any independent verification of such information. UNIPAC has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to _____________________.

FEES OF THE SERVICERS

         [The Servicers will not be entitled to receive compensation for their servicing activities from the Trust. However, each of the Servicers has entered into an arrangement with the Master Servicer whereby each Servicer will be compensated by the Master Servicer with a percentage of the Servicing Fee.]

                       THE STUDENT LOAN FINANCING BUSINESS

GENERAL

         The Financed Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of the Trust pursuant to the Sale and Servicing Agreement have been selected from Student Loans originated by the Seller and/or its affiliates under various loan programs. As described herein, substantially all payments of principal and interest with respect to the Financed Federal Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by PHEAA pursuant to a guarantee agreement to be entered into between PHEAA and the Eligible Lender Trustee, by ASA pursuant to a guarantee agreement to be entered into between ASA and the Eligible Lender Trustee, by NSLP pursuant to a guarantee agreement to be entered into between NSLP and the Eligible Lender Trustee, by OSFA pursuant to a guarantee agreement to be entered into between OSFA and the Eligible Lender Trustee, by USAF pursuant to a guarantee agreement to be entered into between USAF and the Eligible Lender Trustee, by CSLP pursuant to a guarantee agreement to be entered into between CSLP and the Eligible Lender Trustee, or by TGSLC pursuant to a guarantee agreement to be entered into between TGSLC and the Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC is entitled, subject to certain conditions, to be reimbursed for all or substantially all Guarantee Payments it makes by the Department pursuant to a program of federal reinsurance under the Higher Education Act. In addition, the Eligible Lender Trustee, as a holder of the Financed Federal Loans on behalf of the Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Financed Federal Loans as described herein. See "--Federal Loans Under the Programs" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans".

         Payment of principal and interest with respect to the Financed Private Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by TERI pursuant to a guarantee agreement to be entered into among TERI, the Seller and the Eligible Lender Trustee (such agreement, as amended or supplemented from time to time, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). See "--Private Loans Under the Access Programs" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." PHEAA, ASA, NSLP, OSFA, USAF, CSLP, TGSLC and TERI are sometimes individually referred to herein as a "Guarantor" and collectively as the "Guarantors".

          Legal title to all the Financed Student Loans that from time to time comprise assets of the Trust will be held by the Eligible Lender Trustee, as trustee on behalf of the Trust. See "Formation of the Trust-- Eligible Lender Trustee."

          The description and summaries of the Higher Education Act, the Federal Programs, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document (and, with respect to the Guarantee Agreements, by references to the forms of such agreements included as exhibits to the Registration Statement). There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

 THE ACCESS GROUPSM LOAN PROGRAMS

         Loans originated under The Access GroupSM Loan Programs (the "Access Program") are made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs ("graduate schools"). The following table sets forth The Access GroupSM Loan Programs, the approved or accredited schools and the acceptable degree programs:


THE ACCESS GROUPSM                      APPROVED OR ACCREDITED SCHOOLS                                       ACCEPTABLE
LOAN PROGRAMS                                                                                                  DEGREE
                                                                                                              PROGRAMS

Law Access                              American Bar Association-approved
(LAL Loan, BEL Loan)                    law  schools that are members of
                                        Law School Admission Council,
                                        Inc., a  non-profit organization
                                        ("LSAC")

Medical Access                          Liaison Committee on Medical
(MAL Loan)                              Education or American Osteopathic
                                        Association-accredited graduate
                                        medical  schools

Dental Access                           American  Dental
(DAL Loan)                              Association-accredited dental
                                        schools

Business Access                         American Assembly of Collegiate
(BAL Loan)                              Schools of Business
                                        ("AACSB")-accredited graduate business
                                        schools; or AACSB-candidate
                                        schools accredited by the New
                                        England Association of Schools and
                                        Colleges, the Middle States
                                        Association of Colleges and
                                        Schools, the North Central
                                        Association of Colleges and
                                        Schools, the Southern Association
                                        of Colleges and Schools, the
                                        Western Association of Schools and
                                        Colleges, or the North West
                                        Association of Schools and Colleges

Graduate Access                         Schools accredited by the New
(GAL Loan)                              England Association of Schools
                                        and Colleges, the Middle States
                                        Association of Colleges and
                                        Schools, the North Central
                                        Association of Colleges and
                                        Schools, the Southern Association
                                        of Colleges and Schools, the
                                        Western Association of Schools
                                        and Colleges, or the North West
                                        Association of Schools and
                                        Colleges

         The proceeds of these loans are used by students to finance a portion of the costs of attending law school, medical school, dental school, graduate business school and other graduate schools, of preparing for and taking one or more state bar examinations upon graduation from law school, and of participating in one or more medical residency programs upon graduation from medical school.

         The Law Access Program has been administered since 1983 by Law School Admission Services, Inc., a non-profit corporation. The rights and assets of Law School Admission Services, Inc. relating to the Law Access Program were transferred in June 1993 to The Access GroupSM, or its predecessor, a Delaware non-profit corporation controlled by members of LSAC. The Access GroupSM Loan Programs were expanded for the 1994-1995 school year to include Business AccessSM Loans, and then for the 1995-1996 school year to include the rest of The Access GroupSM Loan Programs. The Seller (or its predecessors) has been the exclusive lender originating loans under the Access Program since 1990 and has, as of ______, 1997, originated loans under the Access Program in an aggregate principal amount of approximately $ billion. The Access Program consists of Student Loans which are guaranteed by PHEAA and ASA and are reinsured by the Department ("Federal Loans") and Student Loans which are guaranteed by TERI but are not reinsured by the Department ("Private Loans"). As described below, Federal Loans include "Stafford Loans", "SLS Loans" and "Federal Consolidation Loans" and Private Loans include Law Access Loans ("LAL Loans"), Medical AccessSM Loans ("MAL Loans"), Dental AccessSM Loans ("DAL Loans"), Business AccessSM Loans ("BAL Loans"), Graduate AccessSM Loans ("GAL Loans"), Bar Examination Loans ("BEL Loans"), Residency Loans ("REL Loans") and "Private Consolidation Loans".

         ELIGIBILITY. To be eligible to obtain a loan under the Access Program (other than a Consolidation Loan, BEL Loan or REL Loan), a student must, among other things, (i) be enrolled in, or admitted for enrollment in, an approved or accredited school, (ii) be enrolled in, or enroll in an acceptable degree program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school,
(iii) be a U.S. citizen, U.S. national or eligible noncitizen, (iv) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the Access Program, and (v) not be in default on any education loan or owe a refund on an educational grant (each such student, an "Eligible Student").

         In addition, a law student may also receive a BEL Loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for a BEL Loan within a limited period before or after graduation and a medical student may also receive a REL Loan to finance the cost of participating in one or more medical residency programs if such student has applied for a REL Loan within a limited period before or after graduation. Prior to the 1996-1997 Access Program, a law student could only receive a BEL Loan if such student had existing Student Loans outstanding under the Access Program. Commencing with the 1996-1997 Access Program, the student is no longer required to have existing Student Loans outstanding in order to receive a BEL Loan. A medical student is not required to have existing Student Loans outstanding in order to receive a REL Loan.

         ORIGINATION PROCESS. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

         The Department has recently indicated that a FFELP lender may not compensate a marketing entity based on a percentage of the lender's profits on loan volume generated by the marketer's activities because it constitutes compensation based on loans disbursed rather than loan applications received. Prior Department correspondence had indicated that marketing compensation was not subject to restriction under the Higher Education Act.

         Dr. Joseph L. McCormick, Acting Director, Guarantor and Lender Oversight Staff, Department of Education, wrote to Daniel R. Lau, President, The Access GroupSM, regarding this issue. In this letter, Dr. McCormick informed Mr. Lau that "the Department will take no adverse action with respect to a loan, the lender, or holder thereof, based on the payment of marketing expenses that are in conflict with the [new] interpretation....This policy does not, however, apply to loans made after [August 15, 1995]."

         Certain of the Financed Federal Loans were made by the Seller pursuant to agreements under the Access Program under which The Access GroupSM (and its predecessor, Law School Admissions Services, Inc.) acted as a marketing agent and received compensation that would arguably violate the new Department interpretation. Each of these loans were either made prior to August 15, 1995, and therefore are covered by the Department's assurance of no adverse action described above, or pursuant to new agreements providing for compensation that fully complies with the new interpretation.

         With respect to all Student Loans made under the Access Program (other than Consolidation Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to The Access GroupSM. On behalf of the Seller, The Access GroupSM reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the Access Program. In addition, a credit report of each applicant for Private Loans is obtained from an applicable credit reporting service, which the Seller then uses to determine, in consultation with TERI, whether such applicant satisfies certain specified credit underwriting criteria. Such criteria include that such credit report shows that no account has been more than 90 days delinquent in the past two years, that no more than one account is currently more than 60 days delinquent, that no account has been charged-off in the last two years and that there is no record of a bankruptcy in the past seven years. The credit criteria for the 1994-1995 Access Program also include requirements that no account has been delinquent 90 or more days in the past five years (or three years with respect to any previous borrower), and there have been no more than three inquiries (and none with respect to a previous borrower) to an authorized credit reporting agency in the past six months. The credit criteria for the 1996-1997 Access Program includes the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years. The Access GroupSM forwards a copy of each application that satisfies the foregoing reviews to the respective Guarantor, who reviews such application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the respective Guarantee Agreements, including the proper servicing of the loan. Upon approval of an application by both The Access GroupSM and the respective Guarantor (and approval by the Seller, in the case of LAL Loans, MAL Loans, DAL Loans, BAL Loans, GAL Loans, BEL Loans, and REL Loans) and receipt of evidence from such Guarantor that the applicable loan is guaranteed, the Seller causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, The Access GroupSM forwards the completed loan application and executed promissory note to PHEAA, which serves as custodian for such materials.

         Any borrower inquiries concerning Consolidation Loans received by The Access GroupSM or the Seller are forwarded to PHEAA, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender from whom he or she currently has federally guaranteed education loans (including undergraduate loans) to make a Federal Consolidation Loan, borrowers typically express no preference as to the identity of the lender. In that event, PHEAA is required under the Access Program to choose the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Pursuant to the Access Program, PHEAA is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. In addition, with respect to any Private Consolidation Loan, PHEAA is required to transmit to the lender such information as the lender may need to complete the credit review and applicant notification procedures that lender is currently performing with respect to LAL Loans, MAL Loans, DAL Loans, BAL Loans, GAL Loans, BEL Loans, and REL Loans, and the lender will transmit the results of the credit review (i.e., approval or rejection) back to PHEAA. Upon approval of an application for Consolidation Loans, the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, PHEAA retains the completed loan application and executed promissory note as custodian.

         INCENTIVE PROGRAMS. The Seller has offered, and intends to continue to offer, incentive programs to certain Student Loan borrowers. Two such programs are currently made available by the Seller and may apply to Student Loans owned by the Trust. Under one program, which is made available for all Student Loans which enter repayment after October 1, 1995, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate charged to the borrower will be reduced as long as timely payments continue to be received. For Stafford Loans and SLS Loans, the rate reduction will be 2.0% per annum. For Federal Consolidation Loans, the rate reduction will be 1.0% per annum. For Private Loans, the rate reduction will be 0.5% per annum. Pursuant to the other program which took effect during 1996, borrowers who make student loan payments electronically through automatic monthly deductions from a bank account receive a 0.25% effective interest rate reduction as long as they continue in such direct repay plan. It cannot be predicted with certainty the extent to which borrowers will decide to participate in these programs.

         These incentive programs currently or hereafter made available by the Seller to borrowers under the Access Program may also be made available by PHEAA to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

THE UNIPAC PROGRAMS

         The UNIPAC Programs are made up of three distinct loan programs originated by the Seller and/or its affiliates and serviced by UNIPAC. The programs include Graduate Title IV Medical and Dental loans, Undergraduate Title IV loans, and Consolidation loans. The Graduate Title IV Medical and Dental loans are made to students enrolled in approved or fully accredited medical or dental schools. The Undergraduate Title IV loans are made to students attending various undergraduate institutions across the country, with concentrations in the following states: Florida, Wyoming, and Colorado. The Consolidation loans are made to students who wish to consolidate their undergraduate debt into one loan. The proceeds of these loans are used by students to finance a portion of the costs of attending graduate (medical or dental) and undergraduate institutions.

        ELIGIBILITY. To be eligible to obtain a loan under the UNIPAC Programs, a student must, among other things, (i) be enrolled in, or admitted for enrollment in, an approved or accredited school, (ii) be enrolled in, or enroll in an acceptable degree program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school, (iii) be a U.S. citizen, U.S. national or eligible noncitizen, (iv) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the UNIPAC Programs, and (v) not be in default on any education loan or owe a refund on an educational grant (each such student, an "Eligible Student").

        ORIGINATION PROCESS. The Origination Process varies for each of the UNIPAC Programs. The Graduate Title IV Medical and Dental loans are originated by Knight College Resource Group in Boston, a subsidiary of the Seller. Loans are serviced on UNIPAC's remote servicing system until they are fully dispersed, at which time they are transferred to UNIPAC for full servicing. These loans are guaranteed by NSLP.

         The Undergraduate Title IV loans are originated, then guaranteed by OSFA, CSLP, or USAF, as applicable. In many cases, the guarantor is designated by the state in which the borrower's school is located.

         The Consolidation loans are guaranteed by TGSLC, USAF, and NSLP.

         INCENTIVE PROGRAMS. The Seller has offered incentive programs to borrowers serviced by UNIPAC. These incentives were put into place for new borrowers after July 1, 1997, and most likely will not affect any of the borrowers in this transaction. The borrower incentive program allows for a borrower to receive a 2% reduction in the effective interest rate, after making 36 consecutive scheduled payments in a timely fashion. In addition, the borrower can receive a 0.25% interest rate reduction for electing to make payments electronically through automatic monthly deductions from a bank account.

SERVICING AND COLLECTIONS PROCESS.

        The Higher Education Act, the Access Program and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. The Master Servicer has agreed, pursuant to the Sale and Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Financed Student Loans on behalf of the Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the loan file for the borrower. The Master Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the Eligible Lender Trustee, as holder of legal title to the Financed Student Loans on behalf of the Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Financed Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Financed Federal Loan. See "Risk Factors-- Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans" and "--Risk of Loss of Private Guarantor Payments for Failure to Comply with Loan Origination and Servicing Procedures for Private Loans."

     At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Financed Student Loan, the Master Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal Loans) or 120 days (in the case of Private Loans), the Master Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 225 days (in the case of Federal Loans) or 180 days (in the case of Private Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. The Master Servicer's failing to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of the Master Servicer to purchase the applicable Financed Student Loan. See "Description of the Transfer and Servicing Agreements-- Master Servicer Covenants." For a discussion of how the Master Servicer intends to perform its obligations under the Sale and Servicing Agreement, see "Description of the Transfer and Servicing Agreements--Servicing Procedures."

FEDERAL LOANS UNDER THE PROGRAMS

         GENERAL. The following descriptions of the Federal Programs as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002).

         There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans."

          On August 10, 1993, President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a minimum of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Federal Programs. Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders.

          Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act and could result in reductions in reserves of the Federal Guarantors. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine. During the 105th session of Congress, the reauthorization of the Higher Education Act is expected to be considered. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time. See "Risk Factors-- Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

         STAFFORD LOANS. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to eligible students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year and that a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (PHEAA, ASA, NSLP, OSFA, USAF, CSLP or TGSLC in the case of Financed Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein; (ii) federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"), and (iii) federal special allowance payments, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), during the term of such Stafford Loans in varying amounts to ensure that interest payable on such Stafford Loans, together with these payments, approximates current market interest rates (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and (iii) above, being collectively referred to herein as "Federal Assistance").

         The Initial Financed Federal Loans and certain Student Loans in the Subsequent Pool include Stafford Loans that do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum Stafford Loan authorized by statute.

         (1) ELIGIBILITY REQUIREMENTS. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.

         In addition to complying with the borrower's eligibility requirements set forth above each Stafford Loan (i) must be unsecured, (ii) must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods and
(iii) must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

         (2) LOAN LIMITS. In order to qualify for Federal Assistance under the Stafford Federal Student Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding. For the time periods applicable to the Financed Federal Loans, the annual and aggregate limitations applicable to each law, medical, dental, graduate business or other graduate student in the case of the Financed Federal Loans are as follows: such student can borrow no more than $7,500 per year of Stafford Loans (subsidized and unsubsidized) and cannot have outstanding Federal Loans (but excluding for this purpose SLS Loans and loans made under the Parent Loans to Undergraduate Students program) in excess of $54,750 at any one time (or $65,500, for loans first disbursed on or after July 1, 1993). On July 1, 1993, the annual limitation for unsubsidized Stafford Loans was increased to $10,000, and the graduate student aggregate loan limit amount was increased to $138,500, not to exceed $65,500 in subsidized loans. On October 1, 1993, the annual limitation for unsubsidized Stafford loans was increased to $8,500. As a result of both revisions, a graduate student may borrow up to $18,500 per year of Stafford Loans (subsidized and unsubsidized). On August 15, 1996, the Secretary authorized higher annual (but not aggregate) unsubsidized Stafford Loan limits for certain new health professions student borrowers to compensate for restrictions recently enacted by Congress on the ability of those students to borrow under other Federal loan programs. As a result, some unsubsidized Stafford Loans sold into the Trust made for periods of enrollment beginning on or after July 1, 1996 may reflect the higher limits.

         (3) INTEREST. Stafford Loans made to students with respect to periods of enrollment commencing prior to July 1, 1988 (or thereafter to students who had Federal Loans outstanding on such date), bear interest at either 7%, 8% or 9% per annum, depending on the date of issuance and the interest rate applicable to such student's outstanding Federal Loans. Except as noted in the next paragraph, for the time periods applicable to the Financed Federal Loans, Stafford Loans made on or after July 1, 1988, to students with no outstanding Federal Loans on the date such Stafford Loan is made ("new borrowers"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and at a variable rate reset each July 1 equal to the 91-day Treasury Bill Rate plus 3.25% or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, 3.10%, not to exceed 10% per annum thereafter. The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 91 day Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the applicable interest rate margin.

         A Stafford Loan made on or after October 1, 1992, to a student with no outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, based on 91-day Treasury bills plus 3.10%, or 9%, whichever is less. A Stafford Loan made on or after October 1, 1992, to a student with prior outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, equal to the 91-day Treasury Bill Rate plus 3.10%, with a maximum rate ranging from 7% to 10% based upon the borrower's outstanding loans and how long the new Stafford Loan has been in repayment. Stafford Loans first disbursed on or after July 1, 1995 and prior to July 1, 1998 bear interest at a rate equal to the 91-day Treasury Bill Rate plus 2.50% while the borrowers are in in-school, grace, or deferment status, and at a rate equal to the 91-day Treasury Bill Rate plus 3.1% during periods in which the loan does not qualify for Interest Subsidy Payments. Stafford Loans made on or after July 1, 1998 will bear interest at a rate equal to the bond equivalent rate of U.S. Treasury securities with a comparable maturity plus 1.0%, with a 8.25% cap.

         Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments."

         "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills at the most recent 91-day Treasury bill auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

          (4) REPAYMENT. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

          (5) GRACE PERIODS, DEFERRAL PERIODS, FORBEARANCE PERIODS. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

          (6) INTEREST SUBSIDY PAYMENTS. Interest Subsidy Payments are payments made quarterly to the holder of a qualifying Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right, as against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Risk Factors -- Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements-- Servicing Procedures". The Seller expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Interest Subsidy Payments.

          (7) SPECIAL ALLOWANCE PAYMENTS. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

          The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a loan such as any Financed Federal Loan for a quarter will be equal to the excess, if any, of (i) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of 91-day Treasury bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992) over (ii) the stated amount of interest payable on such loan.

          The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements"; "Risk Factors--Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

          Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Inability of Indenture Trustee to Liquidate Financed Student Loans" and "-- Variability of Actual Cash Flows." The Administrator has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the Eligible Lender Trustee as owner of the Financed Federal Loans on behalf of the Trust. The Administrator has also agreed to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Financed Federal Loans. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Financed Federal Loans within two business days of receipt thereof to the Collection Account.

          SLS LOANS. In addition to the Federal Stafford Student Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Federal Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Federal Stafford Student Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

          The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Financed Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Federal Stafford Student Loan Program, among other programs, is a condition to the making of an SLS Loan.

          As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1 and (ii) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

          Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments with respect thereto, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments."

          A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. As of July 1, 1994, the SLS Loan program was discontinued and SLS Loans will no longer be made.

          FEDERAL CONSOLIDATION LOANS. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

          Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby.

          The Trust may be affected by Federal Consolidation Loans in two ways. First, the Trust may own Underlying Federal Loans with respect to which an institution other than the Seller (or the Seller if the Pre-Funded Amount has been reduced to less than the amount of the Federal Consolidation Loan), or the Department (under the Federal Direct Loan Program) makes the Federal Consolidation Loan, in which case such Underlying Federal Loans will be prepaid in full and such prepayment amount will be deemed collections for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions." Second, the Seller may make a Federal Consolidation Loan during the Funding Period, in which case it will acquire the related Underlying Federal Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in an escrow account in the name of the Indenture Trustee for the benefit of the Trust (the "Escrow Account"), and subsequently will sell the Federal Consolidation Loan back to the Eligible Lender Trustee, to the extent that the conditions with respect to such Federal Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in the Escrow Account and the Pre-Funding Account for the purchase thereof. An amount equal to the excess of the outstanding principal balance of such Federal Consolidation Loan will be withdrawn first from the Escrow Account to the extent funds are then available and then from the Pre-Funding Account and paid to the Seller, and the Pool Balance will increase accordingly. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

          The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

          In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

          The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans, requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, repealing the $7,500 minimum indebtedness requirement and removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the Trust, the Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders or Certificateholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of collections from which payments to Noteholders and Certificateholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

PRIVATE LOANS UNDER THE ACCESS PROGRAM

          GENERAL. In addition to the Federal Loans, the Access Program also provides for Private Loans to be issued to eligible students who satisfy certain creditworthiness criteria to provide financial assistance to help pay for the costs of attending law, medical, dental, graduate business, or graduate school and of passing one or more state bar examinations upon graduation from law school, participating in one or more medical residency programs upon graduating from medical school. The Private Loans under the Program consist of Law Access Loans ("LAL Loans"), Medical AccessSM Loans ("MAL Loans"), Dental AccessSM Loans ("DAL Loans"), Business AccessSM Loans ("BAL Loans"), Graduate AccessSM Loans ("GAL Loans"), Bar Examination Loans ("BEL Loans"), Residency Loans ("REL Loans") and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the Access Program and the applicable Guarantee Agreement, all Financed Private Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by TERI. Holders of Private Loans, however, are not entitled to receive any Federal Assistance with respect thereto. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." In order to qualify for the guarantee from TERI, Private Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the Access Program and may only be made to borrowers who qualify pursuant to credit underwriting standards established by the Seller and approved by TERI and who otherwise satisfy the eligibility requirements discussed above under "--The Access GroupSM Loan Programs." Under the 1990-1991 Access Program, each law student was permitted to borrow no more than $13,500 aggregate principal amount of LAL Loans in any given year and $40,500 in the aggregate and to borrow a single BEL Loan of up to $4,000 within a specified period before or after completion of such student's final year of law school. Under the 1991-1992 Access Program, these limits were increased for LAL Loans to $14,500 annually and $43,500 in the aggregate and to $5,000 for the single BEL Loan. Under the 1992-1993 Access Program, the limitations on the LAL Loans were increased to $15,000 annually and $45,000 in the aggregate. These limits on LAL Loans and BEL Loans remained in effect through the 1995-1996 Program. Beginning with the 1996-1997 Program, in addition to LAL Loans and BEL Loans, MAL Loans, DAL Loans, BAL Loans, GAL Loans, and REL Loans are also included in the Trust. The following table summarizes the annual and aggregate loan limits for each loan in the 1997-1998 Access Program:

                                                  Annual Maximum                           Aggregate Maximum(2)

 Law Access Loan..........................         Up to the cost of                       $120,000
                                                   attendance
 Medical AccessSM Loan....................         Up to the cost of                        165,000
                                                   attendance
 Dental AccessSM Loan.....................         Up to the cost of                        135,000
                                                   attendance
 Business AccessSM Loan...................         Up to the cost of                        120,000
                                                   attendance (1)
 Graduate AccessSM Loan...................         Up to the cost of                        120,000
                                                   attendance
 Bar Examination Loan.....................         $5,000
 Residency Loan...........................          8,000

--------------

(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.

(2)  Including graduate and undergraduate debt.

     Prior to 1995, only LAL and BEL Loans were originated. The following table summarizes the annual and aggregate loan limits by Access Program year:


                                                                  ANNUAL             AGGREGATE
PROGRAM                                        LOAN               MAXIMUM            MAXIMUM


1990-1991..............................        LAL                $13,500            $40,500
        ...............................        BEL                  4,000              4,000

1991-1992..............................        LAL                 14,500             43,500
       ................................        BEL                  5,000              5,000

1992-1993..............................        LAL                 15,000             45,000
through 1995-1996                              BEL                 5,000                --


          PAYMENT TERMS. Each Private Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a certain percentage, depending on the type of loan (or, with respect to each Private Loan made since the commencement of the 1992-1993 Access Program, a certain percentage on and after the applicable Private Loan Repayment Commencement
Date). The following table sets forth the applicable interest rate for each loan:

                                                  Interest Margin
                                                     over 91-day
                                                   Treasury Bills
                                                  ----------------


     LOAN                                        (1)               (2)
     ----                                      -------           -----

     Law Access Loan                            3.25%             3.40%
     Medical AccessSM Loan                      2.50               2.75
     Dental AccessSM Loan                       2.50               3.00
     Business AccessSM Loan                     3.25               3.40
     Graduate AccessSM Loan                     3.25               3.40
     Bar Examination Loan                       3.25               3.40
     Residency Loan                             2.50               2.75


--------------

(1) Interest earned on each Private Loan is at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus the specified margin.

(2) Interest earned on all Private Loans made since the commencement of the 1992-1993 Program, on the applicable
     Private Loan Repayment Date.

          Interest accrues on the outstanding principal amount of each Private Loan from the date the lender makes such Private Loan and is payable monthly by each borrower commencing approximately six months after such borrower ceases to be an Eligible Student (or, with respect to each Private Loan made since the commencement of the 1996-1997 Access Program, approximately nine months after such borrower ceases to be an Eligible Student), subject to deferral or forbearance as discussed below (the "Private Loan Repayment Commencement Date"). Subject to certain conditions, borrowers of Private Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Loans. Borrowers of MAL Loans and REL Loans, subject to certain conditions, may defer repayment of such loans until the required residency program is completed, not to exceed 48 months. In addition, borrowers of Private Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by TERI), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Loans. Interest on each Private Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Loan on that date. Each student with outstanding Private Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Loan in full over a period not to exceed 15 years (or, with respect to each Private Loan made since the commencement of the 1996-1997 Access Program, 20 years) after the Private Loan Repayment Commencement Date with respect to such Private Loan. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. The Access Program presently requires a minimum annual principal and interest payment with respect to a Private Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

          With respect to each Private Loan (other than Private Consolidation Loans) made to a student since the commencement of the 1992-1993 Access Program, a fee equal to 2% of the original principal amount of such Private Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. Commencing with the 1996-1997 Access Program, a fee of 4% of the original principal amount of each LAL Loan and 3% of each GAL Loan and BEL Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. The fee will remain at 2% for MAL Loans, DAL Loans, BAL Loans, and REL Loans. At the option of such student, the Seller will make an additional loan (a "Guarantee Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Loan and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements-- Additional Fundings" for a discussion of the transfer of such Guarantee Fee Advance to the Trust. Approximately 12% of each such fee is payable to TERI while the remaining amount is held in trust for a specified period to secure TERI's guarantee obligation with respect to all Private Loans guaranteed since the commencement of the 1992-1993 Access Program. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Financed Private Loans- -Segregated Reserves for Private Loans Under the Access Program."

          PRIVATE CONSOLIDATION LOANS. The Seller has entered into a written agreement with The Access GroupSM, PHEAA and TERI to establish a private consolidation loan program as part of the Access Program, to facilitate the ability of eligible borrowers of LAL Loans and BEL Loans made under the 1990-1991 Access Program or thereafter ("Underlying Private Loans") to consolidate such Private Loans into a single loan (a "Private Consolidation Loan", together with Federal Consolidation Loans, sometimes referred to herein collectively as "Consolidation Loans"). The Access GroupSM currently offers Private Consolidation Loans only to eligible borrowers of LAL Loans and BEL Loans. Similar private consolidation options for MAL Loans, DAL Loans, BAL Loans, GAL Loans, and REL Loans are currently being finalized. The Private Consolidation Loan program commenced in November, 1994. Subject to the satisfaction of certain conditions set forth under the Access Program, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements as are available on LAL Loans and BEL Loans. Under this program, an eligible borrower of Private Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Private Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Loan. A borrower of a Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will forgo all opportunities for deferment or forbearance.

          Private Consolidation Loans will bear interest at the same rate as any LAL Loan made under the 1993-1994 Program for which the borrower has entered repayment. Private Consolidation Loans will be repayable over a period of 15 to 25 years, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered income-sensitive repayment options and, for loans entering repayment on or after October 1, 1995, several repayment options (including interest only payments for limited periods), each corresponding to the options currently offered to borrowers of Federal Consolidation Loans. With respect to each Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Guarantee Fee").

          The Trust may be affected by Private Consolidation Loans in two ways. First, following the end of the Funding Period, the Seller may make Private Consolidation Loans in which case the Underlying Private Loans will be prepaid in full and such prepayment amount will be available for distribution to Noteholders and Certificateholders for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions." Second, the Seller may make a Private Consolidation Loan during the Funding Period, in which case it will acquire the related Underlying Private Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in the Escrow Account, and subsequently will sell the Private Consolidation Loan back to the Eligible Lender Trustee, to the extent that conditions with respect to such Private Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in the Escrow Account and Pre-Funding Account for the purchase thereof. An amount equal to the outstanding principal balance of such Private Consolidation Loan will be withdrawn first from the Escrow Account to the extent funds are then available and then from the Pre-Funding Account and paid to the Seller, and the Pool Balance will increase accordingly. See "Description of the Transfer and Servicing Agreements-- Additional Fundings."

                         THE FINANCED STUDENT LOAN POOL

GENERAL

          The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Statistical Cutoff Date and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates.

          The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following: each Financed Student Loan (i) was originated in the United States or its territories or possessions under and in accordance with the Access Program or the UNIPAC Programs (including, in the case of borrowers of Federal Loans, a financial need analysis and, in the case of borrowers of Private Loans, a creditworthiness evaluation) to a borrower who, with respect to the Initial Student Loans and Student Loans in the Subsequent Pool, has graduated or otherwise left school or is expected to graduate from or otherwise leave graduate school (and in the case of the UNIPAC Loans, undergraduate school) by ,
(ii) contains terms in accordance with those required by the Access Program or the UNIPAC Programs, as applicable, the Guarantee Agreements and other applicable requirements and (iii) with respect to the Initial Financed Student Loans and Student Loans in the Subsequent Pool, is not more than 150 days past due as of the Statistical Cutoff Date or, with respect to the Other Student Loans, more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be. As of the Statistical Cutoff Date no Initial Financed Student Loan and no Student Loan in the Subsequent Pool had a borrower who was noted in the related records of the Master Servicer as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Although there can be no assurance that a borrower of an Initial Financed Student Loan has not become involved in a bankruptcy proceeding or deceased subsequent to such date, each such loan is guaranteed as to principal and interest by a Guarantor in the event of any such bankruptcy of a borrower. Any Student Loan in the Subsequent Pool in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Financed Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Student Loans in the Subsequent Pool, Serial Loans or Guarantee Fee Advances, in each case made by the Seller in accordance with the Program and other applicable requirements. Such Serial Loans and Guarantee Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

         However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Financed Student Loans and other Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Student Loans in the Subsequent Pool as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the original term to maturity and remaining term of maturity of the Initial Financed Student Loans and Student Loans in the Subsequent Pool as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

THE FINANCED STUDENT LOANS AND SUBSEQUENT FINANCED STUDENT LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Student Loans in the Subsequent Pool as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of the Student Loans in the Subsequent Pool (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Student Loans in the Subsequent Pool may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Subsequent Financed Student Loans from the Subsequent Pool when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Financed Student Loans will vary materially.

                  COMPOSITION AS OF THE STATISTICAL CUTOFF DATE


                                                                                                           STUDENT
                                                                                INITIAL                  LOANS IN THE
                                                                               FINANCED                  SUBSEQUENT
                                                                                STUDENT                     POOL
                                                                                LOANS

Aggregate Outstanding Principal
Balance(1)...................................................                   $-------                    $--------

Number of Borrowers..........................................                    -------                     --------

Average Outstanding Principal Balance
  Per Borrower...............................................                  $-------                     $-------

Number of Loans..............................................                  --------                     --------

Average Outstanding Principal Balance
Per Loan.....................................................                  $-------                     $-------

Weighted Average Original Term to
Maturity(2)..................................................                 ---- months                 ---- months

Weighted Average Remaining Term to
Maturity(2)..................................................                 ---- months                 ---- months

Weighted Average Annual Interest
Rate(3)......................................................                      ----%                       ----%
--------------

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ with respect to the Initial Financed Student Loans ------------------ and $ , with respect to the Student Loans ----------------- in the Subsequent Pool, in each case as of the Statistical Cutoff Date.

(2)       Determined from the date of origination or the Statistical
          Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loan or and Student Loans in the
          Subsequent Pool, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(3) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Financed Student
          Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Student Loans in the Subsequent
          Pool effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans and the Student Loans in the Subsequent Pool at any time after the Statistical Cutoff Date. See
          "The Student Loan Financing Business."

           DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                 INITIAL FINANCED STUDENT LOANS              STUDENT LOANS IN THE SUBSEQUENT POOL
                                                                                                                      Perecent of
                                                                        Percent of                                    Subsequent
                                                    Aggregate            Pool by                       Aggregate       Pool by
                                                   Outstanding         Outstanding                    Outstanding    Outstanding
                                    Number of       Principal           Principal         Number       Principal      Principal
Loan Type                             Loans          Balance             Balance         of Loans       Balance        Balance
Stafford Loans,
Subsidized.................

Stafford Loans,
Unsubsidized...............

SLS Loans..................

Federal Consolidation
Loans......................         -------          ------             ------           -------        -------        ----------

Subtotal (Federal Loans)...

Law Access Loans...........

Medical AccessSM
Loans......................

Dental AccessSM
Loans......................

Business
AccessSM Loans.............

Graduate
AccessSM Loans.............

Residency Loans............

Bar Examination
Loans......................

Private Consolidation
Loans......................         -------          ------             ------           -------        -------        ----------

Subtotal (Private Loans)...         -------          ------             ------           -------        -------        ----------

   Total...................         ======          $======            100.00%           ======         $======        100.00%
                                                                       ======                                          =======

--------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

        DISTRIBUTION BY INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE


                   INITIAL FINANCED STUDENT LOANS                                         STUDENT LOANS IN THE SUBSEQUENT POOL

                                                                                                                      Perecent of
                                                                        Percent of                                    Subsequent
                                                    Aggregate            Pool by                       Aggregate       Pool by
                                                   Outstanding         Outstanding                    Outstanding    Outstanding
                                    Number of       Principal           Principal         Number       Principal      Principal
Range of Interest Rates(1)            Loans          Balance(2)          Balance         of Loans       Balance(3)      Balance
Less than 7.500%............                        $                         %                           $                    %
7.500% to 7.999%............
8.000% to 8.499%............
8.500% to 8.999%............
9.000% and above............       --------        --------------          ----          -----           -------       -------
   Total...................        ========        $=============          100%          =====           $======        100%
                                                                           ====                                        =======
--------------


 (1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Student Loans in the Subsequent Pool as of the Statistical Cutoff Date.
         However, because all the Initial Financed Student Loans and the Student Loans in the Subsequent Pool effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Student Loans in the Subsequent Pool at any time after the Statistical Cutoff Date. See "The Student Loan Financing
         Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

 DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE


                   INITIAL FINANCED STUDENT LOANS                                         STUDENT LOANS IN THE SUBSEQUENT POOL


                                                                                                                      Perecent of
                                                                        Percent of                                    Subsequent
                                                    Aggregate            Pool by                       Aggregate       Pool by
                                                   Outstanding         Outstanding                    Outstanding    Outstanding
                                    Number of       Principal           Principal         Number       Principal      Principal
Range of Outstanding                 Loans(1)       Balance(2)          Balance         of Loans       Balance(3)      Balance
Principal Balances(1)

Less than $1,000.............                       $                       %                           $                  %
$1,000 to $1,999.............
$2,000 to $2,999.............
$3,000 to $3,999.............
$4,000 to $4,999.............
$5,000 to $5,999.............
$6,000 to $6,999.............
$7,000 to $7,999.............
$8,000 to $8,999.............
$9,000 to $9,999.............
$10,000 to $10,999...........
$11,000 to $11,999...........
$12,000 to $12,999...........
$13,000 to $13,999...........
$14,000 and above............      ------          --------               ------         -----           --------        -------
   Total...................        ======          $=======               100.00%        =====           $=======        100.00%
                                                                          ======                                         =======
--------------


 (1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $ , with respect to the Initial Financed Student Loans, and $ , with respect to the Student Loans in the Subsequent Pool, in each case as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

         DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE
                             STATISTICAL CUTOFF DATE


                   INITIAL FINANCED STUDENT LOANS                                         STUDENT LOANS IN THE SUBSEQUENT POOL
                                                                                                                  Perecent of
                                                                     Percent of                                    Subsequent
                                                 Aggregate            Pool by                       Aggregate       Pool by
                                                Outstanding         Outstanding                    Outstanding    Outstanding
Number of Months                Number of       Principal           Principal         Number       Principal      Principal
Remaining to                     Loans           Balance(2)          Balance         of Loans      Balance(3)      Balance
Scheduled Maturity(1)


Less than 24...............                      $                    %                            $                 %
24 to 35...................
36 to 47...................
48 to 59...................
60 to 71...................
72 to 83...................
84 to 95...................
96 to 107..................
108 to 119.................
120 to 131.................
132 to 143.................
144 to 155.................
156 to 167.................
168 to 179.................
180 to 191.................
192 and above..............      ------          --------               ------         -----           --------        -------
   Total...................      ======          $=======               100.00%        =====           $=======        100.00%
                                                                        ======                                         =======
--------------

 (1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student
         Loan or Student Loan in the Subsequent Pool, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The
         Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

    DISTRIBUTION BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE



                   INITIAL FINANCED STUDENT LOANS                                         STUDENT LOANS IN THE SUBSEQUENT POOL
                                                                                                                  Perecent of
                                                                     Percent of                                    Subsequent
                                                 Aggregate            Pool by                       Aggregate       Pool by
                                                Outstanding         Outstanding                    Outstanding    Outstanding
                                 Number of       Principal           Principal         Number       Principal      Principal
Borrower Payment                  Loans          Balance(2)          Balance         of Loans      Balance(3)      Balance
Status(1)
In-School..................                      $                    %                             $                %
Grace......................
Deferral...................
Forbearance................
Repayment..................      ------          --------               ------         -----           --------        -------
   Total...................      ======          $=======               100.00%        =====           $=======        100.00%
                                                                        ======                                         =======

--------------

 (1)     Refers to the status of the borrower of each Initial
         Financed Student Loan as of the Statistical  Cutoff Date:
         such borrower may still be attending law school, medical school, dental school, graduate business school, or another type of graduate or undergraduate school
         ("In-School"), may  be in a grace period prior to repayment commencing
         ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

            GEOGRAPHIC DISTRIBUTION AS OF THE STATISTICAL CUTOFF DATE

                INITIAL FINANCED STUDENT LOANS              STUDENT LOANS IN THE SUBSEQUENT POOL

                                                                                                                      Perecent of
                                                                        Percent of                                    Subsequent
                                                    Aggregate            Pool by                       Aggregate       Pool by
                                                   Outstanding         Outstanding                    Outstanding    Outstanding
                                    Number of       Principal           Principal         Number       Principal      Principal
Loan Type                             Loans          Balance(2)          Balance         of Loans(3)    Balance(3)     Balance
Alabama....................                      $                         %                             $              %
Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
Florida....................
Georgia....................
Guam.......................
Hawaii.....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Puerto Rico................
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont....................
Virgin Islanda.............
Virginia...................
Washington.................
Washington DC..............
West Virginia..............
Wisconsin..................
Wyoming....................
Other......................         ------          -------            ------            ------         -------        -------
   Total...................         ======          $======            100.00%           ======         $======        100.00%
                                                                       ======                                          =======

--------------

 (1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans and the Student Loans in the Subsequent
         Pool shown on the applicable Servicer's records as of the Statistical
         Cutoff Date.

(2) Includes net principal balance due from Obligors, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

(3) Includes net principal due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ as of the Statistical Cutoff Date.

          Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

MATURITY AND PREPAYMENT ASSUMPTIONS

          The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans or obtain consolidation loans under the Federal Direct Student Loan Program, such Financed Loans will be prepaid; provided, however, that if the Seller makes any such Consolidation Loan during the Funding Period (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the Escrow Account and the Pre-Funding Account for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loan) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed declines by two percentage points with respect to any Federal Consolidation Loan made on or after October 1, 1993. See "The Student Loan Financing Business-Federal Loans Under the Programs--Federal Consolidation Loans." There can be no assurance that the Seller rather than another institution will make any particular Consolidation Loan with respect to borrowers with Financed Student Loans or that borrowers will not choose to obtain a consolidation loan under the Federal Direct Student Loan Program. In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants." See also "Description of the Transfer and Servicing Agreements--Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders if as of the Special Determination Date the Subsequent Pool Pre-Funded amount has not been reduced to zero and the total amount remaining on deposit in the Pre-Funding Account as of such date exceeds 25% of the initial principal amount of the Notes and principal balance of the Certificates and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans on or after the Distribution Date.

          On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust during the Funding Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Date.

          The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

          GENERAL. Each Financed Federal Loan will be required to be guaranteed as to principal and interest by PHEAA, ASA, NSLP, OSFA, USAF, CSLP or TGSLC and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Federal Loan that is not a SLS Loan or a Federal Consolidation Loan, Interest Subsidy Payments paid by the Department. Each Financed Private Loan will be required to be guaranteed as to principal and interest by TERI.

          FEDERAL REINSURANCE. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor for amounts paid under its Guarantee Agreement. The amount of reimbursement by the Department for Federal Loans for each fiscal year commencing October 1 varies for each Federal Guarantor depending on the annual claims rate for that Federal Guarantor (i.e., the dollar amount of reimbursement claims filed by that Federal Guarantor during that fiscal year as a percentage of the outstanding aggregate principal amount at the end of the preceding fiscal year of those Federal Loans it guarantees whose borrowers were repaying such Federal Loans at the end of the preceding fiscal year) and the date on which the loan is made as follows:


                   CLAIMS RATE                                 REIMBURSEMENT BY THE
                  OF GUARANTOR                              DEPARTMENT OF EDUCATION(1)

0% to and including 5%.............................       100%

Greater than 5% to and including 9%................       100% of claims to and including 5%; 90% of claims
                                                           greater than 5%

Greater than 9%....................................       100% of claims to and including 5%; 90% of claims
                                                          greater than 5% to and including 9%; and 80% of
                                                          claims greater than 9%

--------------
(1)      Each of the reimbursement percentages listed above is
         reduced by two percentage points for a loan  made on or
         after October 1, 1993.

         The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, including as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Student Loans. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a minimum of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Federal Programs. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Financed Federal Loans. See "Risk Factors--Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

         In issuing guarantees with respect to Student Loans, each Federal Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

         Pursuant to the 1992 Amendments, each Federal Guarantor is required to maintain a current minimum reserve level of at least 0.5% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor for the fiscal year that began in 1993, with such minimum increasing to 0.7% and 0.9% for fiscal years beginning in 1994 and 1995, respectively, and 1.1% for fiscal years beginning on or after January 1, 1996 and thereafter. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 9% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

          GUARANTORS FOR THE FINANCED FEDERAL LOANS. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC by which each of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for the Commonwealth of Pennsylvania and the State of West Virginia and has an established operating center in Harrisburg, Pennsylvania. PHEAA guarantees all Federal Loans made under the Program to borrowers attending law schools in every state except Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, Vermont and New York and certain Loans to borrowers attending school in the District of Columbia. For more information concerning PHEAA, see "The Servicers." ASA is the designated Student Loan guarantor for the Commonwealth of Massachusetts and the District of Columbia and has an established operating center in Boston, Massachusetts. ASA guarantees all Federal Loans made under the Program to borrowers attending law schools in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, Vermont and New York and certain Loans to borrowers attending school in the District of
Columbia. ASA employed approximately people as of . [NSLP is....OSFA is....USAF
is....CSLP is....TGSLC is.....] As of the Statistical Cutoff Date, approximately
%, %, %, %, %, ___% and % of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans and %, %, %, %, %, ___% and % of the Student Loans in the Subsequent Pool which are Financed Federal Loans were guaranteed by PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC, respectively.

         Pursuant to its respective Guarantee Agreement, each of the Federal Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c)  the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

         When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC pursuant to their respective Guarantee Agreements are obligations solely of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC, respectively, and are not supported by the full faith and credit of any state government, [including Pennsylvania and West Virginia; Massachusetts and the District of Columbia; Nebraska; Florida; Colorado; and Texas, respectively.]

          Each of the Federal Guarantor's guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Federal Loan being performed in accordance with the Access Program, the Higher Education Act and other applicable requirements, (ii) the timely payment to the applicable Federal Guarantor of the guarantee fee payable with respect to such Financed Federal Loan, (iii) the timely submission to the applicable Federal Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan and
(iv) the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to the applicable Federal Guarantor upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Federal Guarantor to honor its Guarantee Agreements with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the Master Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements-- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

         Set forth below is certain current and historical information with respect to each of PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC in its capacity as a Guarantor of all education loans (including but not limited to law school loans) guaranteed by each of them:

         GUARANTY VOLUME. For the two federal fiscal years ending September 30, 1992 and September 30, 1993, of the 46 guarantors of Federal Loans in the country, PHEAA has ranked as one of the two largest, ASA has ranked as one of the seven largest, NSLP has ranked as...., OSFA has ranked as...., USAF has ranked as...., CSLP has ranked as..... and TGSLC has ranked as ...... The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that have first become guaranteed by each Federal Guarantor and by all guarantors in each of the last five federal fiscal years:*



                     Stafford, SLS and PLUS Loans Guaranteed

   Federal
   Fiscal                                                                                                                All
    YEAR         PHEAA            ASA           NSLP            OSFA           USAF            CSLP          TGSLC    GUARANTORS
    ----         -----            ---           ----            ----           ----            ----          -----    ----------


1992            $               $              $               $              $               $               $            $
1993            $               $              $               $              $               $               $            $
1994            $               $              $               $              $               $               $            $
1995            $               $              $               $              $               $               $            $
1996            $               $              $               $              $               $               $            $

----------

*        The information set forth in the table above for All
         Guarantors has been obtained from the Department of Education's Guaranteed Student Loan Programs Data Books
         (each, a "DOE Data  Book") for Fiscal Years 1992 and 1993.
         Information for PHEAA, ASA, NSLP, OSFA, USAF,  CSLP and
         TGSLC was obtained from PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC, respectively. The information for "All
         Guarantors" for 1993 was obtained from the Department of Education's Loan Volume Update.

**       [Not available.]

          RESERVE RATIO. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (i) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. The following table sets forth each Federal Guarantor's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantors for the last five federal fiscal years:*



            PHEAA             ASA            NSLP             OSFA           USAF          CSLP            TGSLC
                                                                                                                          National
Fed.     Cum.              Cum.            Cum.             Cum.           Cum.            Cum.            Cum.           Average
Fiscal   Cash     Resv.    Cash    Resv.   Cash    Resv.    Cash   Resv.   Cash    Resv.   Cash    Resv.   Cash   Resv.   Reserve
Year     Resv.    Ratio    Resv.   Ratio   Resv.   Ratio    Resv.  Ratio   Resv.   Ratio   Resv.   Ratio   Resv.  Ratio   Ratio
                                                          (dollars
                                                         in millions)

1992       $       %       $        %       $       %       $          %   $          %     $           %      %
1993                                                                                                          --
1994                                                                                                          --
1995                                                                                                          --
1996                                                                                                          --

-----------
*        The information set forth in the table above with respect
         to PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC has been
         obtained from  PHEAA, ASA, NSLP, OSFA, USAF, CSLP and
         TGSLC, respectively, and the information with respect to
         the national average has been obtained from the Fiscal
         Years 1992 and 1993 DOE Data Books.  The above information with respect to PHEAA for fiscal years 1992 and  1993 and
         earlier represents a restatement of such information from
         that previously supplied by PHEAA to the Department.  The
         restated  information corrects certain errors in the
         cumulative cash reserves previously reported, which PHEAA
         has indicated resulted from a failure to  properly reflect in cumulative cash reserves all transactions which should
         have been reflected in a reconciliation of its sources and uses of  funds as at September 30 of the years indicated.
         The restatement of these reserves did not affect PHEAA's
         claims-paying ability during these  years.

**       [Not available.]

          RECOVERY RATES. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. With respect to Stafford Loans only, the table below sets forth the recovery rates for each Federal Guarantor and the national average recovery rates for all guarantors for the last five federal fiscal years:*


                                                    Recovery Rate
   Federal
   Fiscal                                                                                                                National
    YEAR         PHEAA            ASA           NSLP            OSFA           USAF            CSLP          TGSLC       AVERAGE
    ----         -----            ---           ----            ----           ----            ----          -----        -------
    1992           %               %              %               %              %               %             %          %
    1993           %               %              %               %              %               %             %          %
    1994           %               %              %               %              %               %             %          %
    1995           %               %              %               %              %               %             %          %
    1996           %               %              %               %              %               %             %          %

-------------

* The information set forth in the table above for the National Average has been compiled from the Fiscal Year 1990 DOE Data Book for Fiscal
         Year 1992. Information for PHEAA, ASA, NSLP, OSFA, USAF, CSLP and TGSLC as applicable, was provided by each entity, respectively.

**       [Not available.]

     LOAN LOSS RESERVE. [None of the Federal Guarantors] maintains a segregated loan loss reserve with respect to its student loan guarantee obligations. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Pursuant to its guarantee agreements with lending institutions, ASA is required to maintain generally an amount of cash, marketable securities and other assets with a value of at least 1% of the aggregate amount of unpaid principal on outstanding loans guaranteed by ASA.

     CLAIMS RATE. For the past five federal fiscal years, [none of the] Federal Guarantor's claims rates have exceeded 5%, and as a result, all claims of each of the Federal Guarantors have been fully reimbursed by the Department. See "--Federal Reinsurance" above. Nevertheless, there can be no assurance that any Federal Guarantor will continue to receive full reimbursement for such claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993). The following table sets forth the claims rates of each Federal Guarantor and the national average for all guarantors for each of the last five federal fiscal years:*

                                                     Claims Rate
   Federal
   Fiscal                                                                                                               All
    YEAR        PHEAA           ASA           NSLP            OSFA           USAF            CSLP          TGSLC    GUARANTORS
    ----        -----           ---           ----            ----           ----            ----          -----    ----------
    1992          %              %              %               %              %               %             %           %
    1993          %              %              %               %              %               %             %           %
    1994          %              %              %               %              %               %             %           %
    1995          %              %              %               %              %               %             %           %
    1996          %              %              %               %              %               %             %           %

-----------
*        The information set forth in the table above has been obtained from the
         Department (with respect to fiscal years 1992 and 1993) and from PHEAA,
         ASA, NSLP, OSFA, USAF, CSLP and TGSLC as applicable (with respect to fiscal years 1994, 1995 and 1996).

**       [Not available.]

          There can be no assurance that the claims rate experience of any of the Federal Guarantors for any future year will be similar to the historical claims rate experience set forth above. See "Risk Factors--Lack of Substantial Repayment History with Respect to Student Loans."

         GUARANTOR FOR THE FINANCED PRIVATE LOANS. The Eligible Lender Trustee and the Seller will enter into a Guarantee Agreement with TERI by which TERI will agree to serve as Guarantor for the Financed Private Loans. TERI was incorporated in 1985 to guarantee Student Loans. Beginning in 1990, TERI began guaranteeing LAL Loans, in 1993 began guaranteeing BEL Loans, and in 1995 began guaranteeing MAL, DAL, BAL, GAL and REL Loans pursuant to The Access GroupSM Loan Program. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts. TERI employs approximately people.

         Pursuant to its Guarantee Agreement, TERI guarantees payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Financed Private Loan as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Private Loan when due, provided such failure continues for a period of 120 days;

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c)  the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians.

         TERI's guarantee obligation with respect to any Financed Private Loan is conditioned upon the satisfaction of all the conditions set forth in the Guarantee Agreement between TERI, the Eligible Lender Trustee and the Seller. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Private Loan being performed in accordance with the Access Program and other applicable requirements, (ii) the timely payment to TERI of all guarantee fees payable with respect to such Financed Private Loan, (iii) the timely submission to TERI of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Private Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Private Loan to TERI upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI to honor its Guarantee Agreement with respect to such Financed Private Loan. In addition, in the event that any Financed Private Loan is determined to be unenforceable because the terms of such Financed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's guarantee obligation is reduced to 50% of principal (including capitalized interest and fees) and accrued interest with respect to such Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the Master Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Financed Private Loan or of the Master Servicer to purchase such Financed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

         TERI, as a Guarantor of Private Loans, is not entitled to any federal reinsurance or assistance from the Department. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the Financed Private Loans. Based upon the Rating Agencies' assessment of TERI's financial position, reserves and potential claims against it, the Seller has structured the Trust and the Securities assuming that TERI will not have the financial resources to satisfy all its obligations under its Guarantee Agreement with respect to the Financed Private Loans throughout the term of such loans.

         The following sets forth certain current and historical information with respect to TERI in its capacity as a Guarantor:

        FINANCIAL INFORMATION SUMMARY. The following table is a summary of certain financial information of TERI for the five calendar years and the six-month period referred to below:*

                                                                                                                         Six
                                                                                                                         Months
                                                                                                                         Ending
                                                                           CALENDAR YEARS ENDING DECEMBER 31,            JUNE 30,
                                                 1992            1993          1994           1995           1996         1997
                                               --------        --------      --------        -------       --------      ------
                                                                            (as restated)
                                                                            (in thousands)


Total revenue and other Support.............    $               $             $              $              $             $
Total expenses..............................
Equity in loss of related party.............
Investment in subsidiary....................
Excess of revenues over expenses............
  before income taxes.......................
Income tax provision........................
Net assets, end of year.....................
     Total Assets...........................

--------------

* The information set forth in the table above has been obtained from TERI's audited financial statements for the years ending December 31, 1992 through 1996; and from TERI's unaudited interim financial statements for the six months ending June 30, 1997.

** The information set forth in the table above for 1992, 1993, 1994, 1995 and 1996 and the six months ending June 30, 1997 does not reflect any consolidation of TERI's financial results with those of its formerly consolidated subsidiary discussed below.

         Education Loan Services Incorporated, a for-profit company providing data processing and loan portfolio servicing for lenders of student loans ("ELSI"), is affiliated with, and at all relevant times prior to 1992 (at which time TERI sold a controlling interest in ELSI) was a wholly owned subsidiary of, TERI. As a result, TERI's 1992 and 1993 financial statements account for TERI's investment in ELSI using the equity method rather than consolidating ELSI with TERI. For the year 1992, ELSI had total revenues of $________, total assets of $________, and a net loss of $________. This accounting change had no impact on TERI's reported fund balances. In 1993, TERI divested itself of all ELSI ownership.

                                                    Recovery Rate

   Federal
   Fiscal                                                                                                                 National
    YEAR            PHEAA            ASA           NSLP            OSFA           USAF            CSLP          TGSLC     AVERAGE
    ----            -----            ---           ----            ----           ----            ----          -----     -------
    1992              %               %              %               %              %               %             %           %
    1993              %               %              %               %              %               %             %           %
    1994              %               %              %               %              %               %             %           %
    1995              %               %              %               %              %               %             %           %
    1996              %               %              %               %              %               %             %           %


          GUARANTY VOLUME. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years and the six-month period referred to below:*

                                                        PRIVATE
                PERIOD                           LOANS GUARANTEED PERIOD
                                                    (IN MILLIONS)

1992..........................................
1993..........................................
1994..........................................
1995..........................................
1996..........................................
1997**........................................


--------------

* The information set forth in the table above has been obtained from TERI and has not been audited.

**       For the six-month period ending June 30, 1997.

          PROPRIETARY LOANS. Default rates for student loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

          RESERVE RATIO. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "total dollars available for guaranty payment" by the "total loans outstanding". TERI defines "total dollars available for guaranty payment" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Program"). It defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's reserve ratio as of December 31 for the five calendar years and the six-month period referred to below is set forth below:*

                               AMOUNTS AVAILABLE
                                 FOR GUARANTEE           RESERVE
            PERIOD                 PAYMENTS               RATIO
                            (dollars in thousands)

1992.......................
1993.......................
1994.......................
1995.......................
1996.......................
1997**.....................

--------------

* The information set forth in the table above has been obtained from TERI and has not been audited.

**       For the six-month period ending June 30, 1997.

     AMOUNTS AVAILABLE TO MEET GUARANTEE COMMITMENTS. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1995, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and marketable securities or their equivalents or 5.5% in total TERI funds available as security for the performance of TERI obligations. At December 31, 1996, the balance of loans outstanding guaranteed either directly or indirectly by TERI amounted to approximately $ billion. At December 31, 1996, TERI was required to have approximately $ million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or temporarily unrestricted net assets) available as security for TERI's performance as guarantor. The unrestricted and/or temporarily unrestricted net assets consist of amounts in the Designated Purposes Fund, the Guarantee Reserve Fund and the Operating Fund
 set forth below.

         As of the end of each of the five calendar years and the six-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments:*

                                                                                                     Six Months
                                                                                                     Ending
                                                    Calendar Years Ending December 31,               June 30,
                                                 1992          1993        1994     1995     1996    1997
                                                                      (as restated)
                                                                      (in thousands)

Deferred Guarantee Fee Income.................
Loan Loss Reserve.............................
Designated Purposes Fund**....................
Guarantee Reserve Fund........................
Operating Fund................................
Total Amounts Available for
    Guarantee Payments........................

--------------

* The information set forth in the table above has been obtained from TERI's audited financial statements for the years ending December 31, 1992 through 1996 and from TERI's unaudited interim financial statements for the six months ending June 30, 1997.

** Represents an irrevocable gift of funds to TERI for its use in promoting the furtherance of higher education, which includes satisfying TERI's loan guarantee obligations.

     Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Program," TERI establishes its loan loss reserve based solely on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs. TERI has significantly increased its loan loss reserve over the last two years in conjunction with an increase in the outstanding principal amount of loans guaranteed by TERI over such period.

     RECOVERY RATE. Unlike the Federal Guarantor's calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of June 30, 1997, with respect to loans defaulting in each of the five calendar years and the six-month period referred to below are as follows:*

PERIOD OF                               CUMULATIVE
DEFAULT                                 RECOVERY RATE

1992
1993
1994
1995
1996
1997**

--------------
* The information set forth in the table above has been obtained from TERI and has not been audited.

**       For the six-month period ending June 30, 1997.

The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

          CLAIMS RATE. Unlike the Federal Guarantor's calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (exclusive of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total defaults paid and the cohort default rate as of June 30 for each of the five calendar years and the six-month period referred to below:*

    YEAR IN WHICH         TOTAL DEFAULTS PAID FOR                  COHORT
    LOANS GUARANTEED      LOANS GUARANTEED TO COHORT YEAR          DEFAULT RATE
    (COHORT YEAR)         (dollars in thousands)

      1992
      1993
      1994
      1995
      1996
      1997**

--------------

* The information set forth in the table above has been obtained from TERI and has not been audited.

**       For the six-month period ending June 30, 1997.

 The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. In addition, the recent general economic recession may have contributed to reducing borrowers' ability to satisfy their loan obligations. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above. See "Risk Factors--Lack of Substantial Repayment History with Respect to Student Loans."

     SEGREGATED RESERVES FOR PRIVATE LOANS UNDER THE ACCESS PROGRAM. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Access Program. These segregated reserves, which are not available to cover TERI-guaranteed loans outside of the Access Program, are equally available to all holders of Private Loans made under the 1993-1994 Access Program, the 1994-1995 Access Program, the 1995-1996 Access Program, the 1996-1997 Access Program and the 1997-1998 Access Program, respectively, which include both the Seller and third-party purchasers of the Seller's Private Loans, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Such segregated reserves are not available to cover TERI's obligations in respect of Private Loans made under the 1990-1991 and 1991-1992 Access Programs, and the 1992-1993 Access Program, which are supported by their own segregated reserves. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the applicable segregated reserve account. Consequently, there may be one or more owners of Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Financed Private Loans made under any of the aforementioned Access Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to such Financed Private Loans. The Seller will assign the portion of its rights under the various agreements implementing these segregated reserves that is attributable to such Financed Private Loans to the Trust.

         TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Paul McCarty, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.

                      POOL FACTORS AND TRADING INFORMATION

          Each of the "Class A-1 Note Pool Factor," the "Class A-2 Note Pool Factor" and the "Certificate Pool Factor" (each, a "Pool Factor") is a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal balance of each class of Notes or the remaining Certificate Balance, respectively, as of that Distribution Date (after giving effect to distributions on such Distribution
Date), as a fraction of the initial outstanding principal balance of each class of Notes or the initial Certificate Balance, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of each class of Notes or the Certificate Balance, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of each class of Notes or the Certificate Balance, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

         Pursuant to the Indenture and the Trust Agreement, the Securityholders will receive quarterly reports concerning the payments received on the Financed Student Loans, the reduction of the Pre-Funded Amount resulting from Additional Fundings, the Pool Balance, the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities-- Reports to Securityholders."

                          DESCRIPTION OF THE SECURITIES

          Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements--Distributions."

GENERAL

          The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement, in each case substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

          The Class A-1 Notes, the Class A-2 Notes and the Certificates will each initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Securities."

THE NOTES

          DISTRIBUTIONS OF INTEREST. Interest will accrue on the principal balance of the Class A-1 Notes and the Class A-2 Notes at a rate per annum (calculated as provided below) equal to the Class A-1 Rate and the Class A-2 Rate, respectively. Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee for each Monthly Servicing Payment Date and of the Servicing Fee and the Administration Fee for each Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement". If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders (based upon the total amount of interest then due on each class of Notes).

          The "Class A-1 Rate" for each Interest Period will be equal to the lesser of (a) the T-Bill Rate for such Interest Period (determined as set forth under "--Determination of the T-Bill Rate") plus % and (b) the Student Loan Rate for such Interest Period. The "Class A-2 Rate" for each Interest Period will be equal to the lesser of the T-Bill Rate for such Interest Period (determined as set forth under "--Determination of the T-Bill Rate") plus % and (b) the Student Loan Rate for such Interest Period. The Class A-1 Rate and the Class A-2 Rate are the "Note Interest Rates."

          The "Student Loan Rate" for any Interest Period will equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in a leap year) by (ii) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Servicing Fee and the Administration Fee payable on the related Distribution Date and any Servicing Fee paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and (ii) the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

          "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Federal Loans and (iii) Investment Earnings for such Collection Period.

          Any Noteholders' Interest Index Carryover that may exist on any Distribution Date will be payable to the Noteholders on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on each class of Notes, and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate unpaid Excess Servicing Fee, if any, and then only if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount; provided that no amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance not required to be paid to Noteholders as an additional payment of principal in order to reinstate the Overcollateralization Amount to the Specified Overcollateralization Amount) will be available to pay any such Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover remaining after distribution of all Available Funds on the Note Final Maturity Date will never become due and payable and will be discharged on such date.

          DISTRIBUTIONS OF PRINCIPAL. Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount. In addition, (i) on each Distribution Date on which the Overcollateralization Amount is less than the Specified Overcollateralization Amount and (ii) in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements -- Termination," with respect to any Distribution Date occurring on or after the Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, in each case if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be released from the Reserve Account and distributed to Noteholders as an accelerated payment of principal. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates.

          Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero. The aggregate outstanding principal amount of the Class A-1 Notes will be payable in full on the Distribution Date (the "Class A-1 Final Maturity Date") and the Class A-2 Notes will be payable in full on the Distribution Date (the "Class A-2 Final Maturity Date"). Although the maturity of many of the Financed Student Loans will extend well beyond such maturity dates, the actual date on which the aggregate outstanding principal and accrued interest of the Class A-1 Notes or Class A-2 Notes are paid may be earlier than the Class A-1 or Class A-2 Final Maturity Date, as applicable, based on a variety of factors, including those described above under "Risk Factors -- Prepayment Risk from Pre-Funded Amount," "Risk Factors-- Prepayment, Maturity and Yield Risks," "Risk Factors -- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

          MANDATORY REDEMPTION. If as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount will be distributed on the first Distribution Date to redeem each class of Notes and prepay the Certificates on a pro rata basis based on the initial principal amount of each class of Notes and principal balance of the Certificates. On the Distribution Date on or immediately following the last day of the Funding Period, amounts remaining on deposit in the Pre-Funding Account after giving effect to all Additional Fundings on or prior to such date, will be applied first to redeem the Class A-1 Notes until they have been paid in full, and any remaining amounts will be applied to redeem the Class A-2 Notes.

THE CERTIFICATES

          DISTRIBUTIONS OF INTEREST. Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. Such amounts will be distributable quarterly on each Distribution Date. That interest entitlement will accrue from and including the Closing Date or from the most recent Distribution Date on which interest distributions have been made to but excluding the current Distribution Date and will be calculated as provided below. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for such Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee, and the Noteholders' Interest Distribution Amount (and the Administration Fee on any Distribution Date) for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account."

         The "Certificate Rate" for each Interest Period will be equal to the lesser of (a) the T-Bill Rate for such Interest Period (determined as set forth under "--Determination of the T-Bill Rates") plus % and (b) the Student Loan Rate for such Interest Period.

          Any Certificateholders' Interest Index Carryover that may exist on any Distribution Date will be payable to the Certificateholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance, the aggregate unpaid Excess Servicing Fee, if any, and any Noteholders' Interest Index Carryover, and then only if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount; provided that amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance not required to be paid to Noteholders as an additional payment of principal in order to reinstate the Overcollateralization Amount to the Specified Overcollateralization Amount) will not be available to pay any such Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover remaining after distribution of all Available Funds on the Certificate Final Maturity Date will never become due and payable and will be discharged on such date.

          DISTRIBUTIONS OF PRINCIPAL. Certificateholders will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds and amounts on deposit in the Reserve Account remaining after distribution of the Servicing Fee, the Administration Fee, any Noteholders Distribution Amount and the Certificateholders' Interest Distribution Amount for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account." In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements-- Termination", with respect to any Distribution Date occurring on or after the Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be released and paid to the Certificateholders as accelerated principal payments as described under "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account," subject to the prior payment in full of the Notes.

         The outstanding principal amount of the Certificates will be payable in full on the Distribution Date (the "Certificate Final Maturity Date"). The actual date on which the aggregate outstanding principal and accrued interest of the Certificates will be paid may be earlier than the Certificate Final Maturity Date, however, based on a variety of factors, including those described above under "Risk Factors -- Prepayment Risk from Pre-Funded Amount," "Risk Factors -- Prepayment, Maturity and Yield Risks", "Risk Factors -- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         If as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount will be distributed on the first Distribution Date to redeem each class of Notes and prepay the Certificates on a pro rata basis based on the initial principal amount of each class of Notes and initial principal balance of the Certificates.

          SUBORDINATION OF THE CERTIFICATES. The interests of the Certificateholders in the assets of the Trust will be subordinated to the payment to Noteholders of the Noteholders' Interest Distribution Amount for any Distribution Date. Consequently, on any Distribution Date, Available Funds and amounts on deposit in the Reserve Account remaining after payment of the Servicing Fee (and the Administration Fee on any Distribution Date) will be applied to the payment of the Noteholders' Interest Distribution Amount (but not to the payment of any Noteholders' Interest Index Carryover) for such Distribution Date prior to any distribution thereof to Certificateholders. Moreover, no distributions in respect of principal of the Certificates will be made until the Distribution Date on or after which the Notes have been paid in full. In addition, on any Distribution Date, Available Funds remaining after payment of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate unpaid Excess Servicing Fee, if any, for such Distribution Date will be applied to the payment of the Noteholders' Interest Index Carryover prior to any distribution thereof to Certificateholders to cover the Certificateholders' Interest Index Carryover. Any portion of the Certificateholders' Interest Distribution Amount not received on such Distribution Date in connection with such subordination will be treated as a Certificateholders' Interest Carryover Shortfall to be paid on succeeding Distribution Dates.

DETERMINATION OF THE T-BILL RATES

         "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills sold at the most recent 91-day Treasury bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

         Accrued interest on either class of Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

         The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming a 365-day year:

                                                                                                    Assumed Interest
                       Settlement                                     Days                     Rate on               Interest
                          DATE                                     OUTSTANDING                THE NOTES               FACTOR
1st                                                                     0                      5.00000%            0.000000000
2nd                                                                     1                      5.00000             0.000136986
3rd                                                                     2                      5.00000             0.000273973
4th                                                                     3                      5.00000             0.000410959
5th*                                                                    4                      5.15000             0.000547945
6th                                                                     5                      5.15000             0.000689041
7th                                                                     6                      5.15000             0.000830137
8th                                                                     7                      5.15000             0.000971233
9th                                                                     8                      5.15000             0.001112329
10th                                                                    9                      5.15000             0.001253425

--------------
*        First interest rate adjustment (91-day Treasury bills are
         generally auctioned weekly).

         The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes. A similar factor calculated in the same manner is applicable to the return on the Certificates.

         The Administrator intends to make information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P., but such information may not become available until several months after the Closing Date.

THE INDENTURE

         MODIFICATION OF INDENTURE. With the consent of the holders of a majority of the outstanding Notes, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

          Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes,
(vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding;
(iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders under the Indenture on any Distribution Date is limited to the amount of Available Funds and amounts on deposit in the Reserve Account after payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount. Any such shortfalls on any Distribution Date will be carried over as a Noteholders' Principal Carryover Shortfall to be paid on succeeding Distribution Dates. Therefore, the failure to pay principal on the Class A-1 Notes may not result in the occurrence of an Event of Default until the Class A-1 Final Maturity Date and the failure to pay principal on the Class A-2 Notes may not result in the occurrence of an Event of Default until the Class A-2 Final Maturity Date. In addition, the failure to pay the aggregate amount of Noteholders' Interest Index Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

          If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding at any time prior to the entry of judgment for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, either require the Eligible Lender Trustee to sell the Financed Student Loans, subject to compliance with the rights of first offer held by The Access GroupSM, PHEAA [and UNIPAC], or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all outstanding Notes consent to such sale,
(ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or
(iii) the Indenture Trustee determines that the collections on the Financed Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding. If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the Holders of Class A-1 Notes and Class A-2 Notes on a pro rata basis, based on the amount then owing on each class of Notes.

          Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

          None of the Indenture Trustee, the Seller, the Administrator, the Master Servicer, the Servicers or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          CERTAIN COVENANTS. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the Notes and the Certificates would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to the Trust or to any Certificateholder or Noteholder.

          The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

          The Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. After the Funding Period, the Trust may not make any Additional Fundings.

          The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

          ANNUAL COMPLIANCE STATEMENT. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         THE INDENTURE TRUSTEE. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedel Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE MASTER SERVICER, THE SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

          The Notes and the Certificates will initially be issued in book-entry form. The Notes and the Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Master Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

 LIST OF SECURITYHOLDERS

         Three or more holders of the Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

          Three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance may, by written request to the Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other
Certificateholders with respect to their rights under the Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

         On each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the related quarterly report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust."

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture or the Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of certain terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Each of such Transfer and Servicing Agreements will be substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after _____, 1997 and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amount in the Pre-Funding Account. See "--Additional Fundings" for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.

          In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, on the date on which transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Initial Financed Student Loans is true and correct as of the Statistical Cutoff Date and, in some cases, the Closing Date; (iii) the information provided with respect to the Subsequent Financed Student Loans is true and correct as of the Statistical Cutoff Date and, as of the related Subsequent Cutoff Date, no claim has been made to a Guarantor with respect to such Student Loans; and (iv) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date or Transfer Date (as defined below), as applicable, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the Access Program, the UNIPAC Programs or under any Guarantee Agreement.

          Following the discovery by or notice to the Seller of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders or the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period, at the related Purchase Price as of the day of repurchase plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the Seller will reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the applicable Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee on behalf of the Trust. The Seller's and the applicable Servicer's accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

          The Administrator will establish and maintain the Collection Account, the Pre-Funding Account, the Escrow Account, the Negative Carry Account and the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

          Funds in the Collection Account, the Pre-Funding Account, the Escrow Account, the Negative Carry Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds (including funds for which the Indenture Trustee or the Eligible Lender Trustee or any of their respective affiliates or any of the Seller's affiliates is investment manager or advisor) and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be the Master Servicer or an affiliate thereof, the Eligible Lender Trustee or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

ADDITIONAL FUNDINGS

          On the Closing Date, for administrative convenience, a portion of the Pre-Funded Amount in an amount equal to the Subsequent Pool Pre-Funded Amount ($ ) will be allocated to the Subsequent Pool Pre-Funding Subaccount and the remainder of the Pre-Funded Amount, equal to the Other Additional Pre-Funded Amount ($ ), will be allocated to the Other Additional Funding Subaccount. The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Student Loans constituting all or part of the Subsequent Pool. The Subsequent Pool Pre-Funded Amount will be reduced on each date Student Loans from the Subsequent Pool are transferred to the Trust by the aggregate amount of the Purchase Price of each Student Loan so transferred on such date.

          The Trust intends to use funds on deposit in the Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Financed Student Loans. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Student Loans from the Subsequent Pool, then the amount of such deficiency may be withdrawn from the Other Additional Funding Subaccount. In addition, funds on deposit in the Other Additional Funding Subaccount will be used from time to time during the Funding Period (i) to cover collections of interest on certain of the Financed Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Financed Student Loans and (ii) under certain circumstances, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Serial Loans (including additional amounts necessary to purchase Consolidation Loans) and Guarantee Fee Advances made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date and Subsequent Financed Student Loans as of the related Subsequent Cut-off Date. See "The Student Loan Financing Business--Federal Loans Under the Programs--Federal Consolidation Loans" and "--Private Loans Under the Access Program--Private Consolidation Loans". "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Financed Student Loan. The Seller expects that the amount of Additional Fundings will approximate 100% of the Pre-Funded Amount by the last day of the Collection Period preceding the Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be distributed first to the holders of the Class A-1 Notes until they have been paid in full, and any remaining amounts will be paid to the holders of the Class A-2 Notes as a payment of principal. If as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date to redeem each class of Notes and prepay the Certificates on a pro rata basis based on the initial principal amount of each class of Notes and the initial principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. Although the Seller intends to sell all of the Student Loans constituting the Subsequent Pool to the Trust on or prior to the Special Determination Date, because of the potential for a bankruptcy or death of a borrower subsequent to the Statistical Cutoff Date and other administrative reasons, the Seller may not be able to sell all such Student Loans to the Trust.

         Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase, subject to the limitation set forth below on the amount of Consolidation Loans that may be transferred to the Trust, Other Student Loans having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans repaid by any Other Student Loans that are Consolidation Loans) of not less than $ (less the amount of other Additional Fundings made by the Trust during the Funding Period) to the extent that such Other Student Loans are available (of which an amount equal to approximately $ will be expressly set aside within the Other Additional Funding Subaccount for the purchase of Guarantee Fee Advances during the Funding Period); provided however, that the Trust will not purchase Other Student Loans which constitute Financed Private Loans such that the amount of Financed Private Loans would exceed 20% of the Financed Student Loans, based on the aggregate principal balance thereof. The obligation to purchase any Additional Student Loan (including a Student Loan in the Subsequent Pool) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others: (i) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or elsewhere, (ii) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders and (iii) the Seller will deliver certain opinions of counsel to the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan. In addition, (a) no Private Consolidation Loan will be transferred to the Trust unless at least one underlying loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Consolidation Loan will be transferred to the Trust if the purchase price required to be paid for such Consolidation Loan when added to the aggregate purchase price previously paid by the Eligible Lender Trustee for all Consolidation Loans during the Funding Period would cause the aggregate purchase price paid by the Eligible Lender Trustee for Consolidation Loans transferred to the Trust to exceed $ . On each fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month and certain other dates designated by the Seller during the Funding Period (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Student Loans made or, with respect to Student Loans in the Subsequent Pool, owned during the period preceding such Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the Master Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of the Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans, will be withdrawn first from the Escrow Account to the extent amounts are available therein and then from the Pre-Funding Account on such date and transferred to the Seller. Amounts in the Escrow Account will not be available to purchase any Student Loan in the Subsequent Pool.

          With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable, held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans (and Underlying Private Loans, as applicable) plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer from the Pre-Funding Account of an amount equal to the Purchase Price of such Serial Loan.

          Amounts on deposit in the Escrow Account will be invested in Eligible Investments (see "-- Accounts") and will be used on the succeeding Transfer Date, as described above, to purchase Additional Student Loans from the Seller. Any of such amounts remaining in the Escrow Account on such Transfer Date after giving effect to the conveyance of all such Additional Student Loans on such Transfer Date will be deposited into the Collection Account and distributed as Available Funds on the Distribution Date immediately following such Transfer Date.

SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, the Master Servicer has agreed to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, the applicable Servicer will hold on behalf of the Trust the notes evidencing, and other documents relating to, that Financed Student Loan. The Master Servicer is required pursuant to the Sale and Servicing Agreement to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

          Without limiting the foregoing, the duties of the Master Servicer under the Sale and Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans, including claiming and obtaining any Guarantee Payments with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator"), responding to inquiries from borrowers on the Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish quarterly and annual statements to the Administrator with respect to such information, in accordance with the customary standards and as otherwise required in the Sale and Servicing Agreement.

     The Master Servicer does not currently service Student Loans for itself or for others. The Sale and Servicing Agreement requires that the Master Servicer will appoint sub-servicers to service the Financed Student Loans. The Master Servicer will initially appoint PHEAA as sub-servicer with respect to certain of the Financed Federal Loans and all of the Financed Private Loans and UNIPAC as sub-servicer with respect to certain of the Financed Federal Loans. [The Master Servicer may terminate one or both of the Servicers or decide not to renew its contractual relationship with one or both of the Servicers; however, no party other than PHEAA and UNIPAC may be the sub-servicers of any Financed Student Loans unless the Rating Agency Condition has been satisfied.] "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 30 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have noticed the Seller, the Master Servicer, the Eligible Lender Trustee or the Indenture Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes.

         In any event, no sub-servicing arrangement will relieve the Master Servicer of its duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the Financed Student Loans.

PAYMENTS ON FINANCED STUDENT LOANS

         Except as provided below, the Master Servicer shall cause each Servicer to deposit all payments on Financed Student Loans for which such Servicer is acting as Servicer (from whatever source) and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that Key Bank USA, National Association, satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as Key Bank USA, National Association, is the Administrator and provided that (i) there exists no Administrator Default (as described below) and
(ii) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, the Servicers and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by the Master Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

MASTER SERVICER COVENANTS

         In the Sale and Servicing Agreement, the Master Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required in order to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders;
(b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in the Financed Student Loans and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Access or UNIPAC program requirements.

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

         Under the terms of the Sale and Servicing Agreement, if the Seller or the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

SERVICING COMPENSATION

         The Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in an amount equal to the sum of (i) % per annum of the Pool Balance as of the last day of the preceding calendar month and (ii) certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees and similar charges, as compensation for performing the functions as master servicer for the Trust described above. The Servicing Fee set forth in clause (i) above may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Master Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date.

         Notwithstanding the foregoing, in the event that the fee payable to the Master Servicer as defined above for any Monthly Payment Date would exceed % per annum of the Pool Balance as of the last day of the preceding calendar month (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date plus any deconversion fees referred to below. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the "Excess Servicing Fee"), will be payable to the Master Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance, but only if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount. The Master Servicer will only be entitled to receive the Excess Servicing Fee if and to the extent that Available Funds exist to make such payments after making all prior distributions and deposits.

         The Servicing Fee and the Excess Servicing Fee will compensate the Master Servicer and, indirectly, each Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Excess Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

          In the event of (i) any sale of the Financed Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, PHEAA, [UNIPAC] or the Master Servicer in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA [or UNIPAC, as applicable] as a Servicer or (ii) any termination by the Trust of PHEAA as a Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Master Servicer Default which resulted in the termination of PHEAA as a Servicer, the Trust shall pay to PHEAA the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $ for each in-school Stafford Loan, in-school deferred SLS Loan, LAL Loan, MAL Loan, DAL Loan, BAL Loan, GAL Loan, BEL Loan, and REL Loan; and (b) $ for each loan of any other status or loan type [or (iii) any termination by the Trust of UNIPAC as a Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Master Servicer Default which resulted in the termination of UNIPAC as a Servicer, the Trust shall pay to UNIPAC the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $______ and (b) $____ for each loan of any other status or loan type.]

DISTRIBUTIONS

         DEPOSITS TO COLLECTION ACCOUNT. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment of the Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

                  (i) all collections received by either Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) but net of (x) any Federal Origination Fee payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, and (y) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

                  (ii)  any Interest Subsidy Payments and Special
         Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Federal Loans;

                  (iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Collection Period in accordance with the Master Servicer's customary servicing procedures, net of expenses incurred by the Master Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods;

                  (iv) that portion of amounts released from the Pre-Funding Account with respect to Additional Fundings relating to those interest costs on the Financed Student Loans which were, are or will be capitalized for the then elapsed portion of such Collection Period;

                  (v) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during such Collection Period;

                  (vi) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans;

                  (vii) with respect to the first Distribution Date, the amount transferred from the Negative Carry Account to the Collection Account; and

                  (viii) Investment Earnings for such Distribution Date; provided, however, that Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Monthly Payment Date or Distribution Date and (B) except as expressly included in clause (iv) above, amounts released from the Pre-Funding Account.

         DISTRIBUTIONS FROM COLLECTION ACCOUNT. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Master Servicer the Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

         On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the Available Funds for the related Collection Period:

                  (i) to the Master Servicer, the Servicing Fee due on such Distribution Date and all prior unpaid Servicing Fees;

                  (ii) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection
         Periods;

                  (iii) to the Noteholders, the Noteholders' Interest Distribution Amount;

                  (iv) to the applicable Noteholders, the Noteholders' Principal Distribution Amount;

                  (v) to the Certificateholders, the Certificateholders' Interest Distribution Amount;

                  (vi) on each Distribution Date on and after which the Notes have been paid in full, to the Certificateholders, the Certificateholders' Principal Distribution Amount;

                  (vii) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

                  (viii) if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount, to the Master Servicer, the aggregate unpaid amount, if any, of the Excess Servicing Fee;

                  (ix) if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount, to the Noteholders on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any;

                  (x) if the Overcollateralization Amount is greater than the Specified Overcollateralization Amount, to the Certificateholders, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any; and

                  (xi) to the Reserve Account, any remaining amounts after application of clauses (i) through (x).

         For purposes hereof, the following terms have the following meanings:

         "Certificate Balance" equals $ as of the Closing Date and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (i) the sum of the Certificateholders' Interest Distribution Amount on the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders on such preceding
 Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

         "Certificateholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Certificateholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, however, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date on or after which the Notes have been paid in full, the excess of (i) the sum of the Certificateholders' Principal Distribution Amount on such Distribution Date and any outstanding
Certificateholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Distribution Date.

          "Certificateholders' Principal Distribution Amount" means, on each Distribution Date on and after which the principal balance of the Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Noteholders on such Distribution Date) and (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Certificate Final Maturity Date, the principal required to be distributed to the Certificateholders will include the amount required to reduce the outstanding principal balance of the Certificates to zero.

         "Covered Losses" means the lesser of (a) Realized Losses and (b) the sum of Excess Interest plus the Reserve Account Covered Amount.

         "Excess Interest" for any Distribution Date means the net amount of interest collections on deposit in the Collection Account after taking into account any withdrawals therefrom to pay the Servicing Fee, Administration Fee and Noteholders' Interest Distribution Amount due on such date and the Servicing Fee, on prior Monthly Servicing Distribution Dates relating to the current Collection Period.

          "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (i) the sum of the Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average of the Class A-1 Rate and the Class A-2 Rate from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of each class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders of each class on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

         "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero, and (ii) on the Class A-2 Final Maturity Date or on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination," the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

         "Overcollateralization Adjustment" means the excess of (a) the excess of (i) the Overcollateralization Amount over (ii) the Specified
Overcollateralization Amount over (b) the excess of (x) Realized Losses over (y) Covered Losses.

         "Overcollateralization Amount" for any Distribution Date means the excess of (i) the sum of the Pool Balance and the Pre-Funded Amount over (ii) the outstanding principal amount of the Notes and the Certificate Balance as of the preceding Distribution Date (after giving effect to any distribution of principal on such date).

          "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment and for which a corresponding Additional Funding will be made on the related Transfer Date), after giving effect to the following without duplication: (i) all payments received by the Trust during such Collection Period from or on behalf of borrowers, Guarantors and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"), (ii) all purchase Amounts received by the Trust for such Collection Period from the Seller or the Servicers, (iii) all Additional Fundings made from the Escrow Account and the Pre-Funding Account with respect to such Collection Period and (iv) all losses realized on Financed Student Loans liquidated during such Collection Period.

          "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections received by any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) all Liquidation Proceeds attributable to the principal amount of Financed Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Master Servicer's customary servicing procedures, together with all Covered Losses on such Financed Student Loans; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during the related Collection Period; (iv) the Principal Distribution Adjustment, if any; and (v) to the extent attributable to principal amounts, if any, released from the Escrow Account (other than Investment Earnings) and deposited into the Collection Account on any Transfer Date; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period; and provided further, that for each Distribution Date before the Distribution Date and, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--Termination," on any Distribution Date thereafter on which the Pool Balance is not equal to 10% or less of the Initial Pool Balance, the Principal Distribution Amount shall be reduced by an amount equal to the Overcollateralization Adjustment, if any.

         "Principal Distribution Adjustment" means, with respect to any Distribution Date, the amount of Available Funds on such Distribution Date to be used to make additional principal distributions to Noteholders (and, after the Notes have been paid in full, Certificateholders) to account for (i) the amount of any insignificant balance remaining outstanding as of such Distribution Date on a Financed Student Loan after receipt of a final payment from a borrower or Guarantor, when such insignificant balances are waived in the ordinary course of business by the Master Servicer at the direction of the Administrator in accordance with the Sale and Servicing Agreement, or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized or the rebate to borrowers of amounts paid by borrowers as required by applicable law.

         "Realized Losses" means the excess of the principal balance of the Liquidated Student Loans over Liquidation Proceeds to the extent allocable to principal.

         "Reserve Account Covered Amount" for any Distribution Date means the excess of Realized Losses over the sum of (a) Excess Interest and (b) the Overcollateralization Amount.

CREDIT ENHANCEMENT

         NEGATIVE CARRY ACCOUNT. Pursuant to the Sale and Servicing Agreement, the Negative Carry Account will be created with an initial deposit by the Seller on the Closing Date of cash or certain Eligible Investments in an amount equal to the Negative Carry Account Initial Deposit. On the date on which all of the Student Loans in the Subsequent Pool that can be transferred to the Trust have been transferred, but in no event later than the Special Determination Date (the "Final Subsequent Transfer Date"), the Administrator will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the difference (if positive) between (i) the product of (a) a fraction the numerator of which is the actual number of days from the Cutoff Date to the Subsequent Cutoff Date relating to the Student Loans transferred on the Final Subsequent Transfer Date, and the denominator of which is 366, (b) the current weighted average of the Note Interest Rates (as defined under "Description of the Securities--The Notes") and the Certificate Interest Rate (as defined under "Description of the Securities--the Certificates") as measured for the period of time commencing on the Closing Date and ending on the Final Subsequent Pool Transfer Date, and (c) the Subsequent Pool Pre-Funded Amount, minus (ii) the investment earnings on the Subsequent Pool Pre-Funded Amount. After making such deposit to the Collection Account, any amounts remaining in the Negative Carry Account may be released to the Seller.

         RESERVE ACCOUNT. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Distribution Date by deposit therein of (i) the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount and the Certificateholders' Distribution Amount, all for such Distribution Date, and
(ii) any remaining Available Funds after application of clause (i) above and after payment of any unpaid Excess Servicing Fee, any unpaid Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover as of such Distribution Date to the extent described above under "--Distributions". The Reserve Account will also be augmented on each date that a Student Loan in the Subsequent Pool is transferred by the Seller to the Trust by a transfer from the Pre-Funding Account of a portion of the Purchase Price payable to the Seller in respect of such Student Loan in the Subsequent Pool in an amount equal to % of the aggregate principal balance of such Student Loan. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

         "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to the greater of (i)
   % of the sum of the Pool Balance plus the Other Pre-Funded Amount, in each case as of the close of business on the last day of the related Collection Period and (ii) % of the Initial Pool Balance; provided, however, that such balance will be subject to adjustment in certain circumstances described herein and in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

         "Specified Overcollateralization Amount" with respect to any Distribution Date will be equal to the excess of the Specified Credit Enhancement Amount over the Specified Reserve
Account Balance.

         "Specified Credit Enhancement Amount" with respect to any Distribution Date generally will be equal to the greater of (i)
   % of the sum of the Pool Balance plus the Other Pre-Funded Amount, in each case as of the close of business on the last day of the related Collection Period and (ii) % of the Initial Pool Balance.

         "Overcollateralization Amount" for any Distribution Date means the excess of (i) the sum of the Pool Balance and the Pre-Funded Amount over (ii) the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates as of the preceding Distribution Date (after giving effect to any distribution of principal on such date).

          Funds will be withdrawn from cash in the Reserve Account on any Monthly Servicing Payment Date or Distribution Date to the extent that the amount of Available Funds on such Monthly Servicing Payment Date or Distribution Date is insufficient to pay the Servicing Fee on a Monthly Servicing Payment Date or any of the items specified in clauses (i) through (vi) under "--Distributions--Distributions from Collection Account" on a Distribution Date. Such funds will be paid from the Reserve Account to the Master Servicer, on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (i) through (vi) on a Distribution Date. As a result of the subordination of the Certificates to the Notes described elsewhere herein, however, any amounts that the Certificateholders would otherwise receive from the Reserve Account in respect of the Certificateholders' Distribution Amount will be paid to the Noteholders until the Noteholders' Distribution Amount for such Distribution Date has been paid in full. See "--Subordination of the Certificates."

         On each Distribution Date on which the Overcollateralization Amount is less than the Specified Overcollateralization Amount, if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of such excess to Noteholders as an accelerated payment of principal; provided, however, that such excess shall only be distributed to Noteholders to the extent required to raise the Overcollateralization Amount on such date (after giving effect to all distributions on such date) to an amount equal to the Specified Overcollateralization Amount.

         In the event the Financed Student Loans are not sold pursuant to the auction process described below under "--Termination," with respect to any Distribution Date occurring on or after the Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, if the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator will instruct the Indenture Trustee to distribute the amount of such excess as an accelerated payment of principal first to the Noteholders until the outstanding principal balance of the Notes is paid in full and then to the Certificateholders until the Certificate Balance is paid in full; provided that the amount of such distribution shall not exceed the principal balance of the Notes or the Certificate Balance, as applicable, after giving effect to all other payments of principal to be made on such date.

         If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date and the Overcollateralization Amount is greater than or equal to the Specified Overcollateralization Amount, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Excess Servicing Fee, Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance not required to be paid to the Noteholders as an additional payment of principal in order to raise the Overcollateralization Amount to the Specified Overcollateralization Amount) will not be available to cover any aggregate unpaid Excess Servicing Fees, Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

         SUBORDINATION OF THE CERTIFICATES. The interests of the Certificateholders in the assets of the Trust will be subordinated to payments on the Notes to the extent of the Noteholders' Distribution Amount for any Distribution Date. This subordination is intended to increase the likelihood of timely receipt by the Noteholders of the Noteholders' Distribution Amount for any Distribution Date. See "Description of the Securities--The Certificates--Subordination of the Certificates."

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date, the Administrator (based on the quarterly statements and other information provided to it by the Master Servicer) will provide to the Indenture Trustee and the Trust as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

                  (i) the amount of the distribution allocable to principal of the Class A-1 Notes, the Class A-2 Notes or the Certificates, as the case may be;

                  (ii) the amount of the distribution allocable to interest on each of the Class A-1 Notes, the Class A-2 Notes and the Certificates, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the T-Bill Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the T-Bill Rate for such Interest Period is 100 basis points greater than the T-Bill Rate of the preceding Determination Date or the 52 Week Treasury Bill Rate is 100 basis points less than the T-Bill Rate as of such Determination Date);

                  (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (i) above;

                  (v) the aggregate outstanding principal balance of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the amount of the Servicing Fee and any Excess Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator, respectively, with respect to such Collection Period, and the amount, if any, of the Excess Servicing Fee remaining unpaid after giving effect to any such payment;

                  (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                  (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

                  (ix) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

                  (x) for the first Distribution Date, the amount, if any, remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Student Loans in the Subsequent Pool and is being paid out to Noteholders and Certificateholders; and

                  (xi) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to Noteholders.

         "52 Week T-Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) with certain standards under the Sale and Servicing Agreement relating to the servicing of the Financed Student Loans.

         The Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) with all applicable standards under the Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

         The Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Master Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over the Master Servicer or its properties. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of obligations and its duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

 MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         "Master Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (2) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations [and (iv) failure by the Master Servicer [to cause the Servicers] to comply with any requirements under the Higher Education Act resulting in a loss of its [such Servicer's] its eligibility as a third-party servicer.]

         "Administrator Default" under the Sale and Servicing Agreement or the Administration Agreement will consist of (i)(A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (2) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         [As long as a Master Servicer Default under the Sale and Servicing Agreement or an Administrator Default under the Sale and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the Administrator, and no Master Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Sale and Servicing Agreement or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, unless such compensation arrangements will not result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event a Master Servicer Default or an Administrator Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Master Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default occurs and is continuing.]

WAIVER OF PAST DEFAULTS

          The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement, or any default by the Administrator of its obligations under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer and the Administrator which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

         Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders", as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

AMENDMENT

          The Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

INSOLVENCY EVENT

         If any of certain events of insolvency or receivership, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or certain actions by the Seller indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller) to the effect that such group disapproves of the liquidation of the Financed Student Loans and termination of the Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of PHEAA [and UNIPAC] will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Financed Student Loans and, if either is the highest bidder, the Financed Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the Certificateholders will be reduced and the Certificateholders will incur a loss.

         The Trust Agreement provides that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Eligible Lender Trustee by each Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

         Under the Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

         The obligations of the Master Servicer, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less of the Initial Pool Balance, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Seller.

          Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates (other than the Seller and the Master Servicer), The Access GroupSM, PHEAA, [UNIPAC] and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of (i) the Auction Purchase Amount, (ii) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Auction Purchase Amount and the fair market value of the Financed Student Loans, the Indenture Trustee will not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters (as set forth under "Underwriting") or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the __________ Distribution Date, if the Pool Balance is equal to 10% or less of the Initial Pool Balance and the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is in excess of the Specified Reserve Account Balance for such Distribution Date the Administrator will direct the Indenture Trustee to distribute the amount of such excess as an accelerated payment of principal.

ADMINISTRATOR

          The Bank, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee and the Sale and Servicing Agreement with the Trust, the Seller, the Master Servicer and the Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Servicing Payment Date or any Distribution Date, as applicable; (ii) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Servicing Payment Date and each Distribution Date; (iii) to prepare and file with the Department all appropriate claims forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Financed Federal Loans; (iv) to prepare (based on the quarterly and annual reports received from the Master Servicer) and provide monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information; and (v) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $ per quarter (the "Administration Fee").

               CERTAIN LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

         The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust constitutes a valid sale and assignment of such Financed Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collections with respect thereto. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, the Financed Student Loans would be considered general intangibles for purposes of the applicable Uniform Commercial Code (the "UCC"). If such transfer is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Eligible Lender Trustee's security interest. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Eligible Lender Trustee's interest from third parties.

          If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans coming into existence after the Closing Date could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Financed Student Loan comes into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loans. Under the Sale and Servicing Agreement, however, the Seller will warrant that it has transferred the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust, except as provided below.

         Pursuant to the Sale and Servicing Agreement, the applicable Servicer as custodian on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

         In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator, may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Master Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default and Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the Trust may be liable for certain violations of consumer protection laws that apply to the Financed Student Loans, either as assignee from the Seller or as the party directly responsible for obligations arising after the transfer. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements-- Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED
STUDENT LOANS

          The Higher Education Act, including the implementing regulations thereunder (in the case of Federal Loans), The Access GroupSM Loan Program, and the UNIPAC Programs impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of Federal Loans and the performance of a creditworthiness evaluation in the case of Private Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the Sale and Servicing Agreement to perform collection and servicing procedures on behalf of the Trust. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans could result in adverse consequences. In the case of any such Financed Federal Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans. In the case of the Financed Private Loans, failure to make or service properly such Private Loans in accordance with such procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments from TERI with respect to such Financed Private Loans.

          Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the Trust's ability to pay principal and interest on the Notes and to make distributions in respect of the Certificates. Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase any Financed Student Loan, or the Master Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants". The failure of the Seller or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

          Neither Financed Federal Loans nor Financed Private Loans are generally dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code, unless (A) with respect to Financed Federal Loans only, such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy or (B) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                            MATERIAL TAX CONSEQUENCES

         Set forth below is a summary of material Federal income tax consequences of the purchase, ownership and disposition of the Securities. Jones, Day, Reavis & Pogue, special tax counsel for the Trust ("Tax Counsel") is of the opinion that the discussion hereunder fully and fairly discloses all material tax risks associated with the purchase, ownership and disposition of the Securities.

         This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, life insurance companies, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service (the "IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

         Prospective investors are advised to consult their own tax advisors with regard to their particular circumstances as to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state (other than Pennsylvania), foreign country or other jurisdiction. The Trust has been provided with an opinion of counsel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

MATERIAL FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         TAX CHARACTERIZATION OF THE NOTES AND THE TRUST. Tax Counsel is of the opinion that based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be treated as debt for Federal income tax purposes. There is, however, no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

          Although the matters are not free from doubt, Tax Counsel is also of the opinion that based on the applicable provisions of the Trust Agreement and related documents, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and will not be subject to Pennsylvania income or franchise tax. If the Trust were taxable for Federal income tax purposes as a corporation, the income from the Financed Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to Pennsylvania income or franchise tax, the amount of cash available to make payments on the Notes would be reduced.

         If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

         INTEREST INCOME ON THE NOTES. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on an accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID. A holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

         SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

         FOREIGN HOLDERS. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or KeyCorp (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or KeyCorp is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         Proposed regulations ("Withholding Proposals") issued by the IRS were published in the Federal Register on April 22, 1996. If and when finalized, the Withholding Proposals would substantially modify the existing rules summarized above for the withholding of U.S. tax on payments of certain kinds of income (including interest and OID paid by U.S. obligors) to foreign persons. The Withholding Proposals would, if finalized in their current form and upon becoming effective, make significant changes to certain of the procedures and certification requirements described above in order to secure a reduction in, or an exemption from, U.S. withholding tax otherwise due with respect to payments to Noteholders who are foreign persons. Subject to certain exceptions and transition rules, if finalized in their current form the Withholding Proposals would be effective for payments made after December 31, 1997, regardless of the date of issuance of the instrument with respect to which those payments are made. There can be no assurance that the Withholding Proposals will be finalized (whether before or after their proposed effective date) or, if they are finalized, that they will not be materially modified from their current form. Prospective Noteholders who are foreign persons are urged to consult their own tax advisors with respect to the possible impact of the Withholding Proposals on their particular situations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% [or 30% for nonresident aliens] of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

         The Withholding Proposals would, if finalized in their current form and upon becoming effective, modify the foregoing rules to conform them generally to the rules proposed therein with respect to withholding of U.S. tax on certain payments to foreign persons and referred to above. Prospective Noteholders who are foreign persons are urged to consult their own tax advisors with respect to the possible impact of the Withholding Proposals on their particular situations.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT
TO THE NOTES

         The activities to be undertaken by PHEAA in servicing and collecting the Financed Student Loans will take place in Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, Tax Counsel has advised the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

MATERIAL FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         TAX CHARACTERIZATION OF THE TRUST. The Seller and the Master Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, state franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         If the Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). However, in the opinion of Tax Counsel, the Trust will not be classified as an association taxable as a corporation because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.

         Even if the Trust were not an association taxable as a corporation under the rules described above, it would still be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, (although the matter is not free from doubt) because of the nature of the income of the Trust, in the opinion of Tax Counsel, the Trust will not be a publicly traded partnership taxable as a corporation.

          As a result of the foregoing, in the opinion of Tax Counsel, the Trust will not be an association or publicly traded partnership taxable as a corporation. Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Financed Student Loans.

         PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Financed Student Loans (including appropriate adjustments for market discount, original issue discount and premium), investment income from Eligible Investments in the Trust Accounts and any gain upon collection or disposition of the Financed Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Financed Student Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such Interest Period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Financed Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Seller. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period based on the Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          Additionally, most of the taxable income allocated to a Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income", which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Master Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Financed Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse affect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Financed Student Loans were not issued (or will not be issued) with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Financed Student Loans may be greater or less than the remaining principal balance of the Financed Student Loans at the time of purchase. If so, the Financed Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) The Trust will make an election that will result in any such market discount on the Financed Student Loans being included in income currently as such discount accrues over the life of the loans. As indicated above, a portion of such market discount income will be allocated to Certificateholders. Similarly, the Trust will make an election to amortize any market premium over the life of the Financed Student Loans, which could result in additional deductions allocated to the Certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust (which include the Certificates and the Seller's interest) are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. (Treasury Regulations that would change this treatment have recently been proposed, but are not yet effective.) The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Financed Student Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

          SECTION 754 ELECTION. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

         The Seller, as the "tax matters partner", will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. If the Trust is considered to be engaged in a trade or business in the United States, it may be required to withhold taxes on income allocable to non-U.S. Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Because it is unclear whether the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the computation of the branch profits tax) on its share of the Trust's income. Each foreign holder should obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder may be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

       PROPOSED TAX LEGISLATION. Certain proposed legislation would apply special rules to "large partnerships", defined as partnerships with at least 250 partners during a taxable year (counting towards such total each owner during the year of a partnership interest that is transferred during the year). Under the legislation, certain computations are made at the partnership level rather than the partner level, which could have the effect of disallowing a share of partners' deductions under certain circumstances. Moreover, large partnerships would become subject to new audit procedures. No prediction can be made whether such legislation will be enacted, the form in which it might be enacted or the ultimate effective date of such legislation.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT
TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Tax Counsel is of the opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

                              ERISA CONSIDERATIONS

THE NOTES

         The Notes may be purchased by an employee benefit plan subject to ERISA or by an individual retirement account described in Section 408(a) of the Code (both hereinafter referred to as "Plans"). Before acquiring a Note, a fiduciary of a Plan must determine that the acquisition of the Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code, but rather are subject to state laws regulating fiduciary conduct.

THE CERTIFICATES

         The Certificates may not be purchased by a Plan or by any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity (each, a "Benefit Plan"). The acquisition of a Certificate is the acquisition of an equity interest in the Trust. The acquisition of an equity interest in the Trust by a Benefit Plan could result in the assets of the Trust being deemed to be assets of a Benefit Plan ("Plan Assets") under ERISA. ERISA and the Code contain prohibited transaction rules which apply to transactions involving Benefit Plans and to transactions involving Plan Assets. A violation of the prohibited transaction rules may result in an excise tax or other penalty or liability being imposed on the persons engaged in the prohibited transaction. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A-1 Notes, Class A-2 Notes and Certificates set forth opposite its name:


                                                                    Principal               Principal              Principal
                                                                    Amount of               Amount of              Amount of
    UNDERWRITER                                                     CLASS A-1               CLASS A-2            CERTIFICATES
                                                                      NOTES                  NOTES
Key Capital Markets, Inc...................                   $------------                  $---------           $----------
---------------------......................                   $------------                  $---------           $----------
---------------------......................                   $------------                  $---------           $----------
       Total...............................                   $------------                  $---------           $----------

         The Seller has also agreed to pay _______________ a structuring fee equal to $_______.

         In the respective Underwriting Agreements, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase
(i) all the Notes offered hereby if any of the Notes are purchased and (ii) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the covering page of this Prospectus, and to certain dealers at such prices less a concession not in excess of _____% per Class A-1 Note,_____% per Class A-2 Note and _____% per Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note and ____% per Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         The Representative has informed the Seller that it does not expect discretionary sales by the Underwriters to exceed 5% of the aggregate principal amount of the Notes and the Certificates being offered hereby.

         The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         ________________ is engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking services.

          Key Capital Markets, Inc. is a broker-dealer registered as such with the National Association of Securities Dealers, Inc., and commenced business on February 26, 1996. Key Capital Markets, Inc. has acted as an underwriter with respect to a variety of public finance transactions as well as several asset-backed securitizations for KeyCorp's subsidiaries. The Seller is an affiliate of Key Capital Markets, Inc.

         In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and the Certificates. Specifically, the Underwriters may overallot the offering, creating a short position in the Notes and the Certificates for their own account. The Underwriters may bid for and purchase Notes and Certificates in the open market to cover such short positions. In addition, the Underwriters may bid for and purchase Notes and Certificates in the open market to stabilize the price of the Notes and the Certificates. These activities may stabilize or maintain the market price of the Notes and the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller, the Master Servicer and the Administrator by Forrest
F. Stanley, Esq., General Counsel and Secretary of the Seller, as counsel for the Seller, and by Jones, Day, Reavis & Pogue, Columbus, Ohio and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal and Pennsylvania state income tax and other matters will be passed upon for the Trust by Jones, Day, Reavis & Pogue.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                     PAGE

1992 Amendments....................................................... 51
91-day Treasury Bill Rate..............................................54
91-day Treasury bills.................................................. 7
AACSB................................................................. 46
Additional Fundings...................................................106
Additional Student Loans...............................................11
Administration Agreement................................................6
Administration Fee.....................................................19
Administrator...........................................................6
Administrator Default..................................................10
Applicable Trustee....................................................100
ASA  ...................................................................3
Assigned Rights........................................................25
Auction Purchase Amount................................................23
Available Funds........................................................36
BAL Loans..............................................................47
Bank ..................................................................41
BEL Loans..............................................................47
Benefit Plan............................................................1
Capped Amount..........................................................22
Cede ...................................................................4
Cedel...................................................................5
Cedel Participants....................................................100
Certificate Balance....................................................89
Certificate Final Maturity Date........................................ 9
Certificate Pool Factor................................................89
Certificate Rate.......................................................93
Certificateholder......................................................91
Certificateholders......................................................1
Certificateholders' Distribution Amount...............................111
Certificateholders' Interest Carryover Shortfall.......................95
Certificateholders' Interest Distribution Amount.......................94
Certificateholders' Interest Index Carryover............................8
Certificateholders' Principal Carryover Shortfall.....................114
Certificateholders' Principal Distribution Amount.....................114
Certificates............................................................1
Class A-1 Final Maturity Date.......................................... 9
Class A-1 Notes.........................................................1
Class A-1 Rate.........................................................91
Class A-2 Final Maturity Date.......................................... 9
Class A-2 Notes.........................................................1
Class A-2 Rate.........................................................91
Class A-1 Note Pool Factor.............................................89
Class A-2 Note Pool Factor.............................................89
Closing Date............................................................6
Code .................................................................126
Collection Account.....................................................16
Collection Period......................................................10
Commission..............................................................4
Consolidation Loans....................................................34
Cooperative...........................................................102
Covered Losses........................................................115
CSLP ...................................................................3
DAL Loans..............................................................47
deferral...............................................................57
Deferral Period........................................................55
Definitive Certificates...............................................103
Definitive Notes......................................................103
Definitive Securities.................................................103
Department..............................................................3
Depositaries..........................................................100
Depository.............................................................91
Determination Date....................................................112
Distribution Dates......................................................6
DOE Data Book..........................................................79
DTC  ...................................................................4
Eligible Deposit Account..............................................106
Eligible Institution..................................................106
Eligible Investments...................................................15
Eligible Lender Trustee.................................................6
Eligible Student.......................................................47
ELSI ..................................................................84
ERISA..................................................................24
Escrow Account.........................................................58
Euroclear...............................................................5
Euroclear Operator....................................................102
Euroclear Participants................................................101
Event of Default.......................................................97
Excess Interest.......................................................115
Excess Servicing Fee...................................................22
Exchange Act............................................................4
Expected Interest Collections..........................................92
FDIA ..................................................................32
FDIC ..................................................................31
Federal Assistance.....................................................52
Federal Consolidation Loans............................................57
Federal Direct Student Loan Program....................................29
Federal Guarantee Agreements...........................................45
Federal Guarantors.....................................................12
Federal Loans..........................................................47
Federal Origination Fee................................................59
Federal Programs.......................................................51
FFELP..................................................................31
Final Subsequent Transfer Date.........................................18
Financed Private Loans.................................................12
Financed Student Loans..................................................1
FIRREA.................................................................32
forbearance............................................................55
Forbearance Periods....................................................35
foreign person........................................................131
Funding Period.........................................................10
GAL Loans..............................................................47
Grace..................................................................71
Grace Period...........................................................54
Guarantee Agreement....................................................28
Guarantee Agreements...................................................25
Guarantee Fee Advance..................................................62
Guarantee Payments.....................................................28
Guarantor..............................................................45
Guarantors.............................................................12
Indenture...............................................................6
Indenture Trustee.......................................................6
Indirect Participants.................................................100
Initial Financed Student Loans.........................................10
Initial Pool Balance...................................................18
In-School..............................................................71
Interest Period.........................................................7
Interest Subsidy Payments..............................................52
Investment Earnings...................................................106
IRS  .................................................................129
LAL Loans..............................................................47
Liquidated Student Loans..............................................112
Liquidation Proceeds..................................................112
Lock-In Period.........................................................95
LSAC ..................................................................46
MAL Loans..............................................................47
Margin..................................................................7
Master Servicer.........................................................5
Minimum Purchase Amount................................................23
Monthly Servicing Payment Date.........................................17
Negative Carry Account.................................................18
Negative Carry Account Initial Deposit.................................18
new borrowers..........................................................53
Noteholder............................................................100
Noteholders............................................................38
Noteholders' Distribution Amount......................................115
Noteholders' Interest Carryover Shortfall.............................115
Noteholders' Interest Distribution Amount.............................115
Noteholders' Interest Index Carryover...................................8
Noteholders' Principal Carryover Shortfall............................115
Noteholders' Principal Distribution Amount............................115
Notes...................................................................1
NSLP ..................................................................11
Obligors..............................................................116
OID  .................................................................130
OSFA ..................................................................11
Other Additional Funding Subaccount....................................15
Other Additional Pre-Funded Amount.....................................11
Other Student Loans....................................................11
Overcollateralization Adjustment......................................116
Overcollateralization Amount...........................................15
Participants...........................................................91
PHEAA...................................................................3
Plan Assets...........................................................138
Plans.................................................................137
Pool Balance...........................................................14
Pool Factor............................................................89
portfolio interest....................................................131
Pre-Funded Amount......................................................14
Pre-Funding Account....................................................14
Principal Distribution Adjustment.....................................116
Principal Distribution Amount.........................................116
Private Consolidation Guarantee Fee....................................63
Private Consolidation Loans............................................62
Private Loan Repayment Commencement Date...............................61
Private Loans..........................................................29
Purchase Amount.......................................................105
Purchase Price.........................................................15
Realized Losses.......................................................117
Record Date.............................................................7
Registration Statement..................................................4
REL Loan...............................................................30
Related Documents..................................................... 99
Repayment..............................................................71
Reserve Account........................................................19
Reserve Account Covered Amount........................................117
Reserve Account Initial Deposit........................................19
Rules.................................................................101
Sale and Servicing Agreement...........................................10
Securities..............................................................1
Securities Act..........................................................4
Securityholder........................................................100
Securityholders.........................................................5
Seller..................................................................5
Seller Insolvency Event...............................................124
Seller Trusts..........................................................33
Servicer................................................................5
Servicer Default.......................................................10
Servicers...............................................................5
Servicing Fee..........................................................17
SLS Loans..............................................................47
SLS Program............................................................56
Special Allowance Payments.............................................52
Special Determination Date..............................................3
Specified Credit Enhancement Amount....................................18
Specified Overcollateralization Amount.................................18
Specified Reserve Account Balance.....................................118
Stafford Loans.........................................................47
Statistical Cutoff Date................................................ 9
Student Loan Rate.......................................................8
Student Loans.......................................................... 9
Subsequent Cutoff Date................................................108
 Subsequent Financed Student Loans.....................................11
Subsequent Pool.........................................................3
Subsequent Pool Pre-Funded Amount.......................................3
Subsequent Pool Pre-Funding Subaccount.................................14
Tax Counsel...........................................................129
T-Bill..................................................................1
TERI ..................................................................12
Terms and Conditions..................................................102
Transfer Agreement....................................................108
Transfer and Servicing Agreements......................................21
Transfer Date.........................................................108
Trust...................................................................1
Trust Accounts........................................................106
Trust Agreement.........................................................6
UCC  .................................................................126
Underlying Federal Loan................................................57
Underlying Private Loans...............................................62
Underwriters..........................................................139
Underwriting Agreements...............................................139
UNIPAC..................................................................3
Unsubsidized Stafford Loans............................................52
USAF ..................................................................12
Withholding Proposals.................................................131

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                     TABLE OF CONTENTS

                                                     PAGE
Available Information................................  3
Reports to Securityholders...........................  4
Incorporation of Certain Documents by Reference......  4
Summary of Terms.....................................  5
Risk Factors......................................... 24
Formation of the Trust............................... 28
Use of Proceeds...................................... 40
The Seller, the Administrator and the Master
  Servicer........................................... 40
The Servicers........................................ 41
The Student Loan Financing Business.................. 44
The Financed Student Loan Pool....................... 63
Pool Factors and Trading Information................. 88
Description of the Securities........................ 90
Description of the Transfer
  and Servicing Agreements...........................103
Certain Legal Aspects of the
  Financed Student Loans.............................125
Material Tax Consequences............................128
ERISA Considerations.................................136
Underwriting.........................................137
Legal Matters........................................139
Index of Principal Terms.............................140

     UNTIL ___________, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   $__________

                        KEYCORP STUDENT LOAN TRUST 1997-A

                                   $__________
                             FLOATING RATE CLASS A-1
                               ASSET BACKED NOTES

                                   $__________
                             FLOATING RATE CLASS A-2
                               ASSET BACKED NOTES

                                   $__________
                                  FLOATING RATE
                            ASSET BACKED CERTIFICATES

                       KEY BANK USA, NATIONAL ASSOCIATION
                           SELLER AND MASTER SERVICER


                                   PROSPECTUS


                            KEY CAPITAL MARKETS, INC.

                                                              [ALTERNATE PAGE]

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                               [ALTERNATE PAGE]

                 SUBJECT TO COMPLETION, DATED JULY 18, 1997
                                  $------------
                        KEYCORP STUDENT LOAN TRUST 1997-A
             $___________ Floating Rate Class A-1 Asset Backed Notes
            $____________ Floating Rate Class A-2 Asset Backed Notes
              $____________ Floating Rate Asset Backed Certificates

                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

     The KeyCorp Student Loan Trust 1997-A (the "Trust") will issue $____________ aggregate principal amount of Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $____________ aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, with the Class A-1 Notes, the "Notes"), and $____________ aggregate principal amount of Floating Rate Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). The assets of the Trust will include a pool of law school, medical school, dental school, graduate business school, and other graduate and undergraduate school student loans purchased by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from Key Bank USA, National Association (the "Seller") (such loans, together with any Additional Student Loans purchased from the Seller from time to time by the Eligible Lender Trustee on behalf of the Trust, the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Negative Carry Account and the Pre-Funding Account). The Notes will be collateralized by the assets of the Trust. The interests of the Certificateholders in the assets of the Trust will be subordinated to payments of interest and principal due on the Notes to the extent described herein. Funds on deposit in the Pre-Funding Account will be used from time to time during the Funding Period to purchase Additional Student Loans and to make certain other additional fundings with respect to the Financed Student Loans.

     The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Interest on and principal of the Securities will be payable quarterly on or about the twenty-seventh day of each ________, ________, ________ and ________, commencing
________, 1997 (each, a "Distribution Date"); provided, that no distributions in respect of principal of the Class A-2 Notes will be payable until the Class A-1 Notes are paid in full, and no distributions in respect of principal of the Certificates will be payable until the Class A-2 Notes are paid in full. Interest will accrue, subject to certain limitations described herein, for each quarterly interest period on each class of Securities at a per annum rate equal to the T-Bill Rate (determined as described herein) plus the Margin. The Margin will be ____% for the Class A-1 Notes, ____% for the Class A-2 Notes and _____% for the Certificates. The final maturity date for the Class A-1 Notes will be the ________ Distribution Date, the final maturity date for the Class A-2 Notes will be the ________Distribution Date and the final maturity date for the Certificates will be the ________Distribution Date. (continued on following page) PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 24.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE MASTER SERVICER, THE SERVICERS OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                             UNDERWRITING      PROCEEDS
                              PRICE TO       DISCOUNTS         TO THE
                                 THE           AND            SELLER(1)
                               PUBLIC       COMMISSIONS

Per Class A-1 Note              ___%           ___%            _____%
Per Class A-2 Note              ___%           ___%            _____%
Per Certificate                 ___%           ___%            _____%
Total                        $_________      $________        $________


(1)      Before deducting expenses, estimated to be $________.
     The Notes and the Certificates are offered by ___, _____ and Key Capital Markets, Inc. (the "Underwriters") when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also Cedel Bank, societe anonyme and the Euroclear System on or about ________, 1997.

     This Prospectus is to be used by Key Capital Markets, Inc. ("KCMI") an affiliate of the Seller in connection with offers and sales related to market-making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.
                 The date of this Prospectus is ________, 1997.

                                                            [Alternate Page]
(continued from preceding page)

     However, payment in full of the Notes and the Certificates could occur earlier than such final maturity dates as described herein. In addition, the Notes and the Certificates will be repaid (i) on any Distribution Date on which the Seller exercises its option to purchase the Financed Student Loans, exercisable when the aggregate principal balance of the Financed Student Loans is reduced to 5% or less of the Initial Pool Balance and (ii) upon the sale of any Financed Student Loans remaining in the Trust as of the end of the month preceding the ________ Distribution Date pursuant to the auction procedures described herein.

     On the date of issuance of the Securities, the aggregate principal balance of the Initial Financed Student Loans as of ________, 1997 will be approximately $________ and the aggregate amount on deposit in the Pre-Funding Account will be $________. Approximately $________ (the "Subsequent Pool Pre-Funded Amount") of the amount on deposit in the Pre-Funding Account will be set aside to purchase on or prior to ________, 1997 (the "Special Determination Date") Student Loans from a pool of Student Loans currently owned by the Seller (the "Subsequent Pool") having as of ________, 1997 the characteristics described herein. If as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date to Noteholders and Certificateholders as a prepayment of principal on a pro rata basis as described herein; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes. The Seller intends to sell all or substantially all of the Student Loans in the Subsequent Pool to the Trust on or prior to the Special Determination Date thereby avoiding any such prepayment of the Securities.

     The Financed Student Loans will be master serviced by Key Bank USA, National Association (in such capacity, the "Master Servicer"). The Master Servicer will initially designate the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA") and UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC") as the servicers of the Financed Student Loans. The Financed Student Loans will include loans guaranteed by PHEAA, American Student Assistance Guarantor, a non-profit corporation ("ASA"), the Nebraska Student Loan Program, an agency of the State of Nebraska ("NSLP"), the Florida Department of Education, an agency of the State of Florida ("OSFA"), USA Group, Inc., a non-profit corporation ("USAF"), the Colorado Student Loan Program, an agency of the State of Colorado ("CSLP") or the Texas Guaranteed Student Loan Corporation, an agency of the State of Texas ("TGSLC"), and reinsured by the United States Department of Education (the "Department") and loans privately guaranteed by The Education Resources Institute, Inc., a non-profit corporation ("TERI"), and not reinsured by the Department.

     Neither the Notes nor the Certificates will be listed on any national securities exchange. _________ and ________ intend to, and Key Capital Markets, Inc. may, make a secondary market in the Notes and the Certificates but none has any obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES AND CERTIFICATES TO COVER SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                                       [Alternate Page]

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates but will not be sent to any beneficial holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Securities--Book-Entry Registration" and "--Reports to Securityholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                              PROSPECTUS SUPPLEMENT

     On or about _______________, 1997, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement generally will include the information contained in the monthly statement furnished to Noteholders and Certificateholders. See "Description of the Securities--Reports to the Securityholders."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Trust Administrator, KeyCorp Student Loan Trust 1997-A. Telephone requests for such copies should be directed to the Education Resources Administrator at (800) 523-7248.

                                                              [Alternate Page]

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by KCMI, as affiliate of the Seller, in connection with offers and sales related to market-making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of KCMI are the sole obligations of KCMI and do not create any obligations on the part of any affiliate of KCMI.

     In connection with the offering, KCMI may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and the Certificates. Specifically, KCMI may overallot the offering, creating a short position in the Notes and the Certificates for its own account. KCMI may bid for and purchase Notes and Certificates in the open market to cover such short positions. In addition, KCMI may bid for and purchase Notes and Certificates in the open market to stabilize the price of the Notes and the Certificates. These activities may stabilize or maintain the market price of the Notes and the Certificates above independent market levels. KCMI is not required to engage in these activities, and may end these activities at any time.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

    SEC registration fee......................................   $    302.04
    Legal fees and expenses...................................           *
    Accounting fees and expenses..............................           *
    Rating agency fees........................................           *
    Eligible Lender Trustee fees and expenses.................           *
    Indenture Trustee fees and expenses.......................           *
    Printing and engraving....................................           *
    Servicer conversion fees..................................           *
    Miscellaneous.............................................           *
             Total............................................   $

-----------
* To be filed by Amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Paragraph (a) of Article Tenth of the Articles of Association of the Registrant (this "Association") provides as follows:

          (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this [Article Tenth] shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws [of this Association], or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (b) Notwithstanding division (a) of this [Article Tenth], no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

     Reference is made to Section 1701.13(E) of the General Corporation Law of the State of Ohio relating to indemnification of directors, officers and employees of an Ohio corporation. For the full text of Article Tenth of the Registrant's Articles of Association, reference is hereby made to Exhibit 3(a) hereto.

     The Registrant also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

ITEM 16.  EXHIBITS.

1.1.          Form of Underwriting Agreement for Notes*
1.2.          Form of Underwriting Agreement for Certificates*
3.1.          Articles of Association of Key Bank USA, National
              Association*
3.2.          Bylaws of Key Bank USA, National Association*
4.1. Form of Indenture between the Trust and the Indenture Trustee (including as exhibits thereto a form of Floating Rate Asset Backed Note)*
4.2. Form of Amended and Restated Trust Agreement between Key Bank USA, National Association and the Eligible Lender Trustee (including as an exhibit thereto a form of Floating Rate Asset Backed Certificate)*
5.1. Opinion of Forrest F. Stanley, Esq. with respect to legality*
8.1. Opinion of Jones, Day, Reavis & Pogue with respect to federal and Pennsylvania tax matters*
10.1. Form of Sale and Servicing Agreement among the Seller, the Master Servicer, the Trust, the Eligible Lender Trustee and the Administrator*
10.2. Form of Supplemental Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Administrator and Master Servicer, the Trust and the Eligible Lender Trustee*
10.3. Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee*
10.4.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and PHEAA*
10.5.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and ASA*
10.6.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and NSLP*
10.7.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and OSFA*
10.8.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and USAF*
10.9.         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and CSLP*
10.10         Form of Guarantee Agreement between the Eligible
              Lender Trustee on behalf of the Trust  and TGSLC*
10.11. Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the Trust, Key Bank USA, National Association, as Seller, and TERI*
23.1. Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5.1)*
23.2.         Consent of Jones, Day, Reavis & Pogue (included as
              Exhibit 8.1)*
24.1.         Powers of Attorney of directors and officers of Key
              Bank USA, National Association
25.1. Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee*

---------------------
*       To be filed by Amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

          (1) To provide to the Underwriters at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (5) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 17, 1997.

                                    KEY BANK USA, NATIONAL
                                    ASSOCIATION


                                    By:  /S/ FORREST F. STANLEY
                                         Forrest F. Stanley, Secretary


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 17, 1997, by the following persons in the capacities indicated.

      SIGNATURE                                          TITLE

          *                                     Principal Executive Officer
  A. Jay Meyerson                               and Director

          *                                     Principal Financial Officer
  Ronald J. Nicolas, Jr.

          *                                     Principal Accounting Officer
  Joseph A. Pampush

          *                                     Director
  Lee Irving

          *                                     Director
  Craig C. Brooks

          *                                     Director
  Allen J. Gula, Jr.

          *                                     Director
  Jeanne B. Krips

          *                                     Director
  John H. Mancuso

          *                                     Director
  Kevin M. Blakely

          *                                     Director
  K. Brent Somers

          *                                     Director
  Stephen E. Wall




*By:     /S/ FORREST F. STANLEY
         Forrest F. Stanley
         Attorney-in-Fact
         July 17, 1997

                                  EXHIBIT INDEX

EXHIBIT                                                           SEQUENTIAL
  NO.     DESCRIPTION OF EXHIBIT                                 PAGE NUMBER

1.1.      Form of Underwriting Agreement for Notes*
1.2.      Form of Underwriting Agreement for Certificates*
3.1.      Articles of Association of Key Bank USA, National
          Association*
3.2.      Bylaws of Key Bank USA, National Association*
4.1.      Form of Indenture between KeyCorp Student Loan
          Trust 1997-A (the "Trust") and Bankers Trust Company
          (the "Indenture Trustee") (including as exhibits
          thereto a form of Floating Rate Asset Backed Note)*
4.2. Form of Amended and Restated Trust Agreement between Key Bank USA, National Association and The First National
          Bank of Chicago (the "Eligible Lender Trustee")
          (including as an exhibit thereto a form of Floating
          Rate Asset Backed Certificate)*
5.1.      Opinion of Forrest F. Stanley, Esq. with respect to
          legality*
8.1. Opinion of Jones, Day, Reavis & Pogue with respect to federal and Pennsylvania tax matters*
10.1. Form of Sale and Servicing Agreement among Key Bank USA, National Association (in its capacity as the Seller, the Master Servicer and the Administrator), the Trust
          and the Eligible Lender  Trustee*
10.2. Form of Supplemental Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Administrator and Master Servicer, the Trust and the Eligible Lender Trustee *
10.3. Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee*
10.4. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and the Pennsylvania Higher Education Assistance Agency ("PHEAA")*
10.5. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and American Student Assistance Guarantor ("ASA")*
10.6. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and the Nebraska Student Loan Program ("NSLP")*
10.7. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and the Florida Department of Education ("OSFA")*
10.8. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and USA Group, Inc. ("USAF")*
 10.9. Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and the Colorado Student Loan Program ("CSLP")*
10.10 Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the Trust and the Texas Guaranteed Student Loan Corporation ("TGSLC")
10.11. Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the Trust, Key Bank USA, National Association and The Education Resources Institute,
          Inc. ("TERI")*
23.1.     Consent of Forrest F. Stanley, Esq. (included as part
          of Exhibit 5.1)*
23.2.     Consent of Jones, Day, Reavis & Pogue (included as
          Exhibit 8.1)*
24.1.     Powers of Attorney of directors and officers of Key
          Bank USA, National Association
25.1.     Statement of Eligibility under the Trust Indenture Act
          of 1939 of the  Indenture Trustee*
---------------------
*       To be filed by Amendment.